As filed with the Securities and Exchange Commission on February 26, 2013

Registration No. 333- 185746

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Dycom Investments, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	2621	30-0128712
(State or other jurisdiction of incorporation or organization)	(Primary standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

11770 U.S. Highway 1, Suite 101

Palm Beach Gardens, Florida 33408

(561) 627-7171

(Address and telephone number of Registrant’s principal executive offices)

SEE TABLE OF ADDITIONAL REGISTRANTS

Richard B. Vilsoet

Vice President, Secretary and General Counsel

Dycom Investments, Inc.

11770 U.S. Highway 1, Suite 101

Palm Beach Gardens, Florida 33408

(Name, address and telephone number of agent for service)

with a copy to:

Robert C. Treuhold

Shearman & Sterling LLP

599 Lexington Avenue

New York, New York 10022

(212) 848-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Name	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code	Address of Principal Executive Offices
Ansco & Associates, LLC	Delaware	22-3882751	1623	2-A Oak Branch Drive Greensboro, NC 27407 (336) 852-3433
Apex Digital, LLC	Delaware	22-3882756	1623	450 Pryor Boulevard Sturgis, KY 42459 (270) 333-3360
Blair Park Services, LLC	Delaware	20-5566110	1623	185 Titus Avenue, Warrington, PA 18976 (866) 993-1707
Broadband Express, LLC	Delaware	20-0254816	1623	374 Westdale Avenue Westerville, OH 43082 (800) 875-2225
Broadband Installation Services, LLC	Delaware	20-0254554	1623	374 Westdale Avenue Westerville, OH 43082 (800) 875-2225
C-2 Utility Contractors, LLC	Delaware	14-1859234	1623	33005 Roberts Court Coburg, OR 97408 (541) 741-2211
Cable Connectors, LLC	Delaware	22-3882761	1623	111 Connector Way Greenwood, SC 29649 (864) 227-0055
CableCom of California, Inc.	Delaware	37-1448808	1623	8602 Maltby Road Woodinville, WA 98072 (360) 668-1300
CableCom, LLC	Delaware	14-1859237	1623	8602 Maltby Road Woodinville, WA 98072 (360) 668-1300
Can-Am Communications, Inc.	Delaware	02-0413153	1623	8602 Maltby Road Woodinville, WA 98072 (360) 668-1300
Cavo Broadband Communications, LLC	Delaware	20-8766849	1623	12191 S. Rhea Drive Plainfield, IL 60585 (815) 439-8289
CCLC, Inc.	Delaware	74-2947665	1623	5132 State Hwy 12 South, Norwich, NY 13815 (800) 443-6277
CertusView Leasing, LLC	Delaware	26-2670502	1623	3960 RCA Blvd., Suite 6002 Palm Beach Gardens, FL 33410 (561) 904-3901
CMI Services, Inc.	Florida	59-3371172	1623	1555 South Boulevard, Chipley, FL 32428 (850) 638-0429

1

Name	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code	Address of Principal Executive Offices
Communication Services, LLC	North Carolina	27-3857792	1623	6920 E. Marshville Blvd. Marshville, NC 28103 (704) 624-1800
Communications Construction Group, LLC	Delaware	22-3882744	1623	235 East Gay Street West Chester, PA 19380 (610) 696-1800
Dycom Capital Management, Inc.	Delaware	61-1431611	1623	11770 U.S. Hwy 1, Suite 101 Palm Beach Gardens, FL 33408 (561) 627-7171
Dycom Corporate Identity, Inc.	Delaware	30-0128727	1623	11770 U.S. Hwy 1, Suite 101 Palm Beach Gardens, FL 33408 (561) 627-7171
Dycom Identity, LLC	Delaware	01-0775293	1623	11770 U.S. Hwy 1, Suite 101 Palm Beach Gardens, FL 33408 (561) 627-7171
Dycom Industries, Inc.	Florida	59-1277135	1623	11770 U.S. Hwy 1, Suite 101 Palm Beach Gardens, FL 33408 (561) 627-7171
E A Technical Services, Inc.	Georgia	58-1968340	1623	1220 Old Alpharetta Road, Suite 390, Alpharetta, GA 30005 (678) 455-7266
Engineering Associates, Inc.	Georgia	58-0634542	1623	1220 Old Alpharetta Road, Suite 390, Alpharetta, GA 30005 (678) 455-7266
Ervin Cable Construction, LLC	Delaware	22-3882749	1623	450 Pryor Boulevard Sturgis, KY 42459 (270) 333-3360
Global Enercom Management, Inc.	Delaware	76-0598339	1623	1220 Old Alpharetta Road, Suite 390, Alpharetta, GA 30005 (678) 455-7266
Globe Communications, LLC	North Carolina	14-1859226	1623	950 48th Ave., North, Ste. 100 Myrtle Beach, SC 29577 (843) 839-5544
Golden State Utility Co.	Delaware	76-0567490	1623	4425 Farm Supply Drive, Ceres, CA 95307 (209) 579-3400

2

Name	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code	Address of Principal Executive Offices
Installation Technicians, LLC	Florida	22-3882752	1623	6621 Asheville Hwy. Knoxville, TN 37924 (865) 521-6795
Ivy H. Smith Company, LLC	Delaware	22-3882755	1623	2-A Oak Branch Drive Greensboro, NC 27407 (336) 292-7020
Kanaan Communications, LLC	Delaware	45-3783162	1623	374 Westdale Avenue Westerville, Ohio 43082 (734) 309-2128
Lambert’s Cable Splicing Company, LLC	Delaware	05-0542669	1623	2521 South Wesleyan Blvd. Rocky Mount, NC 27803 (252) 442-9777
Locating, Inc.	Washington	91-1238745	1623	2002 W. Valley Hwy., Ste. 600 Auburn, WA 98001 (425) 392-6412
Midtown Express, LLC	Delaware	61-1457300	1623	55-60 58th Street Maspeth, NY 11378 (718) 628-3420
NeoCom Solutions Holdings, LLC	Delaware	27-4219714	1623	10064 Main Street Woodstock, GA 30188 (678) 238-1818
NeoCom Solutions, Inc.	Georgia	58-2593521	1623	10064 Main Street Woodstock, GA 30188 (678) 238-1818
Nichols Construction, LLC	Delaware	05-0542659	1623	1098 Clear Creek Road Vansant, VA 24656 (276) 597-7441
Niels Fugal Sons Company of California, Inc.	Delaware	37-1448812	1623	1005 South Main Pleasant Grove, UT 84062 (888) 785-3152
Niels Fugal Sons Company, LLC	Delaware	05-0542654	1623	1005 South Main Pleasant Grove, UT 84062 (888) 785-3152
North Sky Communications, Inc.	Delaware	76-0605490	1623	11818 SE Mill Plain Blvd Suite 140, Vancouver, WA 98684 (800) 755-6920
OSP Services, LLC	Delaware	57-1209653	1623	4315 Metro Parkway, Ste. 410 Ft. Myers, FL 33916 (239) 454-1944
Parkside Site & Utility Company Corporation	Delaware	76-0612181	1623	2229 Plainfield Pike, Johnstown, RI 02919 (401) 944-1919

3

Name	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code	Address of Principal Executive Offices
Parkside Utility Construction, LLC	Delaware	26-1581998	1623	219 Ruth Road, Harleysville, PA, 19438 (215) 513-9500
Pauley Construction Inc.	Arizona	83-0678047	1623	2021 West Melinda Lane, Phoenix, AZ 85027 (800) 645-6047
PBG Acquisition III, LLC	Delaware	45-2994368	1623	11770 U.S. Hwy 1, Suite 101, Palm Beach Gardens, FL 33408 (561) 627-7171
Point to Point Communications, Inc.	Louisiana	72-0968130	1623	6401 Harney Road, Suite A Tampa, FL 33610 (813) 623-1233
Precision Valley Communications of Vermont, LLC	Delaware	81-0581053	1623	333 River Street Springfield, VT 05156 (800) 773-9317
Prince Telecom of California, Inc.	Delaware	27-1121200	1623	551A Mews Drive New Castle, DE 19720 (302) 324-1800
Prince Telecom, LLC	Delaware	51-0381976	1623	551A Mews Drive New Castle, DE 19720 (302) 324-1800
Professional Teleconcepts, Inc.	Illinois	36-3785874	1623	5132 State Hwy 12 South, Norwich, NY 13815 (800) 443-6277
Professional Teleconcepts, Inc.	New York	16-1246233	1623	5132 State Hwy 12 South, Norwich, NY 13815 (800) 443-6277
RJE Telecom of California, Inc.	Delaware	20-1787476	1623	4315 Metro Parkway, Ste. 410 Ft. Myers, FL 33916 (239) 454-1944
RJE Telecom, LLC	Delaware	57-1209651	1623	4315 Metro Parkway, Ste. 410 Ft. Myers, FL 33916 (239) 454-1944
S.T.S., LLC	Tennessee	48-1287356	1623	Four Concourse Pkwy, Ste. 250 Atlanta, GA 30328 (678) 461-3900
Spalj Construction Company	Delaware	76-0567489	1623	22360 County Road 12, Deerwood, MN 56444 (218) 546-6022
Spectrum Wireless Solutions, Inc.	Delaware	76-0605511	1623	5132 State Hwy 12 South, Norwich, NY 13815 (800) 443-6277

4

Name	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code	Address of Principal Executive Offices
Star Construction, LLC	Delaware	14-1856794	1623	6621 Asheville Highway Knoxville, TN 37924 (865) 521-6795
Stevens Communications, LLC	Delaware	05-0542662	1623	995 Cripple Creek Drive Lawrenceville, GA 30043 (800) 367-6606
TCS Communications, LLC	Delaware	14-1856793	1623	2045 W. Union Ave., Bldg. E Englewood, CO 80110 (303) 377-3800
Tesinc of California, Inc.	Delaware	61-1431612	1623	6401 Harney Road, Suite A, Tampa, FL 33610 (813) 623-1233
Tesinc, LLC	Delaware	14-1856791	1623	6401 Harney Road, Suite A, Tampa, FL 33610 (813) 623-1233
Tjader, L.L.C.	Delaware	76-0654709	1623	22360 County Road 12, Deerwood, MN 56444 (218) 546-6022
Trawick Construction Company, Inc.	Florida	59-0907078	1623	1555 South Boulevard, Chipley, FL 32428 (850) 638-0429
Triple-D Communications, LLC	Delaware	14-1856789	1623	3006 Park Central Avenue Nicholasville, KY 40356 (859) 887-4683
U G T I	California	77-0181451	1623	Four Concourse Pkwy, Ste. 250, Atlanta, GA 30328 (678) 461-3900
Underground Specialties, LLC	Delaware	14-1856787	1623	33005 Roberts Court Coburg, OR 97408 (541) 741-2211
UtiliQuest, LLC	Georgia	58-2379970	1623	Four Concourse Pkwy, Ste. 250, Atlanta, GA 30328 (678) 461-3900
VCI Construction, Inc.	Delaware	76-0589274	1623	1921 West 11th Street, Upland, CA 91786 (909) 946-0905
VCI Utility Services, Inc.	Delaware	46-1309281	1623	1921 West 11th Street, Upland, CA 91786 (909) 946-0905
White Mountain Cable Construction, LLC	Delaware	14-1856798	1623	2113 Dover Road Epsom, NH 03234 (800) 233-7350

5

The information in this prospectus is not complete and may be changed. We may not sell securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is prohibited.

SUBJECT TO COMPLETION, DATED FEBRUARY 26, 2013

PROSPECTUS

OFFER TO EXCHANGE

all outstanding unregistered 7.125% Senior Subordinated Notes due 2021

(CUSIP# 267482 AF4/U26725 AC2)

that were issued on December 12, 2012

($90,000,000 aggregate principal amount)

for

7.125% Senior Subordinated Notes due 2021

that have been registered under the Securities Act of 1933

($90,000,000 aggregate principal amount)

TERMS OF THE EXCHANGE OFFER

This prospectus and accompanying letter of transmittal relate to the proposed offer by Dycom Investments, Inc., a Delaware corporation (the “Issuer”), to exchange up to $90,000,000 aggregate principal amount of 7.125% Senior Subordinated Notes due 2021, which are registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its unregistered 7.125% Senior Subordinated Notes due 2021 that were issued on December 12, 2012. The exchange notes are guaranteed, jointly and severally, on an unsecured senior subordinated basis as to payment of principal and interest by Dycom Industries, Inc., a Florida corporation, and its existing and future subsidiaries that guarantee any credit facility of Dycom Industries, Inc. (collectively, the “guarantors”). The unregistered notes have certain transfer restrictions. The exchange notes will be freely transferable.

•	THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON , 2013, UNLESS WE EXTEND THE OFFER.

•	Tenders of outstanding unregistered notes may be withdrawn at any time before 5:00 P.M. on the date the exchange offer expires.

•	All outstanding unregistered notes that are validly tendered and not validly withdrawn will be exchanged.

•

The terms of the exchange notes to be issued are substantially similar to the unregistered notes, except they are registered under the Securities Act, do not have any transfer restrictions and do not have registration rights or rights to additional interest.

•	The exchange of unregistered notes for exchange notes will not be a taxable event for U.S. federal income tax purposes.

•	Dycom Investments, Inc. will not receive any proceeds from the exchange offer.

•	The exchange notes will not be listed on any exchange.

Each broker-dealer that receives exchange notes for its own account must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. The letter of transmittal accompanying this prospectus states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. A broker-dealer may use this prospectus, as we may amend or supplement it in the future, for resales of exchange notes. We will make this prospectus available to any broker-dealer for use in connection with any such resale for a period of 180 days after the date of consummation of this exchange offer.

Please see “Risk Factors” beginning on page 16 for a discussion of certain factors you should consider in connection with the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     .

Each holder of an unregistered note wishing to accept the exchange offer must deliver the unregistered note to be exchanged, together with the letter of transmittal that accompanies this prospectus and any other required documentation, to the exchange agent identified in this prospectus. Alternatively, you may effect a tender of unregistered notes by book-entry transfer into the exchange agent’s account at The Depository Trust Company (“DTC”). All deliveries are at the risk of the holder. You can find detailed instructions concerning delivery in the section called “The Exchange Offer” in this prospectus and in the accompanying letter of transmittal.

This prospectus incorporates important business and financial information that is not included in or delivered with this prospectus. Information incorporated by reference is available without charge to holders of our unregistered 7.125% Senior Subordinated Notes due 2021 upon written or oral request to Dycom Industries, Inc., 11770 U.S. Highway 1, Suite 101, Palm Beach Gardens, Florida 33408, Attention: Investor Relations, telephone number (561) 627-7171. Any request for documents should be made by                     , 2013 to ensure timely delivery of the documents prior to the expiration of the exchange offer.

None of Dycom Industries, Inc., Dycom Investments, Inc. or the other guarantors have authorized anyone to provide you with any information or to make any representation other than as contained in this prospectus or that may be incorporated by reference into this prospectus. None of Dycom Industries, Inc., Dycom Investments, Inc. or any other guarantors take any responsibility for, or can provide any assurance as to the reliability of, any information others may give you. You should not assume that the information contained in this prospectus or that may be incorporated by reference into this prospectus is accurate as of any date other than the date on the front of this prospectus, or in the case of information that may be incorporated by reference into this prospectus, as of the date of such information, regardless of the time of delivery of this prospectus or any sale of the securities offered hereby.

Neither the Securities and Exchange Commission (the “SEC”), any state securities commission nor any other regulatory authority has approved or disapproved the securities offered hereby, nor have any of the foregoing authorities passed upon or endorsed the merits of this exchange offer or the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. We are not making an offer of these securities in any state where the offer is not permitted.

In this prospectus, including the documents that may be incorporated by reference in this prospectus, we rely on and refer to information and statistics regarding our industry which are based on independent industry publications, government publications, reports by market research firms or other published independent sources. We obtained this market data from independent industry publications or other publicly available information. Certain information is based on estimates of management. These estimates have been derived from our knowledge of our industry and the markets in which we compete, which we believe to be accurate.

This prospectus contains summaries of certain documents, but reference is made to the actual documents for complete information. All such summaries are qualified in their entirety by such reference. Copies of documents referred to herein will be made available to holders of unregistered notes upon request to us. See “Where You Can Find Additional Information.”

In this propectus, except as otherwise indicated, “Dycom,” “the Company,” “we,” “our,” and “us” refer to Dycom Industries, Inc., the parent company of the Issuer, and its consolidated subsidiaries, including the Issuer. References to the “Issuer” refer only to Dycom Investments, Inc., the Issuer of the notes offered hereby. Our fiscal year ends on the last Saturday in July in each applicable year. References in this prospectus to: “fiscal 2012,” “fiscal 2011,” “fiscal 2010,” “fiscal 2009” and “fiscal 2008” are to the fiscal years ended July 28, 2012, July 30, 2011, July 31, 2010, July 25, 2009 and July 26, 2008, respectively. Fiscal 2012, 2011, 2009 and 2008 each consisted of 52 weeks, while fiscal 2010 consisted of 53 weeks, with the fourth quarter having 14 weeks of operations.

i

Whenever we refer in this prospectus to the 7.125% Senior Subordinated Notes due 2021, issued on December 12, 2012, we will refer to them as the “unregistered notes.” Whenever we refer in this prospectus to the registered 7.125% Senior Subordinated Notes due 2021 offered hereby, we will refer to them as the “exchange notes.” The unregistered notes and the exchange notes are collectively referred to as the “notes.”

ii

PROSPECTUS SUMMARY

This prospectus summary highlights selected information regarding us and this exchange offer appearing elsewhere in this prospectus. This summary is not complete and does not contain all of the information that may be important to you and that you should consider before tendering your unregistered notes for exchange notes pursuant to this exchange offer. For a more complete understanding of this offering, you should carefully read this entire prospectus, including the section entitled “Risk Factors” and the documents incorporated by reference.

The Company

Overview

We are a leading provider of specialty contracting services. These services, which are provided throughout the United States and in Canada, include engineering, construction, maintenance and installation services to telecommunications providers, underground facility locating services to various utilities, including telecommunications providers, and other construction and maintenance services to electric and gas utilities and others. For the fiscal year ended July 28, 2012, the percentage of our revenue by customer type from telecommunications, underground facility locating, and electric and gas utilities and other customers, was approximately 84.5%, 10.9%, and 4.6%, respectively.

Our current customers include leading telephone companies such as AT&T Inc. (“AT&T”), CenturyLink, Inc. (“CenturyLink”), Verizon Communications Inc. (“Verizon”), Windstream Corporation (“Windstream”), and Frontier Communications Corporation (“Frontier”), as well as telecommunication equipment and infrastructure providers such as Ericsson Inc. (“Ericsson”) and Crown Castle International Corporation (“Crown Castle”). We also provide telecommunications engineering, construction, installation and maintenance services to a number of cable television multiple system operators, including Comcast Corporation (“Comcast”), Charter Communications, Inc. (“Charter”), Time Warner Cable Inc. (“Time Warner Cable”), Cablevision Systems Corporation (“Cablevision”), and Bright House Networks. Premise wiring services are provided to various companies, as well as state and local governments. Our underground facility locating services are provided to telecommunication providers and to a variety of utility and gas companies, including AGL Services Company, Edison International, and Washington Gas Light Company. We also provide construction and maintenance services to a number of electric and gas utility companies, including Questar Gas.

A significant portion of our services are performed under master service agreements and other arrangements with customers that extend for periods of one or more years. We are currently a party to numerous master service agreements, generally having multiple agreements with each of our customers. Master service agreements generally contain customer-specified service requirements, such as discrete pricing for individual tasks. To the extent that such contracts specify exclusivity, there are often a number of exceptions, including the ability of the customer to issue work orders valued above a specified dollar amount to other service providers, perform work with the customer’s own employees, and use other service providers when jointly placing facilities with another utility. In most cases, a customer may terminate an agreement for convenience with written notice.

The specialty contracting services industry in which we operate is highly fragmented. It is characterized by a large number of participants, including several large companies as well as a significant number of small, privately owned, local competitors. We also face competition from the in-house service organizations of our existing and prospective customers, particularly telecommunications providers that employ personnel who perform some of the same services that we provide. The principal competitive factors for our services include geographic presence, breadth of service offerings, worker and general public safety, price, quality of service, and industry reputation. We believe that we compete favorably with our competitors on the basis of these factors.

The Transactions

This offering follows the consummation of the acquisition of certain telecommunications infrastructure subsidiaries from Quanta Services, Inc. and the Financing Transactions.

The Acquisition

On November 19, 2012, we announced the signing of a definitive share purchase agreement with Quanta Services, Inc. (“Seller”) to acquire certain of its telecommunications infrastructure operating units (collectively, “Target”) for approximately $275 million, which we refer to herein as the “Acquisition.” We completed the Acquisition on December 3, 2012.

Target is a telecommunications and broadband infrastructure solutions provider serving customers in North America, with the vast majority of its revenue being derived from telecommunications infrastructure services. The eight operating units that make up Target are headquartered in Arizona, California, Florida, Georgia, Pennsylvania, New York, Minnesota and Washington, which complements our existing infrastructure and customer base. Target provides infrastructure services and comprehensive network solutions to customers in the wireline and wireless telecommunications industry, as well as the cable television industry. Services offered include the design, installation, repair and maintenance of fiber optic, copper and coaxial cable networks used for video, data and voice transmission, as well as the design, installation and upgrade of wireless communications networks, including towers, switching systems and “backhaul” links from wireless systems to voice, data and video networks. Target generated total revenue for the twelve months ended September 30, 2012 of approximately $535 million. As of September 30, 2012, Target had more than 2,400 employees.

We believe the Acquisition strengthens our customer base, geographic scope and technical services offerings. In addition, it reinforces our rural engineering and construction capabilities, wireless construction resources, and broadband construction competencies. We also believe the Acquisition provides greater leverage of our operating scale. We expect these factors to provide us with incremental revenue, operating income and cash flow.

•

Expansion of Customer Relationships. Our acquisition of Target will expand our relationships with a number of significant customers, including AT&T, CenturyLink, Verizon, Comcast and Windstream. In addition, the Acquisition will expand our customer relationships by providing us with greater involvement in rural telecommunications markets where Target currently operates. The acquired subsidiaries have the following headquarter locations and serve rural and metropolitan areas: Deerwood, MN, Ceres, CA, Vancouver, WA, Upland, CA, Phoenix, AZ, Chipley, FL, Warrington, PA, Harleysville, PA, Alpharetta, GA and Norwich, NY. Each of these subsidiaries provides customers with localized knowledge and expertise.

•

Broadening Our Geographic Scope. Our acquisition of Target will expand our geographic scope by increasing our presence in several markets, particularly the western and upper midwestern regions of the United States. This will enhance our already strong national presence while maintaining Target’s strong local relationships.

•

Increasing Economies of Scale. Target is comprised of a complementary group of businesses offering substantially similar specialty contracting services as those currently provided by existing Dycom subsidiaries. The acquisition of Target provides greater operating scale to Dycom and provides greater economies of scale in areas such as fleet management, human resources and information technology.

We anticipate that we will incur integration costs of approximately $5 to $8 million for investments in information technology and process enhancements. The similarities between the acquired subsidiaries and the existing Dycom subsidiaries are expected to enhance the efficiency of the integration.

The Financing Transactions

In connection with the offering of the unregistered notes and the Acquisition, Dycom Industries Inc. entered into a new senior secured credit facility (the “senior secured credit facility”) in an aggregate principal amount of $400.0 million, consisting of a $125.0 million senior secured first lien term loan facility maturing in 2017 and a $275.0 million senior secured first lien revolving line of credit maturing in 2017. The senior secured credit facility is secured by the stock of substantially all of the wholly-owned, domestic subsidiaries of Dycom Industries, Inc. based on a standard of materiality, including substantially all subsidiaries acquired in the Acquisition, and was funded upon the closing of the Acquisition. See “Description of Our Senior Secured Credit Facility.” Also in connection with the offering of the unregistered notes and the Acquisition, Dycom Industries Inc. terminated its existing credit facility, under which at October 27, 2012 it had no outstanding borrowings and had $44.1 million of outstanding letters of credit. The issuance of the unregistered notes, the entering into of the senior secured credit facility, and the termination of the existing credit facility are collectively referred to herein as the “Financing Transactions.”

Specialty Contracting Services

Engineering. We provide outside plant engineers and drafters to telecommunication providers. These personnel design aerial, underground and buried fiber optic, copper, and coaxial cable systems that extend from the telephone company central office, or cable operator headend, to the consumer’s home or business. The engineering services we provide to telephone companies include: the design of service area concept boxes, terminals, buried and aerial drops, transmission and central office equipment; the proper administration of feeder and distribution cable pairs; and fiber cable routing and design. For cable television multiple system operators, we perform make-ready studies, strand mapping, field walk-out, computer-aided radio frequency design and drafting, and fiber cable routing and design. We obtain rights of way and permits in support of our engineering activities and those of our customers, and provide construction management and inspection personnel in conjunction with engineering services or on a stand-alone basis.

Construction, Maintenance, and Installation. We place and splice fiber, copper, and coaxial cables. In addition, we excavate trenches in which to place these cables; place related structures such as poles, anchors, conduits, manholes, cabinets and closures; place drop lines from main distribution lines to the consumer’s home or business; and maintain and remove these facilities. These services are provided to both telephone companies and cable television multiple system operators in connection with the deployment of new networks and the expansion or maintenance of existing networks. We provide civil and tower construction, lines and antenna installation, and foundation and equipment pad construction for wireless carriers, as well as equipment and material fabrication and site testing services. For cable television system operators, we install and maintain customer premise equipment such as digital video recorders, set up boxes and modems.

Premise Wiring. Premise wiring services are provided to various companies, as well as state and local governments. These services include the installation, repair and maintenance of telecommunications infrastructure within improved structures.

Underground Facility Locating Services. We provide underground facility locating services to a variety of utility companies, including telecommunication providers. Under various state laws excavators are required, prior to excavating, to request from utility companies the location of their underground facilities in order to prevent utility network outages and to safeguard the general public from the consequences of damages to underground utilities. Utility companies are required to respond within specified time periods to these requests to mark underground and buried facilities. Our underground facility locating services include locating telephone, cable television, power, water, sewer, and gas lines.

Electric and Gas Utilities and Other Construction and Maintenance Services. We perform construction and maintenance services for electric and gas utilities and other customers. These services are performed primarily on a stand-alone basis and typically include installing and maintaining overhead and underground power distribution lines. In addition, we periodically provide these services for the combined projects of telecommunication providers and electric utility companies, primarily in joint trenching situations, in which services are being delivered to new housing subdivisions. We also maintain and install underground natural gas transmission and distribution systems for gas utilities.

Competitive Strengths

Strong Long-Term Customer Relationships. We have developed and maintain strong, long-term relationships with many of our customers. A significant number of these customer relationships span decades and are managed locally, regionally and at our customers’ corporate offices. We believe our customers value our broad range of services, the resources we are able to supply to support large and complex projects, the technical expertise of our personnel, and our ability to offer a high level of service across a broad geographic footprint. Our customers include leading telephone companies such as AT&T, CenturyLink, Verizon, Windstream, and Frontier, as well as leading cable multiple system operators such as Comcast, Time Warner Cable, Charter, and Cablevision. In addition, our decentralized operations create multiple points of contact with customers, numerous individual relationships and numerous contract opportunities per customer. We believe the acquisition of Target will further broaden and strengthen our customer relationships with our existing customer base, while at the same time providing us greater customer diversification given Target’s higher percentage of rural customers.

Consistently Generate Positive Operating Cash Flow. We have generated positive operating cash flow during each fiscal year in the last 15 fiscal years, including during the downturn in the telecommunications industry during fiscal 2001 through 2003 and the more recent economic slowdown since 2009, and we have seen significant backlog growth in the last three years from new contract awards. The breadth and durability of our customer relationships is evidenced by the extensive number of multi-year master service and other long-term agreements we possess. We believe that this blue chip customer base contributed to our solid financial results even during cyclical downturns in the economy or in the telecommunications industry.

Solid Financial Strength. Our significant financial resources enable us to compete aggressively for large, complex projects, and we believe that customers view our financial strength favorably. We use our financial strength and our strong operating cash flows to differentiate our capabilities from our competitors when bidding for large contracts with significant start-up costs. When granting contacts, large telecommunications and utility customers may assess whether a vendor has sufficient financial resources to complete the contracts. We believe that many smaller, privately held, local competitors, are constrained in bidding for large-scale projects and in their ability to meet the exacting demands of these customers. Additionally, in difficult economic times, many smaller competitors are not able to update and replace their existing fleet due to capital constraints. Further, many projects require performance bonding and our ability to significantly expand our bonding capacity differentiates us from our competitors. Because of our record of generating positive operating cash flow and our conservative balance sheet, we are able to manage large projects with substantial ramp-up requirements that smaller, less financially stable competitors may be unable to undertake.

Scalable Operating Structure. We maintain a scalable operating structure that provides us with the flexibility to adjust our customers’ spending patterns. This flexibility allows us to maintain positive operating cash flows even during periods of lower demand for our services. In fiscal 2012, labor and labor related costs and subcontractor costs comprised approximately 72% of our costs of earned revenues. To the extent we utilize subcontracted labor to meet the demand for our services, we achieve additional flexibility in our labor-related costs and can avoid making fixed investments in specialized capabilities or equipment. We believe the acquisition of Target will further expand our operating scale and provide us with greater flexibility to adjust to our customers’ spending patterns.

Proven and Experienced Management Team. Our management team has substantial industry experience. Steven Nielsen, our President and Chief Executive Officer, has over 27 years of experience in various capacities both in our industry and in other related utility construction industries. Timothy Estes, our Chief Operating Officer, has over 39 years of experience in the telecommunications industry. In addition, members of our subsidiary management teams and Target management teams possess significant experience providing specialty contracting services.

Business Strategy

Capitalize on Long-Term Growth Drivers. We are well positioned to benefit from increased demand for reliable video, voice, and data services. As telecommunications networks experience increased demand for services, our customers must expand the capacity and improve the performance of their existing networks and, in certain instances, deploy new networks. This is increasingly important to our customers as the service offerings of the telephone and cable companies converge, with each offering reliable, competitively priced voice, video, and data services to consumers, and as fiber optic service providers increasingly deploy fiber networks directly to business and residential premises. We also have meaningfully increased our exposure to rural service providers in response to demand for rural fiber networks having significantly absorbed existing industry capacity. Additionally, mobile broadband service providers have seen dramatic increases in traffic over mobile broadband networks during the last several years driven by the proliferation of smart phones and other wireless data devices, and the mobile broadband industry is migrating from 3G technology to 4G. As a result of all these factors, our customers’ networks, both wireline and wireless, are increasingly facing demands for infrastructure upgrades that offer greater capacity and reliability, all of which increases the demand for the services we provide.

Selectively Increase Market Share. We believe our reputation for high quality service and our ability to provide services nationally create opportunities for expanding our market share. Our decentralized operating structure, consisting of hundreds of field offices throughout the lower 48 states and Canada, and numerous points of contact within customer organizations position us favorably to win new opportunities with existing customers. Our acquisition of Target will present us with new geographies in which to offer services to our existing customers and with opportunities to offer Target’s existing customer base services from our existing platform. Our significant financial resources enable us to address larger opportunities which some of our relatively capital-constrained competitors may be unable to perform. However, we do not intend to increase market share by pursuing unprofitable work.

Pursue Disciplined Financial and Operating Strategies. We manage the financial aspects of our business by centralizing certain activities which allow us to reduce costs through leveraging our scope and scale. Functions such as treasury, tax and risk management, the approval of capital equipment procurements, the design of employee benefit plans, as well as the review and promulgation of “best practices” in certain other aspects of our operations, are centralized. Additionally, we centralize efforts in information technology that are designed to support and enhance our operating efficiency. In contrast, we decentralize the recording of transactions and the financial reporting necessary for timely operational decisions. This decentralization provides greater accountability for business outcomes from our local decision makers. We also maintain a decentralized approach to marketing, field operations and ongoing customer service, empowering local managers to capture new business and execute contracts on a timely and cost-effective basis. This approach enables us to utilize our capital resources effectively and efficiently while retaining the organizational agility necessary to compete with our predominantly small, privately owned local competitors.

Pursue Other Selective Acquisitions. We selectively pursue acquisitions when we believe doing so is operationally and financially beneficial, although we do not rely on acquisitions solely for growth. In particular, we pursue acquisitions that we believe will provide us with incremental revenue and geographic diversification while complementing our existing operations. The Acquisition is a prime example of the type of opportunity that we will continue to seek out in the future, as it will allow us to expand our geographic reach while it will also reduce customer concentration. As a result of the Acquisition, our diversification among customers will increase. On a pro forma basis, combining Dycom customer revenue for the twelve months ended October 27, 2012 with Target customer revenue for the twelve months ended September 30, 2012, revenue from the top five customers would have been 52.8%, as compared to 59.6% for Dycom customer revenue alone. We generally target companies for acquisition that have defensible leadership positions in their market niches, profitability which meets or exceeds industry averages, proven operating histories, sound management, and certain clearly identifiable cost synergies.

Dycom Investments, Inc.

Dycom Investments, Inc., the Issuer of the exchange notes offered hereby, is a wholly-owned subsidiary of Dycom Industries, Inc. Dycom Investments, Inc. has no independent operations other than as a holding company. It was formed as a Delaware corporation in 2003.

Our and the Issuer’s principal executive offices are located at 11770 U.S. Highway 1, Suite 101, Palm Beach Gardens, Florida 33408 and our telephone number is (561) 627-7171. Our website is located at www.dycomind.com. The information on or connected to this website is not part of this prospectus.

Summary of the Exchange Offer

On December 12, 2012, we issued $90.0 million aggregate principal amount of unregistered 7.125% Senior Subordinated Notes due 2021. The unregistered notes are fully and unconditionally guaranteed as to payment of principal and interest by each of the guarantors on a joint and several basis (except that the guarantees of the subsidiary guarantors are subject to certain customary release provisions). On the same day, we and the initial purchasers of the unregistered notes entered into an exchange and registration rights agreement (the “registration rights agreement”) in which we agreed that you, as a holder of unregistered notes, would be entitled to exchange your unregistered notes for exchange notes registered under the Securities Act. This exchange offer is intended to satisfy our obligations under the registration rights agreement. After the exchange offer is completed, you will no longer be entitled to any registration rights with respect to the notes. The exchange notes will be our obligation and will be entitled to the benefits of the indenture relating to the notes. The exchange notes will also be fully and unconditionally guaranteed as to payment of principal and interest by each of the guarantors on a joint and several basis. The form and terms of the exchange notes are identical in all material respects to the form and terms of the unregistered notes, except that:

•	the exchange notes have been registered under the Securities Act and, therefore, will contain no restrictive legends;

•	the exchange notes will not have registration rights; and

•	the exchange notes will not have rights to additional interest.

For additional information on the terms of this exchange offer, see “The Exchange Offer.”

The Exchange Offer	We are offering to exchange any and all of our 7.125% Senior Subordinated Notes due 2021, which have been registered under the Securities Act, for any and all of our outstanding unregistered 7.125% Senior Subordinated Notes due 2021 that were issued on December 12, 2012. As of the date of this prospectus, $90.0 million in aggregate principal amount of unregistered 7.125% Senior Subordinated Notes due 2021 are outstanding.

Expiration of the Exchange Offer	The exchange offer will expire at 5:00 P.M., New York City time, on , 2013, unless we decide to extend the exchange offer.

Conditions of the Exchange Offer	We will not be required to accept for exchange any unregistered notes, and may amend or terminate the exchange offer if any of the following conditions or events occurs:

•

the exchange offer or the making of any exchange by a holder of unregistered notes violates applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission (the “SEC”);

•	any action or proceeding shall have been instituted with respect to the exchange offer which, in our reasonable judgment, would impair our ability to proceed with the exchange offer; or

•	any laws, rules or regulations or applicable interpretations of the staff of the SEC are issued or promulgated which, in our good faith determination, do not permit us to effect the exchange offer.

We will give written notice of any non-acceptance of the unregistered notes or of any amendment to or termination of the exchange offer to the registered holders of the unregistered notes promptly. We reserve the right to waive any conditions of the exchange offer.

Resales of the Exchange Notes	Based on interpretative letters of the SEC staff to third parties unrelated to us, we believe that you can resell and transfer the exchange notes you receive pursuant to this exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	any exchange notes to be received by you will be acquired in the ordinary course of your business;

•	you are not engaged in, do not intend to engage in and have no arrangements or understandings with any person to participate in, the distribution of the unregistered notes or exchange notes;

•

you are not an “affiliate” (as defined in Rule 405 under the Securities Act) of ours, or, if you are such an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	if you are a broker-dealer, you have not entered into any arrangement or understanding with us or any of our “affiliates” to distribute the exchange notes; and

•	you are not acting on behalf of any person or entity that could not truthfully make these representations.

If you wish to participate in the exchange offer, you must represent to us in writing that these conditions have been met.

If you are a broker-dealer and you will receive exchange notes for your own account in exchange for unregistered notes that were acquired as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of the exchange notes. See “Plan of Distribution” for a description of the prospectus delivery obligations of broker-dealers.

Accrued Interest on the Exchange Notes and Unregistered Notes	The exchange notes will accrue interest from and including January 15, 2013. We will pay interest on the exchange notes semiannually in arrears on January 15 and July 15 of each year.

Holders of unregistered notes that are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest accrued from the date on which the unregistered notes were issued until the date of the issuance of the exchange notes. Consequently, holders of exchange notes will receive the same interest payments that they would have received had they not accepted the exchange offer.

Procedures for Tendering Unregistered Notes	If you wish to participate in the exchange offer:

•

You must transmit a properly completed and signed letter of transmittal, and all other documents required by the letter of transmittal, to the exchange agent at the address set forth in the letter of transmittal. These materials must be received by the exchange agent before 5:00 P.M., New York City time, on                     , 2013, the expiration date of the exchange offer. You must also provide physical delivery of your unregistered notes to the exchange agent’s address as set forth in the letter of transmittal. The letter of transmittal must also contain the representations you must make to us as described under “The Exchange Offer—Procedures for Tendering”; or

•

You may effect a tender of unregistered notes electronically by book-entry transfer into the exchange agent’s account at DTC. By tendering the unregistered notes by book-entry transfer, you must agree to be bound by the terms of the letter of transmittal.

Special Procedures for Beneficial Owners	If you are a beneficial owner of unregistered notes that are held through a broker, dealer, commercial bank, trust company or other nominee and you wish to tender such unregistered notes, you should contact the registered holder promptly and instruct them to tender your unregistered notes on your behalf.

Guaranteed Delivery Procedures for Unregistered Notes	If you cannot meet the expiration deadline, or you cannot deliver on time your unregistered notes, the letter of transmittal or any other required documentation, or comply on time with DTC’s standard operating procedures for electronic tenders, you may tender your unregistered notes according to the guaranteed delivery procedures set forth under “The Exchange Offer—Guaranteed Delivery Procedures.”

Withdrawal Rights	You may withdraw the tender of your unregistered notes at any time prior to 5:00 P.M., New York City time, on , 2013 the expiration date.

Consequences of Failure to Exchange	If you are eligible to participate in this exchange offer and you do not tender your unregistered notes as described in this prospectus, your unregistered notes will continue to be subject to transfer restrictions. As a result of the transfer restrictions and the availability of exchange notes, the market for the unregistered notes is likely to be much less liquid than before this exchange offer. The unregistered notes will, after this exchange offer, bear interest at the same rate as the exchange notes.

Material U.S. Federal Income Tax Considerations	The exchange of the unregistered notes for exchange notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any proceeds from the issuance of exchange notes pursuant to the exchange offer.

Exchange Agent for Unregistered Notes	U.S. Bank National Association

Summary Description of the Exchange Notes

The following is a brief summary of certain terms of the exchange notes, the guarantees and the related indenture. The exchange notes will be issued under the indenture dated January 21, 2011, pursuant to which we issued $187,500,000 of 7.125% senior subordinated notes due 2021 on January 21, 2011 (we refer to those notes as the “existing notes”) and the $90,000,000 of unregistered notes on December 12, 2012. The exchange notes will be treated as a single series with the existing 2021 notes and will have the same terms as those of the existing 2021 notes. The exchange notes and the existing 2021 notes will vote as one class under the indenture governing the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more complete description of the terms of the exchange notes, the guarantees and the related indenture, see “Description of the Exchange Notes” contained elsewhere in this prospectus.

Issuer	Dycom Investments, Inc., a direct wholly owned subsidiary of Dycom Industries, Inc.

Exchange Notes	$90,000,000 aggregate principal amount of 7.125% senior subordinated notes due 2021.

Maturity Date	January 15, 2021.

Interest Payment Dates	January 15 and July 15.

Guarantees	Dycom Industries, Inc., our parent company, and its existing and future subsidiaries that guarantee any credit facility of Dycom Industries, Inc., which are referred to as the “subsidiary guarantors,” will also fully and unconditionally guarantee the exchange notes on an unsecured senior subordinated basis (except that the guarantees of the subsidiary guarantors will be subject to certain customary release provisions). The obligations of the guarantors under their respective guarantees will be joint and several. See “Description of the Exchange Notes—Note Guarantees.”

Ranking	The exchange notes will be the Issuer’s unsecured senior subordinated obligations and will:

•	rank junior to all of the Issuer’s existing and future senior indebtedness including borrowings under our credit agreement;

•	rank equally with the Issuer’s existing and future unsecured senior subordinated indebtedness;

•	rank senior to all of the Issuer’s future indebtedness expressly subordinated to the exchange notes; and

•

be effectively subordinated to all of the Issuer’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness and to the liabilities of any subsidiaries that do not guarantee the exchange notes.

Similarly, the guarantees of the exchange notes will:

•

rank junior to all of the existing and future senior indebtedness of such guarantors, which will include the obligations of Dycom Industries, Inc. and the subsidiary guarantees under the credit agreement;

•	rank equally with the existing and future unsecured senior subordinated indebtedness of such guarantors;

•	rank senior to all of the existing and future indebtedness of such guarantors expressly subordinated to the guarantees; and

•	be effectively subordinated to all of the existing and future secured indebtedness of such guarantors to the extent of the value of the assets securing such indebtedness.

As of October 27, 2012, after giving pro forma effect to the Acquisition and the Financing Transactions, the Issuer, Dycom Industries, Inc., and the subsidiary guarantors would have had approximately $478.6 million of indebtedness outstanding, of which $201.0 million would have been outstanding under the senior secured credit facility. In addition, we would have had $199.0 million of undrawn commitments under the revolving line of credit portion of the senior secured credit facility, of which approximately $154.9 million would have been available for borrowing after taking into account approximately $44.1 million of outstanding letters of credit. See “Description of the Exchange Notes—Brief Description of the Notes and the Note Guarantees.”

Optional Redemption	On or before January 15, 2014, the Issuer may redeem up to 35% of the aggregate principal amount of the exchange notes with the net proceeds of certain equity offerings of Dycom Industries, Inc. at 107.125% of the principal amount thereof, if at least 65% of the aggregate principal amount of the exchange notes issued under the indenture remains outstanding. See “Description of the Exchange Notes—Optional Redemption.”

In addition, at any time prior to January 15, 2016, the Issuer may redeem the exchange notes, in whole or in part, at its option, at a redemption price equal to 100% of their principal amount plus a “make-whole premium” as of the date of redemption. See “Description of the Exchange Notes—Optional Redemption.”

On or after January 15, 2016, the Issuer may redeem some or all of the exchange notes at any time at the redemption prices set forth in the section “Description of the Exchange Notes—Optional Redemption,” plus accrued and unpaid interest, if any, to the date of redemption.

Change of Control	Upon certain change of control events of Dycom Industries, Inc., each holder of exchange notes may require the Issuer to purchase all or a portion of such holder’s exchange notes at a purchase price equal to 101% of the principal amount thereof, plus accrued interest to the purchase date. See “Description of the Exchange Notes—Repurchase at the Option of Holders—Change of Control” and the definition of “Change of Control” under “Description of the Exchange Notes.” See also “Risk Factors—Risks Related to this exchange offer and the Notes—The Issuer may not have the ability to raise funds necessary to finance a change of control offer, however required by the indenture governing the exchange notes.”

Certain Covenants	The indenture governing the notes will contain covenants that, among other things, will limit the ability of Dycom Industries, Inc., and the ability of certain of Dycom Industries, Inc.’s subsidiaries, including the Issuer, to:

•	pay dividends on, redeem or repurchase capital stock;

•	make investments;

•	incur indebtedness; and

•	consolidate, merge or transfer all or substantially all of Dycom Industries, Inc.’s or the Issuer’s assets.

Certain of these covenants will cease to be in effect if the exchange notes are rated “investment grade,” as defined in the indenture.

These covenants are subject to important exceptions and qualifications, which are described under the heading “Description of the Exchange Notes” in this prospectus.

Trustee	U.S. Bank National Association

Listing	The exchange notes will not be listed on an exchange.

Use of Proceeds	We will not receive any proceeds from the issuance of exchange notes pursuant to the exchange offer.

Material U.S. Federal Income Tax Considerations	The exchange of the unregistered notes for exchange notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations.”

Risk Factors	See “Risk Factors” for a discussion of factors you should carefully consider before deciding to invest in the exchange notes, in addition to the factors affecting forward-looking statements and other information included in or incorporated by reference into this prospectus.

Summary Consolidated Financial Information

The following tables set forth our summary selected consolidated financial information for the periods indicated. The consolidated statements of operations data for each of the years ended July 28, 2012, July 30, 2011 and July 31, 2010, which are referred to as “fiscal 2012,” “fiscal 2011” and “fiscal 2010,” respectively, are derived from our audited consolidated financial statements incorporated by reference in this prospectus. The consolidated statements of operations data for the three months ended October 27, 2012 and October 29, 2011 are derived from our unaudited condensed consolidated financial statements incorporated by reference in this prospectus. The consolidated balance sheet data as of July 28, 2012, July 30, 2011 and July 31, 2010 are derived from our audited consolidated financial statements incorporated by reference in this prospectus or from our audited consolidated financial statements not otherwise included or incorporated by reference herein. The consolidated balance sheet data as of October 27, 2012 and October 29, 2011 is derived from our unaudited condensed consolidated financial statements incorporated by reference in this prospectus or from our unaudited condensed consolidated financial statements not otherwise included or incorporated by reference herein. We use a fiscal year ending on the last Saturday in July. Fiscal 2012 and fiscal 2011 each consisted of 52 weeks, while fiscal 2010 consisted of 53 weeks. Our unaudited condensed consolidated financial statements have been prepared on a basis consistent with our audited consolidated financial statements and, in the opinion of our management, include all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation of the financial position and results of operations for such periods. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year or any future period as a result of seasonal and other factors. Historical results are not necessarily indicative of future results.

You should read the summary historical consolidated financial information in conjunction with our consolidated financial statements and related notes incorporated by reference in this prospectus.

	Three Months Ended		Fiscal Year Ended
	October 27, 2012	October 29, 2011	July 28, 2012	July 30, 2011	July 31, 2010
	(dollars in thousands)
Consolidated Statements of Operations Data:
Revenues:
Contract revenues	$323,286	$319,575	$1,201,119	$1,035,868	$988,623

Expenses:
Costs of earned revenues, excluding depreciation and amortization	257,066	255,187	968,949	837,119	810,064
General and administrative	28,824	25,358	104,024	94,622	98,140
Depreciation and amortization	15,311	15,958	62,693	62,533	63,607

Total	301,201	296,503	1,135,666	994,274	971,811

Interest expense, net	(4,197)	(4,173)	(16,717)	(15,911)	(14,175)
Loss on debt extinguishment	—	—	—	(8,295)	—
Other income, net	1,614	2,959	15,825	11,096	8,093

Income before income taxes	19,502	21,858	64,561	28,484	10,730
Provision for income taxes	7,641	8,892	25,183	12,377	4,881

Net Income	$11,861	$12,966	$39,378	$16,107	$5,849

	As of
	October 27, 2012	October 29, 2011	July 28, 2012	July 30, 2011	July 31, 2010
	(dollars in thousands)
Consolidated Balance Sheet Data:
Cash and equivalents	$54,726	$51,312	$52,581	$44,766	$103,320
Total assets	$771,533	$739,907	$772,193	$724,755	$679,556
Total long-term debt	$187,500	$187,555	$187,500	$187,574	$135,350
Total stockholders’ equity	$391,995	$367,167	$392,931	$351,851	$394,555

RISK FACTORS

You should carefully consider the risk factors set forth below and in the Annual Report on Form 10-K of Dycom Industries, Inc. for fiscal 2012, which is incorporated herein by reference, as well as the other information contained in this prospectus before deciding whether to participate in the exchange offer. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. Any of the following risks or those set forth in the Annual Report on Form 10-K of Dycom Industries, Inc. could materially adversely affect our business, financial condition or results of operations. In such case, the trading price of the notes could decline, the Issuer and the guarantors may not be able to make payments of interest and principal on the notes and you may lose all or part of your original investment.

Risks Relating to the Exchange Notes

Our indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under the notes.

After the Acquisition and the Financing Transactions, we have a significant amount of indebtedness. As of October 27, 2012, after giving pro forma effect to the Acquisition and the Financing Transactions, we would have had approximately $478.6 million of indebtedness outstanding, of which $201.0 million would have been senior debt. In addition, we would have had $199.0 million of undrawn commitments under the revolving line of credit portion of the senior secured credit facility, of which approximately $154.9 million would have been available for borrowing after taking into account approximately $44.1 million of outstanding letters of credit.

Our indebtedness could have important consequences to you. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to the notes;

•	increase our vulnerability to general adverse economic and industry conditions;

•

require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and changes in the industries we serve and the industry in which we operate;

•	limit our ability to make strategic acquisitions or cause us to make non-strategic divestitures;

•	place us at a competitive disadvantage compared to our competitors that have less debt; and

•	limit our ability to borrow additional funds for working capital, capital expenditures and general corporate and other purposes.

In addition, we and all of our restricted subsidiaries must comply with various restrictive covenants contained in our senior secured credit facility, the indenture governing the notes offered hereby and any of our future debt arrangements. These covenants, among other things, limit our ability and the ability of all of our restricted subsidiaries to engage in activities that may be in our long-term best interests, including the ability to:

•	incur additional debt or liens;

•	pay dividends;

•	make payments in respect of or redeem or acquire any debt or equity issued by us;

•	sell assets;

•	make loans or investments; and

•	acquire or be acquired by other companies.

If we are unable to generate sufficient cash flow or otherwise obtain funds necessary to make required payments on our indebtedness or if we otherwise fail to comply with the various covenants in such indebtedness, including covenants in our senior secured credit facility, or the indenture governing the notes issued hereby, we would be in default. This default would permit the holders of such indebtedness to accelerate the maturity of such indebtedness and could cause defaults under our indebtedness, including the notes, or result in our bankruptcy. Such defaults, or any bankruptcy resulting therefrom, could result in a default on any such indebtedness and could delay or preclude payment of principal of, or interest on, such indebtedness, including the notes. Our ability to meet our obligations will depend upon our future performance, which will be subject to prevailing economic conditions and to financial, business and other factors, including factors beyond our control.

Despite current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks associated with our existing indebtedness.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture do not fully prohibit us or our subsidiaries from doing so. If new debt is added to our and our subsidiaries’ current debt levels, the related risks that we and they now face could intensify.

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on and to refinance our indebtedness, including these notes, and to fund planned capital expenditures, will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under the senior secured credit facility in an amount sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs. Our new senior secured credit facility requires amortization payments beginning on March 31, 2013 and is scheduled to mature in 2017, before the maturity of the notes in 2021. We may need to refinance all or a portion of our indebtedness, including the notes and amounts borrowed under the senior secured credit facility, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our credit agreement and the notes, on commercially reasonable terms or at all.

Your right to receive payments on the notes is junior to certain of our existing indebtedness and possibly all of our future borrowings. Further, the guarantees of the notes are junior to all of our guarantors’ existing indebtedness and possibly to all their future borrowings.

The notes and the guarantees rank behind all of our and the guarantors’ existing indebtedness and all of our and their future borrowings, except for the existing notes and any future indebtedness that expressly provides that it ranks equal with, or subordinated in right of payment to, the notes and the guarantees. As a result, upon any distribution to our creditors or the creditors of the guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to our or the guarantors or our or their property, the holders of any senior debt of the Issuer and the guarantors will be entitled to be paid in full and in cash before any payment may be made with respect to the notes or the guarantees.

In addition, all payments on the notes and the guarantees will be blocked in the event of a payment default on senior debt and may be blocked for up to 179 of 360 consecutive days in the event of certain non-payment defaults on senior debt.

In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors, holders of the notes will participate with trade creditors and all other holders of our and the guarantors’ subordinated indebtedness in the assets remaining after the we and the guarantors have paid all of our and the guarantors’ senior debt. However, because the indenture requires that amounts otherwise payable to holders of the notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead, holders of the notes may receive less, ratably, than holders of trade payables in any such proceeding.

Assuming we had completed the Acquisition and Financing Transactions on October 27, 2012, we would have had $199.0 million of undrawn commitments under the revolving line of credit portion of the senior secured credit facility, of which approximately $154.9 million would have been available for borrowing, and all of which is scheduled to mature in 2017, before the maturity of the notes in 2021, and the notes and the guarantees would be subordinated to such senior debt when and if incurred. We will be permitted to borrow substantial additional indebtedness, including senior debt, in the future under the terms of the indenture governing the notes.

We may not have access to the cash flow and other assets of our subsidiaries that may be needed to make payment on the notes.

The Issuer of the notes is a holding company with no assets or operations. Although our business is conducted through our subsidiaries, none of our subsidiaries is obligated to make funds available to us for payment on the notes. Accordingly, our ability to make payments on the notes is dependent on the earnings and the distribution of funds from our subsidiaries. Furthermore, our subsidiaries will be permitted under the terms of the indenture governing the notes to incur additional indebtedness that may severely restrict or prohibit the making of distributions, the payment of dividends or the making of loans by such subsidiaries to us. We cannot assure you that the agreements governing the current and future indebtedness of our subsidiaries will permit our subsidiaries to provide us with sufficient dividends, distributions or loans to fund payments on these notes when due.

Your right to receive payments on these notes could be adversely affected if any of our non-guarantor subsidiaries declare bankruptcy, liquidate, or reorganize.

Some but not all of our subsidiaries will guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us and our creditors, including holders of notes.

Assuming we had completed the Acquisition and Financing Transactions on October 27, 2012, the notes would have been effectively junior to $4.4 million of indebtedness and other liabilities (including trade payables and excluding $2.0 million of intercompany indebtedness owed to guarantors of the notes) of our non-guarantor subsidiaries. Our non-guarantor subsidiaries generated approximately 1.2% of our consolidated revenues in fiscal 2012 and held approximately 2.9% of our consolidated total assets as of October 27, 2012. On a pro forma basis, our non-guarantor subsidiaries generated approximately 0.8% of our pro forma combined revenues for fiscal 2012 and held approximately 1.9% of our pro forma combined total assets as of October 27, 2012.

We may not have the ability to raise the funds necessary to finance a change of control offer, however required by the indenture governing the notes.

Upon the occurrence of certain specific kinds of change of control events, the Issuer will be required to offer to repurchase all outstanding notes at 101% of the principal amount thereof plus accrued and unpaid interest and additional interest, if any, to the date of repurchase. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes or that restrictions in our credit agreement will not allow such repurchases. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a “Change of Control” under the indenture. See “Description of the Exchange Notes—Repurchase at the Option of Holders—Change of Control.”

A guarantee could be voided under fraudulent transfer laws, which could result in the noteholders being able to rely only on us to satisfy claims.

A guarantee that is found to be a fraudulent transfer may be voided under the fraudulent transfer laws described below. The application of these laws requires the making of complex factual determinations and estimates as to which there may be different opinions and views.

In general, federal and state fraudulent transfer laws provide that a guarantee can be voided, or claims under a guarantee may be subordinated to all other debts of that guarantor if, among other things, at the time it incurred the indebtedness evidenced by its guarantee:

•	the guarantor intended to hinder, delay or defraud any present or future creditor; or

•	the guarantor received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee; and

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

In addition, any payment by that guarantor under a guarantee could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor.

The indenture governing the notes contains a “savings clause,” which limits the liability of each guarantor that is a subsidiary of ours on its guarantee to the maximum amount that such guarantor can incur without risk that its guarantee will be subject to avoidance as a fraudulent transfer. We cannot assure you that this limitation will protect such guarantees from fraudulent transfer challenges or, if it does, that the remaining amount due and collectible under the guarantees would suffice, if necessary, to pay the notes in full when due. Furthermore, in a recent case, Official Committee of Unsecured Creditors of TOUSA, Inc. v. Citicorp North America, Inc., the U.S. Bankruptcy Court for the Southern District of Florida held that a savings clause similar to the savings clause used in the indenture was unenforceable. As a result, the subsidiary guarantees were found to be fraudulent conveyances. The United States Court of Appeals for the Eleventh Circuit recently affirmed the liability findings of the Bankruptcy Court without ruling directly on the enforceability of savings clauses generally. However, if the TOUSA decision is followed by other courts, the risk that the guarantees would be deemed fraudulent conveyances would be significantly increased.

If a court declares the notes or guarantees to be void, or if the notes or guarantees must be limited or voided in accordance with their terms, any claim a noteholder may make against us for amounts payable on the notes could, with respect to amounts claimed against us or the guarantors, be subordinated to our indebtedness and the indebtedness of our guarantors, including trade payables. The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot predict:

•

what standard a court would apply in order to determine whether a guarantor was insolvent as of the date it issued the guarantee or whether, regardless of the method of valuation, a court would determine that the guarantor was insolvent on that date; or

•	whether a court would determine that the payments under the guarantee constituted fraudulent transfers or conveyances on other grounds.

In the event that the guarantee of the notes by a guarantor is voided as a fraudulent conveyance, holders of the notes would effectively be subordinated to all indebtedness and other liabilities of that guarantor.

The ability of holders of notes to require us to repurchase notes as a result of a disposition of “substantially all” of our assets or a change in the composition of our board of directors is uncertain.

The definition of change of control in the indenture governing the notes offered hereby includes a phrase relating to the sale, transfer, conveyance or other disposition of “all or substantially all” of our and our subsidiaries’ assets, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no established precise definition of the phrase. Accordingly, the ability of a holder of notes to require us to repurchase such notes as a result of a sale, transfer, conveyance or other disposition of less than all of our and our subsidiaries’ assets, taken as a whole, to another person or group is uncertain. In addition, a recent Delaware Chancery Court decision raised questions about the enforceability of provisions that are similar to those in the indenture governing the notes offered hereby, related to the triggering of a change of control as a result of a change in the composition of a board of directors. Accordingly, the ability of a holder of notes to require us to repurchase notes as a result of a change in the composition of the directors on our board is uncertain.

A decline in our credit ratings could negatively affect the trading price of the notes and also our ability to refinance our debt.

Our credit rating and the rating for the notes could be lowered, suspended or withdrawn entirely, at any time, by the rating agencies, if, in each rating agency’s judgment, circumstances warrant. A downgrade or withdrawal, or the announcement of a possible downgrade or withdrawal, of the credit rating for the notes may cause the trading price of the notes to decline significantly. In addition, downgrades in our long-term debt ratings may make it more difficult to refinance our debt and increase the cost of any debt that we may incur in the future.

Risks Relating to the Acquisition

We may not realize the benefits of integrating our companies.

The Acquisition will involve the integration of our operations with the operations of Target and the uncertainties inherent in such integration. Integration will require substantial management attention and could detract attention from day-to-day business of the combined company. We could encounter difficulties in the integration process, such as the need to revisit assumptions about revenues, capital expenditures and operating costs, including synergies, the loss of key employees or commercial relationships or the need to address unanticipated liabilities. In addition, we expect to incur transaction and integration costs of approximately $5 million to $8 million during fiscal 2013 for investments in information technology and process changes, and we cannot assure you that our actual costs will not exceed those estimates. If we cannot successfully integrate Target into our existing business, we may fail to realize the expected benefits of the acquisition.

The historical and pro forma financial information included elsewhere in this prospectus and incorporated by reference herein may not be representative of our results as a combined company after the Acquisition and may not be indicative of what our results of operations, financial position and cash flows will be in the future. Accordingly, you have limited financial information on which to evaluate the acquired business, the combined company and your investment decision.

We and Target operated as separate companies prior to the Acquisition. We have had no prior history as a combined entity and our operations have not previously been managed on a combined basis. Preparing the pro forma financial information contained in this prospectus and incorporated by reference herein involved making several assumptions, including the allocation of the purchase price to tangible and intangible assets and assumed liabilities and the makeup of our capital structure after the consummation of the Acquisition and the Financing Transactions. These assumptions may prove to be inaccurate and the allocation of the purchase price is only preliminary and could change materially. Therefore, the historical financial statements and pro forma financial statements presented in this prospectus and incorporated by reference herein may not reflect what our results of operations, financial position and cash flows would have been had we operated on a combined basis and may not be indicative of what our results of operations, financial position and cash flows will be in the future.

Risks Relating to the Exchange Offer

If you do not properly tender your unregistered notes, your ability to transfer such outstanding unregistered notes will be adversely affected.

We will only issue exchange notes in exchange for unregistered notes that are timely received by the exchange agent, together with all required documents, including a properly completed and signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the unregistered notes and you should carefully follow the instructions on how to tender your unregistered notes. None of us, the guarantors or the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the unregistered notes. If you do not tender your unregistered notes or if your tender of unregistered notes is not accepted because you did not tender your unregistered notes properly, then, after consummation of the exchange offer, you will continue to hold unregistered notes that are subject to the existing transfer restrictions. After the exchange offer is consummated, if you continue to hold any unregistered notes, you may have difficulty selling them because there will be fewer unregistered notes remaining and the market for such unregistered notes, if any, will be much more limited than it is currently. In particular, the trading market for unexchanged unregistered notes could become more limited than the existing trading market for the unregistered notes and could cease to exist altogether due to the reduction in the amount of the unregistered notes remaining upon consummation of the exchange offer. A more limited trading market might adversely affect the liquidity, market price and price volatility of such untendered unregistered notes.

If you are a broker-dealer or participating in a distribution of the exchange notes, you may be required to deliver prospectuses and comply with other requirements.

If you tender your unregistered notes for the purpose of participating in a distribution of the exchange notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes. If you are a broker-dealer that receives exchange notes for your own account in exchange for unregistered notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such exchange notes.

There may be no active trading market for the exchange notes, and, if one develops, it may not be liquid.

The exchange notes will constitute new issues of securities for which there is no established trading market. We do not intend to list the exchange notes on any national securities exchange. Although the initial purchaser advised us on the date the unregistered notes were issued that it intended to make a market in the exchange notes, it is not obligated to do so and may discontinue such market making activity at any time without notice. In addition, market making activity will be subject to the limits imposed by the Securities Act, and may be limited during the exchange offer. There can be no assurance as to the development or liquidity of any market for the exchange notes, the ability of the holders to sell their exchange notes or the price at which the holders would be able to sell their exchange notes. Future trading prices of the exchange notes will depend on many factors, including:

•	our operating performance and financial condition;

•	our ability to complete the offer to exchange the unregistered notes for the exchange notes;

•	the interest of securities dealers in making a market; and

•	the market for similar securities.

Historically, the market for non-investment-grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes offered hereby. The market for the exchange notes may be subject to similar disruptions. Any such disruptions may adversely affect the value of your exchange notes.

FORWARD-LOOKING STATEMENTS

This prospectus including any documents incorporated by reference or deemed to be incorporated by reference contains “forward-looking statements,” which are statements relating to future events, future financial performance, strategies, expectations, and competitive environment. Words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “forecast,” “may,” “should,” “could,” “project” and similar expressions, as well as statements in future tense, identify forward-looking statements.

You should not read forward-looking statements as a guarantee of future performance or results. They will not necessarily be accurate indications of whether or at what time such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief at that time with respect to future events. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•	anticipated outcomes of contingent events, including litigation;

•	projections of revenues, income or loss, or capital expenditures;

•	whether the carrying value of our assets are impaired;

•	plans for future operations, growth and acquisitions, dispositions, or financial needs;

•	availability of financing;

•	plans for the integration of Target, including anticipated costs and capital expenditures;

•	restrictions imposed by our credit agreement and the indenture governing the notes;

•	the use of our cash flow to service our debt;

•	future economic conditions and trends in the industries we serve;

•	assumptions relating to any of foregoing;

and other factors discussed under the heading “Risk Factors” in this prospectus and described in our filings with the SEC, including the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections included in our Annual Report on Form 10-K for the fiscal year ended July 28, 2012 and the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections included in our Quarterly Report on Form 10-Q for the fiscal quarter ended October 27, 2012, each of which is incorporated by reference in this prospectus.

Our forward-looking statements are expressly qualified in their entirety by this cautionary statement. Our forward-looking statements are only made as of the date of this prospectus and we undertake no obligation to update these forward-looking statements to reflect new information, subsequent events or otherwise.

RATIO OF EARNINGS TO FIXED CHARGES

Set forth below is information concerning our ratio of earnings to fixed charges. This ratio shows the extent to which our business generates enough earnings after the payment of all expenses other than interest to make required interest payments on our debt.

For the purposes of determining the ratio of earnings to fixed charges, earnings are defined as pretax income from operations plus fixed charges. Fixed charges consist of all interest expense, amortization of debt issuance costs and an estimate of the interest within rental expense.

	Three Months Ended	Fiscal Year Ended
	October 27, 2012	July 28, 2012	July 30, 2011	July 31, 2010	July 25, 2009		July 26, 2008
Ratio of Earnings to Fixed Charges	4.3x	3.7x	2.3x	1.5x	(	*)	2.8x

*	The ratio of earnings to fixed charges was less than one-to-one for fiscal 2009 and earnings were insufficient to cover fixed charges by $76.4 million.

USE OF PROCEEDS

We will not receive any proceeds from the exchange offer. In consideration for issuing the exchange notes contemplated by this prospectus, we will receive unregistered notes in like principal amount. The unregistered notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our indebtedness.

DESCRIPTION OF OUR SENIOR SECURED CREDIT FACILITY

The Acquisition was funded, in part, by a new, five-year $400 million senior secured credit facility syndicated and arranged by Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC. The senior secured credit facility replaced our existing credit facility which was due to expire in June 2015. The existing credit facility had no outstanding borrowings and $44.1 million of existing letters of credit that were transferred to the new credit facility. The outstanding letters of credit are issued as part of our insurance program. The new facility provides for (i) maximum revolving credit facility borrowings of $275.0 million, including a sublimit of $150.0 million for the issuance of letters of credit, and (ii) term loans in an aggregate principal amount not to exceed $125.0 million. Subject to certain conditions, the credit agreement that governs the facility provides for the ability to enter into one or more incremental facilities in an aggregate amount not to exceed $100.0 million, either by increasing the revolving commitments under the credit agreement and/or the establishment of one or more term loans. Amounts borrowed under the revolving line of credit may be borrowed, repaid, and re-borrowed from time to time until maturity. Amounts borrowed and repaid under the term loan facility may not be re-borrowed.

Borrowings under the senior secured credit facility (other than swingline loans) bear interest at a rate equal to either (a) the administrative agent’s base rate, described in the credit agreement as the highest of (i) the administrative agent prime rate, (ii) the federal funds rate plus 0.50%, and (iii) a floating rate of interest equal to one month LIBOR plus 1.00%, or (b) the eurodollar rate, plus, in each case, an applicable margin based on our consolidated leverage ratio. Swingline loans bear interest at a rate equal to the administrative agent’s base rate plus a margin based on our consolidated leverage ratio. Through the quarter ended January 26, 2013, revolving borrowings are eligible for a margin of 1.0% for borrowings based on the administrative agent’s base rate and 2.0% for borrowings based on the eurodollar rate. The payments under the senior secured credit facility are guaranteed by most of our subsidiaries and most of the subsidiaries to be acquired in the Acquisition and the obligations under the senior secured credit facility are secured by the stock of each of our wholly-owned, domestic subsidiaries, including substantially all subsidiaries acquired in the Acquisition. We will incur a commitment fee, at rates that range from 0.250% to 0.400% of the unutilized commitments depending on our leverage ratio. The credit agreement also requires the payment of fees for outstanding letters of credit, based on our consolidated leverage ratio. Based on our consolidated leverage ratio, fees for outstanding letters of credit will be 2.00% through the quarter ended January 26, 2013. The term loan is subject to annual amortization payable in equal quarterly installments of principal in annual amounts, with the first installment due and payable on March 31, 2013. The scheduled annual amortization is as follows: 5% in year one of the term loan (2013), 7.5% in year two (2014), 10.0% in year three (2015), 12.5% in year four (2016) and 15% in year five (2017).

The credit agreement contains certain affirmative and negative covenants, including, without limitation, limitations with respect to indebtedness, liens, investments, distributions, mergers and acquisitions, dispositions of assets, sale-leaseback transactions, transactions with affiliates and capital expenditures. The credit agreement contains financial covenants that require us to (i) maintain a consolidated leverage ratio of not greater than (1) 3.50 to 1.00 for fiscal quarters ending January 26, 2013 through April 26, 2014, (2) 3.25 to 1.00 for fiscal quarters ending July 26, 2014 through April 25, 2015 and (3) 3.00 to 1.00 for fiscal quarters ending July 25, 2015 and each fiscal quarter thereafter, in each case as measured on a trailing four quarter basis at the end of each fiscal quarter, and (ii) maintain a consolidated interest coverage ratio of not less than 3.00 to 1.00, as measured at the end of each fiscal quarter. On a pro forma basis, had the Acquisition and the Financing Transactions occurred as of October 27, 2012, we would have had $76.0 million outstanding revolving borrowings, $44.1 million of outstanding letters of credit and $125 million of a term loan outstanding. On a pro forma basis, had the Acquisition and the Financing Transactions occurred as of October 27, 2012, we would have had additional borrowing availability of up to $154.9 million, as determined by the most restrictive covenants of the credit agreement.

THE EXCHANGE OFFER

Purpose and Effect of Exchange Offer; Registration Rights

We sold the unregistered notes to Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the initial purchasers, pursuant to a purchase agreement, dated November 28, 2012. The initial purchasers resold the unregistered notes in reliance on Rule 144A and Regulation S under the Securities Act. In connection with the sale of the unregistered notes, we entered into an exchange and registration rights agreement (the “registration rights agreement”) with the initial purchasers.

Under the registration rights agreement we agreed:

(1) within 180 days after the date on which the unregistered notes were issued, to use all commercially reasonable efforts to file a registration statement with the SEC with respect to the exchange offer to exchange the unregistered notes for exchange notes of the Company identical in all material respects to the unregistered notes (except that the exchange notes will not contain terms with respect to transfer restrictions);

(2) to use all commercially reasonable efforts to cause the registration statement to be declared effective under the Securities Act within 270 days after the date on which the unregistered notes were issued;

(3) to use all commercially reasonable efforts to commence the exchange offer; and

(4) to use all commercially reasonable efforts to keep the exchange offer open for not less than 20 days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to the holders of the notes.

For each unregistered note validly tendered to us and not withdrawn pursuant to the exchange offer, we will issue to the holder of such unregistered note an exchange note having a principal amount equal to that of the surrendered unregistered note. Interest on each exchange note will accrue from the last interest payment date on which interest was paid on the unregistered note surrendered in exchange therefor, or, if no interest has been paid on such unregistered note, from the date of its original issue.

Under existing interpretations of the SEC staff, the exchange notes will be freely transferable by holders other than our affiliates after the exchange offer without further registration under the Securities Act if the holder of the exchange notes represents to us in the exchange offer that it is acquiring the exchange notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the exchange notes and that it is not an affiliate of the Company, as such terms are interpreted by the SEC staff; provided, however, that broker-dealers receiving exchange notes in the exchange offer in exchange for unregistered notes that were acquired as a result of market-making or other trading activities will have a prospectus delivery requirement with respect to resales of such exchange notes. The SEC staff has taken the position that such participating broker-dealers may fulfill their prospectus delivery requirements with respect to such exchange notes with the prospectus contained in the registration statement.

Under the registration rights agreement, the Company is required to allow participating broker-dealers and other persons, if any, with similar prospectus delivery requirements to use the prospectus contained in the registration statement in connection with the resale of the exchange notes for 180 days following the effective date of such registration statement (or such shorter period during which Participating Broker-Dealers are required by law to deliver such prospectus).

The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of unregistered notes in any jurisdiction in which the exchange offer or the acceptance of the exchange offer would not be in compliance with the securities laws or blue sky laws of such jurisdiction.

If a holder is eligible to participate in this exchange offer and does not tender its unregistered notes as described in this prospectus, such holder will not have any further registration rights. In that case, the unregistered notes of such holder will continue to be subject to restrictions on transfer under the Securities Act.

Shelf Registration

In the registration rights agreement, we agreed to file a shelf registration statement in certain circumstances, including if:

(1) we are not required to file the exchange offer registration statement or applicable law or SEC policy do not permit us to effect such an exchange offer;

(2) the effective time of the exchange offer registration statement is not within 270 days of the date on which the unregistered shares are issued and we do not consummate the exchange offer within 30 business days of such effective time; or

(3) certain holders are prohibited by law or SEC policy from participating in the exchange offer or may not resell the exchange notes acquired by them in the exchange offer to the public without delivering a prospectus.

If a shelf registration is required, we will:

(1) use all commercially reasonable efforts to file the shelf registration statement with the SEC covering resales of the unregistered notes or the exchange notes, as the case may be, on or prior to the later of 180 days after the date on which the unregistered notes were issued or 60 days after such filing obligation arises;

(2) use all commercially reasonable efforts to cause the shelf registration statement to be declared effective under the Securities Act on or prior to the 270th day after the date such obligation arises; and

(3) keep the shelf registration statement effective until the earliest of (A) one year after the shelf registration statement is declared effective and (B) the date on which all notes registered thereunder are disposed of in accordance therewith.

We will, in the event a shelf registration statement is filed, among other things, provide to each holder for whom such shelf registration statement was filed copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the unregistered notes or the exchange notes, as the case may be. A holder selling the unregistered notes or exchange notes pursuant to the shelf registration statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such holder (including certain indemnification obligations).

We may require each holder requesting to be named as a selling security holder to furnish to us such information regarding the holder and the distribution of the unregistered notes or exchange notes by the holder as we may from time to time reasonably require for the inclusion of the holder in the shelf registration statement, including requiring the holder to properly complete and execute such selling security holder notice and questionnaires, and any amendments or supplements thereto, as we may reasonably deem necessary or appropriate. We may refuse to name any holder as a selling security holder that fails to provide us with such information.

Additional Interest

We will pay additional cash interest on the unregistered notes, subject to certain exceptions,

(1) if the we fail to file a registration statement with the SEC on or prior to the 180th day after the date on which the unregistered notes were issued,

(2) if the registration statement is not declared effective by the SEC on or prior to the 270th day after the date on which the unregistered notes were issued or, if obligated to file a shelf registration statement, a shelf registration statement is not declared effective by the SEC on or prior to the 270th day after the date the obligation to file such shelf registration statement arises,

(3) if the exchange offer is not consummated on or before the 40th day after the registration statement is declared effective,

(4) if obligated to file the shelf registration statement, we fail to file the shelf registration statement with the SEC on or prior to the later of 180 days after the date on which the unregistered notes were issued or 60 days after such filing obligation arises, or

(5) after the registration statement or the shelf registration statement, as the case may be, is declared effective, such registration statement or shelf registration statement thereafter ceases to be effective or usable (subject to certain exceptions) (each such event referred to in the preceding clauses (1) through (6), a “registration default”);

from and including the date on which any such registration default shall occur to but excluding the date on which all registration defaults have been cured.

The rate of the additional interest will be 0.25% per annum for the first 90-day period immediately following the occurrence of a registration default, and such rate will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum additional interest rate of 1.0% per annum. We will pay such additional interest on regular interest payment dates. Such additional interest will be in addition to any other interest payable from time to time with respect to the unregistered notes and the exchange notes.

The exchange offer is intended to satisfy our exchange offer obligations under the registration rights agreement. The exchange notes issued upon consummation of the exchange offer will not confer rights to additional interest as set forth above. The above summary of the registration rights agreement is not complete and is subject to, and qualified by reference to, all the provisions of the registration rights agreement. A copy of the registration rights agreement is an exhibit to the registration statement that includes this prospectus.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we are offering to exchange $1,000 principal amount of exchange notes for each $1,000 principal amount of unregistered notes. You may tender some or all of your unregistered notes only in integral multiples of $1,000. As of the date of this prospectus, $90,000,000 aggregate principal amount of the unregistered notes are outstanding.

The terms of the exchange notes to be issued are substantially similar to the unregistered notes, except that the exchange notes will have been registered under the Securities Act and, therefore, the certificates for the exchange notes will not bear legends restricting their transfer. Holders of the exchange notes will not have registration rights and will not have rights to additional interest. The exchange notes will be issued under and be entitled to the benefits of the Indenture (as defined in “—Description of the Exchange Notes”).

In connection with the issuance of the unregistered notes, we arranged for the unregistered notes to be issued and transferable in book-entry form through the facilities of DTC, acting as a depositary. The exchange notes will also be issuable and transferable in book-entry form through DTC.

There will be no fixed record date for determining the eligible holders of the unregistered notes that are entitled to participate in the exchange offer. We will be deemed to have accepted for exchange validly tendered unregistered notes when and if we have given oral (promptly confirmed in writing) or written notice of acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders of unregistered notes for the purpose of receiving exchange notes from us and delivering them to such holders.

If any tendered unregistered notes are not accepted for exchange because of an invalid tender or the occurrence of certain other events described herein, certificates for any such unaccepted unregistered notes will be returned, without expenses, to the tendering holder thereof promptly after the expiration of the exchange offer.

Holders of unregistered notes who tender in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of unregistered notes for exchange notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. It is important that you read the section “—Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offer.

Any unregistered notes which holders do not tender or which we do not accept in the exchange offer will remain outstanding and continue to accrue interest and will be subject to restrictions on transfer. We will not have any obligation to register such unregistered notes under the Securities Act. Holders wishing to transfer unregistered notes would have to rely on exemptions from the registration requirements of the Securities Act.

Conditions of the Exchange Offer

You must tender your unregistered notes in accordance with the requirements of this prospectus and the letter of transmittal in order to participate in the exchange offer. Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange any unregistered notes, and may amend or terminate the exchange offer if:

•	the exchange offer, or the making of any exchange by a holder of unregistered notes, violates applicable law or any applicable interpretation of the staff of the SEC;

•	any action or proceeding shall have been instituted with respect to the exchange offer which, in our reasonable judgment, would impair our ability to proceed with the exchange offer; and

•

any laws, rules or regulations or applicable interpretations of the staff of the SEC have been issued or promulgated, which, in our good faith determination, does not permit us to effect the exchange offer.

Expiration Date; Extensions; Amendment; Termination

The exchange offer will expire 5:00 P.M., New York City time, on                     , 2013, unless we, in our sole discretion, extend it. In the case of any extension, we will notify the exchange agent in writing of any extension. We will also notify the registered holders of unregistered notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration of the exchange offer.

To the extent we are legally permitted to do so, we expressly reserve the right, in our sole discretion, to:

•	delay accepting any unregistered note in the event that we extend the exchange offer;

•	waive any condition of the exchange offer; and

•	amend the terms of the exchange offer in any manner.

We will give written notice of any non-acceptance of the unregistered notes or of any amendment to the exchange offer to the registered holders of the unregistered notes promptly. If we consider an amendment to the exchange offer to be a material change, we will promptly inform the registered holders of unregistered notes of such amendment in a reasonable manner and will extend the exchange offer if necessary so that at least five business days, or longer if required by law, remain in the offer period following notice of the material change.

If we determine, in our reasonable judgment, that any of the events or conditions described in “—Conditions of the Exchange Offer” has occurred, we may terminate the exchange offer. We may:

•	refuse to accept any unregistered notes and return any unregistered notes that have been tendered to the holders;

•

extend the exchange offer and retain all unregistered notes tendered prior to the expiration of the exchange offer, subject to the rights of the holders of tendered unregistered notes to withdraw their tendered unregistered notes; or

•	waive the termination event with respect to the exchange offer and accept all properly tendered unregistered notes that have not been withdrawn.

If any such waiver constitutes a material change in the exchange offer, we will disclose the change by means of a supplement to this prospectus which will be distributed to each registered holder of unregistered notes, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders of the unregistered notes, if the exchange offer would otherwise expire during that period.

Any determination by us concerning the events described above will be final and binding upon the parties. Without limiting the manner by which we may choose to make public announcements of any extension, delay in acceptance, amendment or termination of the exchange offer, we will have no obligation to publish, advertise, or otherwise communicate any public announcement, other than by making a timely release to a financial news service.

Interest on the Exchange Notes

The exchange notes will accrue interest from and including January 15, 2013. Interest will be paid on the exchange notes semiannually on January 15 and July 15 of each year. Holders of unregistered notes that are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest accrued from the date on which the unregistered notes were issued until the date of the issuance of the exchange notes. Consequently, holders of exchange notes will receive the same interest payments that they would have received had they not accepted the exchange offer.

Resale of Exchange Notes

Based upon existing interpretations of the staff of the SEC set forth in several no-action letters issued to third parties unrelated to us, we believe that the exchange notes issued pursuant to the exchange offer in exchange for the unregistered notes may be offered for resale, resold and otherwise transferred by you without complying with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	any exchange notes to be received by you will be acquired in the ordinary course of your business;

•	you are not engaged in, do not intend to engage in and have no arrangements or understandings with any person to participate in, the distribution of the unregistered notes or exchange notes;

•

you are not an “affiliate” (as defined in Rule 405 under the Securities Act) of ours or, if you are such an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	if you are a broker-dealer, you have not entered into any arrangement or understanding with us or any of our “affiliates” to distribute the exchange notes; and

•	you are not acting on behalf of any person or entity that could not truthfully make these representations.

In addition, if you are a broker-dealer and you will receive exchange notes for your own account in exchange for unregistered notes that were acquired as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of the exchange notes.

If you wish to participate in the exchange offer, you will be required to make these representations to us in the letter of transmittal or through DTC’s Automated Tender Offer Program procedures, as described below. If our belief is inaccurate and you transfer any exchange note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration under the Securities Act, you may incur liability under the Securities Act. We do not assume or indemnify you against such liability.

If you are a broker-dealer that receives exchange notes in exchange for unregistered notes held for your own account, as a result of market-making or other trading activities, you must acknowledge that you will deliver a prospectus in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act. The prospectus, as it may be amended or supplemented from time to time, may be used by any broker-dealers in connection with resales of exchange notes received in exchange for unregistered notes. We have agreed that, for a period of 180 days after the consummation of the exchange offer, we will make this prospectus and any amendment or supplement to this prospectus available to any such broker-dealer for use in connection with any resale.

Clearing of the Notes

Upon consummation of the exchange offer, the exchange notes will have different CUSIP and ISIN numbers from the unregistered notes.

Procedures for Tendering

The term “holder” with respect to the exchange offer means any person in whose name unregistered notes are registered on our agent’s books or any other person who has obtained a properly completed bond power from the registered holder, or any person whose unregistered notes are held of record by DTC who desires to deliver such unregistered notes by book-entry transfer at DTC.

Except in limited circumstances, only a DTC participant listed on a DTC securities position listing with respect to the unregistered notes may tender its unregistered notes in the exchange offer. To tender unregistered notes in the exchange offer, holders of unregistered notes that are DTC participants may follow the procedures for book-entry transfer as provided for below under “—Book-Entry Transfer” and in the letter of transmittal.

In addition:

•	the exchange agent must receive any corresponding certificate or certificates representing unregistered notes along with the letter of transmittal;

•

the exchange agent must receive, before expiration of the exchange offer, a timely confirmation of book-entry transfer of unregistered notes into the exchange agent’s account at DTC according to standard operating procedures for electronic tenders described below and a properly transmitted agent’s message described below; or

•	the holder must comply with the guaranteed delivery procedures described below.

The tender by a holder of unregistered notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. If less than all the unregistered notes held by a holder of unregistered notes are tendered, a tendering holder should fill in the amount of unregistered notes being tendered in the specified box on the letter of transmittal. The entire amount of unregistered notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

The method of delivery of unregistered notes, the letter of transmittal and all other required documents or transmission of an agent’s message, as described under “—Book Entry Transfer,” to the exchange agent is at the election and risk of the holder. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery prior to the expiration of the exchange offer. No letter of transmittal or unregistered notes should be sent to us but must instead be delivered to the exchange agent. Delivery of documents to DTC in accordance with their procedures will not constitute delivery to the exchange agent.

If you are a beneficial owner of unregistered notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your unregistered notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your unregistered notes, either:

•	make appropriate arrangements to register ownership of the unregistered notes in your name; or

•	obtain a properly completed bond power from the registered holder.

The transfer of record ownership may take considerable time and might not be completed prior to the expiration date.

Signatures on a letter of transmittal or a notice of withdrawal as described in “—Withdrawal of Tenders” below, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act, unless the unregistered notes tendered pursuant thereto are tendered:

•	by a registered holder who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” in the letter of transmittal; or

•	for the account of an eligible institution.

If the letter of transmittal is signed by a person other than the registered holder of any unregistered notes listed therein, the unregistered notes must be endorsed or accompanied by appropriate bond powers which authorize the person to tender the unregistered notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the unregistered notes. If the letter of transmittal or any unregistered notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

We will determine in our sole discretion all the questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered unregistered notes. Our determinations will be final and binding. We reserve the absolute right to reject any and all unregistered notes not validly tendered or any unregistered notes the acceptance of which would, in the opinion of our counsel, be unlawful. We reserve the absolute right to waive any irregularities or conditions of tender as to particular unregistered notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of unregistered notes must be cured within such time as we will determine. Neither we, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of unregistered notes nor shall any of them incur any liability for failure to give such notification. Tenders of unregistered notes will not be deemed to have been made until such irregularities have been cured or waived. Any unregistered notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the exchange agent to the tendering holder of such unregistered notes, unless otherwise provided in the letter of transmittal, promptly following the expiration date of the exchange offer.

In addition, we reserve the right in our sole discretion to (a) purchase or make offers for any unregistered notes that remain outstanding subsequent to the expiration date, and (b) to the extent permitted by applicable law, purchase unregistered notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the exchange offer.

Book-Entry Transfer

We understand that the exchange agent will make a request promptly after the date of this document to establish an account with respect to the unregistered notes at DTC for the purpose of facilitating the exchange offer. Any financial institution that is a participant in DTC’s system may make book-entry delivery of unregistered notes by causing DTC to transfer such unregistered notes into the exchange agent’s DTC account in accordance with DTC’s Automated Tender Offer Program procedures for such transfer. The exchange for tendered unregistered notes will only be made after a timely confirmation of a book-entry transfer of the unregistered notes into the exchange agent’s account at DTC, and timely receipt by the exchange agent of an agent’s message.

The term “agent’s message” means a message, transmitted by DTC and received by the exchange agent and forming part of the confirmation of a book-entry transfer, which states that DTC, has received an express acknowledgment from a participant tendering unregistered notes and that such participant has received an appropriate letter of transmittal and agrees to be bound by the terms of the letter of transmittal, and we may enforce such agreement against the participant. Delivery of an agent’s message will also constitute an acknowledgment from the tendering DTC participant that the representations contained in the appropriate letter of transmittal and described above are true and correct.

Guaranteed Delivery Procedures

Holders who wish to tender their unregistered notes and (i) whose unregistered notes are not immediately available, or (ii) who cannot deliver their unregistered notes, the letter of transmittal, or any other required documents to the exchange agent prior to the expiration date, or if such holder cannot complete DTC’s standard operating procedures for electronic tenders before expiration of the exchange offer, may tender their unregistered notes if:

•	the tender is made through an eligible institution;

•

before expiration of the exchange offer, the exchange agent receives from the eligible institution either a properly completed and duly executed notice of guaranteed delivery in the form accompanying this prospectus, by facsimile transmission, mail or hand delivery, or a properly transmitted agent’s message in lieu of notice of guaranteed delivery:

•

setting forth the name and address of the holder and the registered number(s), the certificate number or numbers of the unregistered notes tendered and the principal amount of unregistered notes tendered;

•	stating that the tender offer is being made by guaranteed delivery; and

•

guaranteeing that, within three (3) business days after expiration of the exchange offer, the letter of transmittal, or facsimile of the letter of transmittal, together with the unregistered notes tendered and any other documents required by the letter of transmittal or, alternatively, a book-entry confirmation will be deposited by the eligible institution with the exchange agent; and

•

the exchange agent receives the properly completed and executed letter of transmittal, or facsimile of the letter of transmittal, as well as all tendered unregistered notes in proper form for transfer and all other documents required by the letter of transmittal or, alternatively, a book-entry confirmation, within three (3) business days after expiration of the exchange offer.

Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their unregistered notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

Except as otherwise provided herein, tenders of unregistered notes may be withdrawn at any time prior to 5:00 P.M., New York City time, on                     , 2013, the expiration date of the exchange offer.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice, which may be by telegram, telex, facsimile transmission or letter, of withdrawal at the address set forth below under “Exchange Agent”; or

•	for DTC participants, holders must comply with their respective standard operating procedures for electronic tenders and the exchange agent must receive an electronic notice of withdrawal from DTC.

Any notice of withdrawal must:

•	specify the name of the person who tendered the unregistered notes to be withdrawn;

•	identify the unregistered notes to be withdrawn, including the certificate number or numbers and principal amount of the unregistered notes to be withdrawn;

•	be signed by the person who tendered the unregistered notes in the same manner as the original signature on the letter of transmittal, including any required signature guarantees; and

•	specify the name in which the unregistered notes are to be re-registered, if different from that of the withdrawing holder.

If unregistered notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn unregistered notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form and eligibility (including time of receipt) for such withdrawal notices, and our determination shall be final and binding on all parties. Any unregistered notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no exchange notes will be issued with respect thereto unless the unregistered notes so withdrawn are validly re-tendered. Any unregistered notes which have been tendered but which are not accepted for exchange will be returned to the holder without cost to such holder promptly after withdrawal. Properly withdrawn unregistered notes may be re-tendered by following the procedures described above under “Procedures for Tendering” at any time prior to the expiration date.

Consequences of Failure to Exchange

If you do not tender your unregistered notes to be exchanged in this exchange offer, they will remain “restricted securities” within the meaning of Rule 144(a)(3) of the Securities Act.

Accordingly, they:

•	may be resold only if (i) registered pursuant to the Securities Act, (ii) an exemption from registration is available or (iii) neither registration nor an exemption is required by law; and

•	shall continue to bear a legend restricting transfer in the absence of registration or an exemption therefrom.

As a result of the restrictions on transfer and the availability of the exchange notes, the unregistered notes are likely to be much less liquid than before the exchange offer.

Exchange Agent

U.S. Bank National Association has been appointed as the exchange agent for the exchange of the unregistered notes. Questions and requests for assistance relating to the exchange of the unregistered notes should be directed to the exchange agent addressed as follows:

By Facsimile:	By Registered or Certified Mail:	By Hand/Overnight Delivery:

(651) 495-8158 Confirm by Telephone: (800) 934-6802	U.S. Bank National Association Corporate Trust Services Attention: Specialized Finance 60 Livingston Avenue St. Paul, Minnesota 55107	U.S. Bank National Association Corporate Trust Services Attention: Specialized Finance 60 Livingston Avenue St. Paul, Minnesota 55107

Fees and Expenses

We will bear the expenses of soliciting tenders pursuant to the exchange offer. The principal solicitation for tenders pursuant to the exchange offer is being made by mail. Additional solicitations may be made by our officers and regular employees and our affiliates in person, by telegraph or telephone.

We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its related reasonable out-of-pocket expenses and accounting and legal fees. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the unregistered notes and in handling or forwarding tenders for exchange.

We will pay all transfer taxes, if any, applicable to the exchange of unregistered notes pursuant to the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•

certificates representing exchange notes or unregistered notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of unregistered notes tendered;

•	tendered unregistered notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of unregistered notes under the exchange offer.

If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

DESCRIPTION OF THE EXCHANGE NOTES

You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” In this description, the word “Issuer” refers only to Dycom Investments, Inc. and not to any of its subsidiaries, and the word “Holdings” refers only to Dycom Industries, Inc. and not to any of its subsidiaries. For purposes of this description, the exchange notes, any unregistered notes that are outstanding after the exchange offer is completed and any additional notes, will be generally referred to as the “notes,” unless the context otherwise requires.

The Issuer will issue the exchange notes under an indenture dated as of January 21, 2011 (as amended and supplemented, the “indenture”) among itself, the Guarantors and U.S. Bank National Association, as trustee. On January 21, 2011, the Issuer issued $187.5 aggregate principal amount of 7.125% Senior Subordinated Notes due 2021 (the “Initial Notes”) under the indenture. The exchange notes and the Initial Notes (together, the “notes”) will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The exchange notes are expected to be trade fungible with the Initial Notes. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

The following description is a summary of the material provisions of the indenture. It does not restate those agreement in its entirety. We urge you to read the indenture because it, and not this description, define your rights as holders of the notes. Copies of the indenture are available as set forth below under “—Additional Information.” Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the indenture.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

Brief Description of the Notes and the Note Guarantees

The Notes

The exchange notes:

•	will be general unsecured obligations of the Issuer;

•	will be subordinated in right of payment to all Indebtedness under the Credit Agreement and all other existing and future Senior Debt of the Issuer;

•	will be pari passu in right of payment with any future senior subordinated Indebtedness of the Issuer, including the Initial Notes; and

•	will be unconditionally guaranteed by the Guarantors (except that the Guarantee of any Subsidiary of Dycom Industries, Inc. will be subject to certain customary release provisions).

The Guarantees

The exchange notes will be guaranteed by Holdings and each of its existing and future Domestic Subsidiaries, other than the Issuer, that guarantee any Credit Facility.

Each guarantee of the exchange notes:

•	will be a general unsecured obligation of the Guarantor;

•	will be subordinated in right of payment to all Indebtedness under the Credit Agreement and all other existing and future Senior Debt of that Guarantor; and

•	will be pari passu in right of payment with any future senior subordinated Indebtedness of that Guarantor, including guarantees of the Initial Notes.

Assuming we had completed this offering of notes, the Acquisition and the Financing Transactions as described in “Prospectus Summary—the Transactions,” as of October 27, 2012, the Issuer and the Guarantors would have had approximately $478.6 million of indebtedness outstanding, of which $201.0 million would have been Senior Debt. In addition, we would have had $199.0 million of undrawn commitments under our Credit Agreement, of which approximately $154.9 million would have been available for borrowing after taking into account approximately $44.1 million of outstanding letters of credit. As indicated above and as discussed in detail below under the caption “ —Subordination,” payments on the notes and under these guarantees will be subordinated to the payment of Senior Debt. The indenture permits us and the Guarantors to incur additional Senior Debt.

Not all of our Subsidiaries will guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. The guarantor Subsidiaries generated approximately 99.2 % of our pro forma combined revenues for our fiscal year ended July 28, 2012 and held approximately 98.1% of our pro forma combined assets as of October 27, 2012. See note 19 to our audited consolidated financial statements incorporated by reference in this prospectus for more detail about the division of consolidated revenues and assets between guarantor and non-guarantor Subsidiaries prior to the Acquisition.

Substantially all of the operations of Holdings and the Issuer are conducted through their Subsidiaries and, therefore, Holdings and the Issuer depend on the cash flow of their Subsidiaries to meet their obligations, including their obligations under the notes. The notes will be effectively subordinated in right of payment to all Indebtedness and other liabilities and commitments (including trade payables and lease obligations) of the Issuer’s Subsidiaries. Any right of the Issuer to receive assets of any of its Subsidiaries upon the Subsidiary’s liquidation or reorganization (and the consequent right of the holders of the notes to participate in those assets) will be effectively subordinated to the claims of that Subsidiary’s creditors, except to the extent that the Issuer is itself recognized as a creditor of the Subsidiary, in which case the claims of the Issuer would still be subordinate in right of payment to any security in the assets of the Subsidiary and any Indebtedness of the Subsidiary senior to that held by the Issuer. On a pro forma basis, as of October 27, 2012, the Subsidiaries of Holdings that will not have guaranteed the notes had no Indebtedness and $1.2 million of trade payables. See “Risk Factors—Your right to receive payments on the notes is junior to certain of our existing indebtedness and possibly all of our future borrowings. Further, the guarantees of the notes are junior to all of our guarantors’ existing indebtedness and possibly to all their future borrowings.”

As of the issue date of the New Notes, all of Holdings’ Subsidiaries will be “Restricted Subsidiaries.” However, under the circumstances described below under the caption “—Certain Covenants— Designation of Restricted and Unrestricted Subsidiaries,” Holdings will be permitted to designate certain of its Subsidiaries as “Unrestricted Subsidiaries.” Holdings’ Unrestricted Subsidiaries will not be subject to the restrictive covenants in the indenture. Holdings’ Unrestricted Subsidiaries will not guarantee the notes.

Principal, Maturity and Interest

The Issuer will issue up to $90.0 million in aggregate principal amount of notes in the exchange offer and, in addition to the unregistered notes, previously issued an aggregate principal amount of $187.5 million Initial Notes on January 21, 2011. The Issuer may issue further additional notes under the indenture from time to time after this exchange offer. Any issuance of additional notes is subject to all of the covenants in the indenture, including the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” The exchange notes, the Initial Notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Issuer will issue exchange notes in a minimum amount of $2,000 and integral multiples of $1,000. The exchange notes will mature on January 15, 2021.

Interest on the exchange notes will accrue at the rate of 7.125% per annum and will be payable semiannually in arrears on January 15 and July 15. The Issuer will make each interest payment to the holders of record on the immediately preceding January 1 and July 1.

Interest on the exchange notes will accrue from January 15, 2013. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a holder of notes has given wire transfer instructions to the Issuer, the Issuer will pay all principal, interest and premium, if any, on that holder’s notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar within The City and State of New York unless the Issuer elects to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

The trustee will initially act as paying agent and registrar. The Issuer may change the paying agent or registrar without prior notice to the holders of the notes, and Holdings, the Issuer or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. The Issuer will not be required to transfer or exchange any note selected for redemption. Also, the Issuer will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Note Guarantees

The notes will be guaranteed by each of Holdings and each of its current and future Domestic Subsidiaries (other than the Issuer) that guarantee any Credit Facility. These Note Guarantees will be joint and several obligations of the Guarantors. Each Note Guarantee will be subordinated to the prior payment in full in cash or Cash Equivalents of all Indebtedness under the Credit Agreement and all other Senior Debt of that Guarantor. The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. We cannot assure you that this limitation will protect the Note Guarantees from fraudulent conveyance or fraudulent transfer challenges or, if it does, that the remaining amount due and collectible under the Note Guarantees would suffice, if necessary, to pay the notes in full when due. In a Florida bankruptcy case, this kind of provision was found to be unenforceable and, as a result, the subsidiary guarantees in that case were found to be fraudulent conveyances. We do not know if that case will be followed if there is litigation relating to the validity and/or enforceability of the note guarantees under the indenture. However, if it is followed, the risk that the Note Guarantees will be found to be fraudulent conveyances will be significantly increased. See “Risk Factors—A guarantee could be voided under fraudulent transfer laws, which could result in the noteholders being able to rely only on us to satisfy claims.”

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Issuer or another Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) assumes all the obligations of that Guarantor under the indenture and its Note Guarantee pursuant to a supplemental indenture satisfactory to the trustee; or

(b) such sale or other disposition or merger does not violate the covenant described under “Repurchase at the Option of Holders—Asset Sales”.

The Note Guarantee of a Guarantor (other than Holdings, in the case of the situations described in items (1), (2) and (5), below) will be automatically and unconditionally released:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) Holdings, the Issuer or a Restricted Subsidiary of Holdings, if such sale or other disposition does not violate the “Asset Sale” provisions of the indenture;

(2) in connection with any sale or other disposition of the Capital Stock of that Guarantor (including by way of merger or consolidation) after which such Guarantor would no longer be a Restricted Subsidiary of Holdings, if such sale or other disposition does not violate the “Asset Sale” provisions of the indenture;

(3) if Holdings designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;

(4) upon legal defeasance, covenant defeasance or satisfaction and discharge of the notes as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge”; or

(5) upon the release of such Guarantor of all of its guarantees of any Credit Facility, including any Note Guarantee created pursuant to the “Additional Note Guarantees” provisions of the indenture.

See “—Repurchase at the Option of Holders—Asset Sales.”

Subordination

The payment of principal, interest and premium, if any, and other payment obligations on or with respect to, the notes (including any obligations to repurchase the notes) will be subordinated to the prior payment in full in cash or Cash Equivalents of all Senior Debt, including Senior Debt incurred after the date of the indenture.

The holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt) before the holders of notes will be entitled to receive any payment with respect to the notes (except that holders of notes may receive and retain Permitted Junior Securities and payments made from either of the trusts described under “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge”), in the event of any distribution to creditors of the Issuer:

(1) in a liquidation or dissolution of the Issuer;

(2) in a voluntary or involuntary bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuer or its property;

(3) in an assignment for the benefit of creditors; or

(4) in any marshaling of the Issuer’s assets and liabilities.

The Issuer also may not make any payment in respect of the notes (except in Permitted Junior Securities or from the trusts described under “—Legal Defeasance and Covenant Defeasance” and “Satisfaction and Discharge”) if:

(1) a payment default on Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

(2) any other default (a “nonpayment default”) occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity, and the trustee receives a notice of such default (a “Payment Blockage Notice”) from the Issuer or (a) with respect to Designated Senior Debt arising under the Credit Agreement, the agent for the lenders thereunder or (b) with respect to any other Designated Senior Debt, a representative of the holders of such Designated Senior Debt.

Payments on the notes may and will be resumed:

(1) in the case of a payment default on Designated Senior Debt, upon the date on which such default is cured or waived; and

(2) in the case of a nonpayment default on Designated Senior Debt, upon the earlier of (x) the date on which such nonpayment default is cured or waived, (y) 179 days after the date on which the applicable Payment Blockage Notice is received or (z) the date the Trustee receives notice from the representative for the Designated Senior Debt rescinding such Payment Blockage Notice, unless the maturity of any such Designated Senior Debt has then been accelerated.

No new Payment Blockage Notice may be delivered unless and until:

(1) 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

(2) all scheduled payments of principal, interest and premium, if any, on the notes that have come due have been paid in full in cash or Cash Equivalents.

No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee will be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 days.

If the trustee or any holder of the notes receives a payment in respect of the notes (except in Permitted Junior Securities or from the trusts described under “—Legal Defeasance and Covenant Defeasance” and “Satisfaction and Discharge”) when:

(1) the payment is prohibited by these subordination provisions; and

(2) the trustee or the holder has actual knowledge that the payment is prohibited;

the trustee or the holder, as the case may be, will hold the payment in trust for the benefit of the holders of Senior Debt. Upon the proper written request of the holders of Senior Debt, the trustee or the holder, as the case may be, will deliver the amounts in trust to the holders of Senior Debt or their proper representative.

The Issuer must promptly notify holders of Senior Debt if payment of the notes is accelerated because of an Event of Default.

As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of the Issuer, holders of notes may recover less ratably than creditors of the Issuer or the Guarantors who are holders of Senior Debt. As a result of the obligation to deliver amounts received in trust to holders of Senior Debt, holders of notes may recover less ratably than trade creditors of the Issuer or the Guarantors. See “Risk Factors—Your right to receive payments on the notes is junior to our existing indebtedness and possibly all of our future borrowings. Further, the guarantees of the notes are junior to all of our guarantors’ existing indebtedness and possibly to all their future borrowings.”

Optional Redemption

At any time on or prior to January 15, 2014, the Issuer may on one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture (including the exchange notes and any other additional notes) at a redemption price of 107.125% of their principal amount, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

(1) at least 65% of the aggregate principal amount of notes issued under the indenture (including the exchange notes and any other additional notes but excluding notes held by Holdings and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 90 days of the date of the closing of each such Equity Offering.

At any time prior to January 15, 2016, the Issuer may also redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount of notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to the date of redemption (the “Redemption Date”), subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

Except pursuant to the two preceding paragraphs, the notes will not be redeemable at the Issuer’s option prior to January 15, 2016.

On or after January 15, 2016, at any time or from time to time, the Issuer may redeem all or a part of the notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on January 15 of the years indicated below, subject to the rights of holders of notes on the relevant record date to receive accrued and unpaid interest on the relevant interest payment date:

Year	Percentage
2016	103.563%
2017	102.375%
2018	101.188%
2019 and thereafter	100.000%

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

Mandatory Redemption

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each holder of notes will have the right to require the Issuer to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, the Issuer will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest on the notes repurchased to the date of purchase, subject to the rights of noteholders on the relevant record date to receive accrued and unpaid interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3) deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Issuer.

The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will have a minimum amount of $2,000 and integral multiples of $1,000 in excess thereof. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

Prior to complying with any of the provisions of this “Change of Control” covenant, but in any event within 90 days following a Change of Control, the Issuer and the Guarantors will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of notes required by this covenant.

The Credit Agreement currently restricts the ability of the Issuer and the Guarantors to purchase any notes, and also provides that certain change of control events with respect to Holdings would constitute a default under the Credit Agreement. Any future credit agreements or other agreements relating to Senior Debt to which the Issuer or the Guarantors become parties may contain similar restrictions and provisions. If a Change of Control occurs at a time when the Issuer and the Guarantors are prohibited from purchasing notes, the Issuer and the Guarantors could seek the consent of their senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer and the Guarantors do not obtain such a consent or repay such borrowings, the Issuer and the Guarantors will remain prohibited from purchasing notes. In such case, the Issuer’s and the Guarantors’ failure to purchase tendered notes would constitute an Event of Default under the indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the indenture would likely restrict payments to the holders of notes.

The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that the Issuer repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

The Issuer will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuer and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price. A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Holdings and its Subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no established precise definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuer to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Holdings and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

Holdings will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) Holdings (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration received in the Asset Sale by Holdings or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets. For purposes of this provision, each of the following will be deemed to be cash:

(a) any liabilities, as shown on Holdings’ most recent consolidated balance sheet, of Holdings or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets or Equity Interests pursuant to a customary novation agreement or transfer agreement that releases Holdings or such Restricted Subsidiary from such liabilities or by operation of law or against which the transferee has granted a full indemnity to Holdings or such Restricted Subsidiary;

(b) any securities, notes or other obligations received by Holdings or any such Restricted Subsidiary from such transferee that are converted by Holdings or such Restricted Subsidiary into Cash Equivalents within 180 days after the date of such Asset Sale (to the extent of the Cash Equivalents received in that conversion); and

(c) any Designated Non-Cash Consideration received by Holdings or any of its Restricted Subsidiaries in such Asset Sale having an aggregated Fair Market Value, taken together with all other Designated Non-Cash consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) 5.0% of Holdings’ Consolidated Net Assets as of the date or receipt of such Designated Non-Cash Consideration and (y) $30.0 million (with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Holdings (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds at its option:

(1) to repay Senior Debt or Indebtedness of a Restricted Subsidiary of Holdings that is not a Guarantor;

(2) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of Holdings; provided that (x) a binding agreement to acquire such assets or Capital Stock entered into prior to the 365th day after such Asset Sale will satisfy the foregoing requirements so long as such acquisition is consummated no later than the later of (i) the 365th day after such Asset Sale and (ii) 180 days after the date of such binding agreement and (y) if such acquisition is not consummated within the period set forth in the preceding subclause (x), the Net Proceeds will be deemed to be Excess Proceeds (as defined below);

(3) to make capital expenditures;

(4) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business provided that (x) a binding agreement to acquire such assets entered into prior to the 365th day after such Asset Sale will satisfy the foregoing requirements so long as such acquisition is consummated no later than the later of (i) the 365th day after such Asset Sale and (ii) 180 days after the date of such binding agreement and (y) if such acquisition is not consummated within the period set forth in the preceding subclause (x), the Net Proceeds will be deemed to be Excess Proceeds); or

(5) make an Asset Sale Offer as described below.

Pending the final application of any Net Proceeds, Holdings may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $20.0 million, within 30 days thereof the Issuer will make an Asset Sale Offer to all holders of notes and all holders of other Indebtedness that is pari passu with the notes or any Note Guarantee (other than a Note Guarantee by Holdings) containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased using the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of the notes and such other pari passu

Indebtedness plus accrued and unpaid interest to but not including the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Holdings may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such compliance.

The Credit Agreement currently restricts the Issuer and the Guarantors from purchasing any notes, and also provides that certain asset sale events with respect to the Issuer and the Guarantors would constitute a default under these agreements. Any future Credit Facilities or other agreements relating to Senior Debt to which the Issuer and the Guarantors become parties may contain similar restrictions and provisions. In the event an Asset Sale occurs at a time when the Issuer and the Guarantors are prohibited from purchasing notes, the Issuer and the Guarantors may seek the consent of its senior lenders to the purchase of notes or attempt to refinance the borrowings that contain such prohibition. If the Issuer and the Guarantors do not obtain such a consent or repay such borrowings, they will remain prohibited from purchasing notes. In such case, the Issuer and the Guarantors’ failure to purchase tendered notes would constitute an Event of Default under the indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the indenture would likely restrict payments to the holders of notes.

Selection and Notice

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis unless otherwise required by law or applicable stock exchange requirements.

No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.

Certain Covenants

Changes in Covenants When Notes Rated Investment Grade

If on any date, following the date of the indenture:

(1) the notes are rated Investment Grade by both of the Rating Agencies; and

(2) no Default or Event of Default has occurred and is continuing,

then, beginning on that day and continuing at all times thereafter regardless of any subsequent changes in the rating of the notes, the covenants specifically listed under the following captions in this prospectus will no longer be applicable to the notes:

(1) “—Repurchase at the Option of Holders—Asset Sales”;

(2) “—Restricted Payments”;

(3) “—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(4) “—No Layering of Debt”;

(5) “—Dividend and Other Payment Restrictions Affecting Subsidiaries”;

(6) “—Designation of Restricted and Unrestricted Subsidiaries”;

(7) “—Transactions with Affiliates”;

(8) “—Business Activities”;

(9) “—Additional Note Guarantees”; and

(10) clauses (a)(4) and (b)(4) of the covenant specifically listed under the caption “—Merger, Consolidation or Sale of Assets.”

There can be no assurance that the notes will achieve or maintain an Investment Grade rating.

Restricted Payments

Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of Holdings’ or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Holdings or any of its Restricted Subsidiaries) or to the direct or indirect holders of Holdings’ or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions (x) payable in Equity Interests (other than Disqualified Stock) of Holdings or (y) payable to Holdings or a Restricted Subsidiary of Holdings);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Holdings) any Equity Interests of Holdings held by any Person other than Holdings or a Restricted Subsidiary of Holdings;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of Holdings, the Issuer or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among Holdings and any of its Restricted Subsidiaries), except (a) a payment of interest or principal at the Stated Maturity thereof or (b) the purchase, repurchase or other acquisition of any such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition; or

(4) make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

(2) Holdings would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Holdings and its Restricted Subsidiaries since January 21, 2011 (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (7), (8), (9) and (10) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a) 50% of the Consolidated Net Income of Holdings for the period (taken as one accounting period) from January 30, 2011 to the end of Holdings’ most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(b) 100% of the aggregate net cash proceeds and the Fair Market Value of assets other than cash received by Holdings since January 21, 2011 as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of Holdings or from the issue or sale of Disqualified Stock or the incurrence of Indebtedness that has been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock) sold to, or Indebtedness held by, a Subsidiary of Holdings), plus the amount of any cash received by Holdings upon such conversion or exchange; plus

(c) with respect to Restricted Investments made by Holdings and its Restricted Subsidiaries after January 21, 2011, an amount equal to 100% of the net reduction in such Restricted Investments in any Person resulting from repayments of loans or advances, or other transfers of assets, in each case to Holdings or any Restricted Subsidiary of Holdings or from the net cash proceeds from the sale of any such Restricted Investment, from the release of any Guarantee (except to the extent any amounts are paid under such Guarantee) or from any redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, not to exceed, in each case, the amount of Restricted Investments previously made by Holdings or any Restricted Subsidiary in such Person or Unrestricted Subsidiary after January 21, 2011; plus

(d) 50% of any dividends received by Holdings or any Restricted Subsidiary of Holdings after January 21, 2011 from an Unrestricted Subsidiary of Holdings, to the extent that such dividends were not otherwise included in Consolidated Net Income of Holdings for such period.

As of October 27, 2012, the amount available for Restricted Payments pursuant to this clause (3) would have been approximately $12.6 million.

The preceding provisions will not prohibit (provided that in the case of clauses (5), (7), (9) and (10) below, no Default has occurred and is continuing or would be caused thereby):

(1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the indenture;

(2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of, a substantially concurrent sale (other than to a Restricted Subsidiary of Holdings) of, Equity Interests (other than Disqualified Stock) of Holdings or from a substantially concurrent contribution of common equity capital to Holdings; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph;

(3) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of Holdings, the Issuer or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of Holdings to the holders of its Equity Interests on a pro rata basis;

(5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Holdings or any Restricted Subsidiary of Holdings held by any current or former officer, director or employee of Holdings or any of its Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $7.5 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding years, subject to a maximum payment of $15.0 million in any calendar year); provided further that such amount in any calendar year may be increased by an amount not to exceed (A) the net cash proceeds received by Holdings from the sale of Equity Interests (other than Disqualified Stock) of Holdings to members of management or directors of Holdings and its Restricted Subsidiaries that occurs after January 21, 2011 (to the extent such cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments), plus (B) the net cash proceeds of key man life insurance policies received by Holdings and its Restricted Subsidiaries after January 21, 2011, less (C) the amount of any Restricted Payments made pursuant to subclauses (A) and (B) of this clause (5);

(6) the repurchase of Equity Interests deemed to occur (a) upon the exercise of stock options, warrants or other convertible securities to the extent such Equity Interests represent a portion of the exercise price thereof or applicable withholding taxes, if any, or (b) upon the transfer of shares of restricted stock to Holdings in connection with the payment of withholding tax by Holdings following a sale of shares of restricted stock by the holder thereof;

(7) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of Holdings or of Disqualified Stock or Preferred Stock of any Restricted Subsidiary of Holdings issued on or after January 21, 2011 in accordance with the “—Incurrence of Indebtedness and Issuance of Preferred Stock” covenant;

(8) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options of other securities convertible into or exchangeable for Capital Stock of Holdings or to dissenting shareholders if required by law;

(9) Permitted Equity Purchases; and

(10) other Restricted Payments in an aggregate amount outstanding not to exceed $60.0 million since January 21, 2011.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Holdings or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

Incurrence of Indebtedness and Issuance of Preferred Stock

Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and Holdings will not issue any shares of Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that Holdings, the Issuer or any Restricted Subsidiary of Holdings may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock, and any Restricted Subsidiary of Holdings may issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio for Holdings’ most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of the proceeds therefrom had occurred, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by Holdings or any of its Restricted Subsidiaries of Indebtedness under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the face amount of such letter of credit) not to exceed $300.0 million; provided that such amount will be reduced to the extent of any reduction or elimination by the lenders of any commitment under any Credit Facility relating to the consummation of any Qualified Receivables Transaction for so long as such reduction or elimination of such commitment remains in effect but only to the extent Indebtedness under such Qualified Receivables Transaction is outstanding;

(2) the incurrence by Holdings and its Restricted Subsidiaries of the Existing Indebtedness;

(3) the incurrence by the Issuer and the Guarantors of Indebtedness represented by the Initial Notes and the related Note Guarantees issued on January 21, 2011 and the exchange notes and the related Note Guarantees to be issued pursuant to the indenture;

(4) the incurrence by Holdings or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, Disqualified Stock or Preferred Stock, in each case, incurred by Holdings or any of its Restricted Subsidiaries for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property (real or personal), plant or equipment used or useful in a Permitted Business, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (a) $30.0 million or (b) 5.0% of Holdings’ Consolidated Net Assets;

(5) the incurrence by Holdings or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), (16), or (18) of this paragraph;

(6) the incurrence by Holdings or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Holdings and/or any of its Restricted Subsidiaries; provided, however, that:

(a) if the Issuer or any Guarantor is the obligor on such Indebtedness and the payee is not the Issuer or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of the Issuer, or the Note Guarantee, in the case of a Guarantor; and

(b)(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Holdings or a Restricted Subsidiary of Holdings and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Holdings or a Restricted Subsidiary of Holdings will be deemed, in each case, to constitute an incurrence of such Indebtedness by Holdings or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the issuance by any of Holdings’ Restricted Subsidiaries to Holdings or to any of its other Restricted Subsidiaries of shares of Disqualified Stock or Preferred Stock; provided, however, that:

(a) any subsequent issuance or transfer of Equity Interests that results in any such Disqualified Stock or Preferred Stock being held by a Person other than Holdings or a Restricted Subsidiary of Holdings; and

(b) any sale or other transfer of any such Disqualified Stock or Preferred Stock to a Person that is not either Holdings or a Restricted Subsidiary of Holdings;

will be deemed, in each case, to constitute an issuance of such Preferred Stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8) the incurrence by Holdings or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

(9) the guarantee by the Issuer or any of the Guarantors of Indebtedness of Holdings or a Restricted Subsidiary of Holdings that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(10) the incurrence by Holdings or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-retention or self-insurance obligations, bankers’ acceptances, unemployment insurance, performance release, appeal and surety and similar bonds and related obligations and completion guarantees or similar instruments provided or incurred in the ordinary course of business;

(11) the incurrence by Holdings or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

(12) the incurrence by Holdings or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business; provided that, upon the drawing of such letters of credit or in the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(13) the incurrence by Holdings or any of its Restricted Subsidiaries of Indebtedness to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the notes;

(14) any Indebtedness which has been defeased;

(15) the incurrence by Holdings or any of its Restricted Subsidiaries of Indebtedness arising from agreements providing for indemnification, earnout, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of Holdings or any of its Restricted Subsidiaries pursuant to such agreements, in any case incurred in connection with the acquisition or disposition of any business, assets or Restricted Subsidiary of Holdings or any of its Restricted Subsidiaries (other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as, in the case of a disposition, the amount so indemnified or otherwise incurred does not exceed the gross proceeds actually received by Holdings or any Restricted Subsidiary thereof in connection with such disposition;

(16) the incurrence by a Restricted Subsidiary of Holdings that is not a Domestic Subsidiary (or one or more non-Domestic Subsidiaries) of Indebtedness in an aggregate amount at any time outstanding, including all Permitted Refinancing Indebtedness, Disqualified Stock and Preferred Stock incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (16), (with letters of credit being deemed to have a principal amount equal to the face amount of such letter of credit) not to exceed the greater of (a) $50.0 million or (b) 50% of the Consolidated Net Assets of any such Restricted Subsidiary (or group of non-Domestic Subsidiaries, as applicable);

(17) the incurrence by a Receivables Subsidiary of Holdings of Indebtedness in a Qualified Receivables Transaction that is without recourse to Holdings or to any other Subsidiary of Holdings or their assets (other than such Receivables Subsidiary and its assets and, as to Holdings or any Subsidiary of Holdings, other than pursuant to representations, warranties, covenants and indemnities customary for such transactions) and is not guaranteed by any such Person; and

(18) the incurrence by Holdings or any of its Restricted Subsidiaries of additional Indebtedness, or the issuance of Disqualified Stock or Preferred Stock, in an aggregate principal amount or liquidation preference at any time outstanding, including all Permitted Refinancing Indebtedness, Disqualified Stock and Preferred Stock incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (18), not to exceed $50.0 million.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (18) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Holdings will be permitted to classify such item of Indebtedness on the date of its incurrence, and later reclassify from time to time all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or Preferred Stock for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of Holdings as accrued. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Holdings or any Restricted Subsidiary may incur pursuant to this covenant will not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a) the Fair Market Value of such assets at the date of determination, and

(b) the amount of the Indebtedness of the other Person.

No Layering of Debt

The Issuer will not incur any Indebtedness that is contractually subordinate or junior in right of payment to any Senior Debt of the Issuer and senior in right of payment to the notes. No Guarantor will incur any Indebtedness that is contractually subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in right of payment to such Guarantor’s Note Guarantee. No such Indebtedness will be considered to be subordinate or junior or right of payment to any other Indebtedness by reason of any Liens or Guarantees arising or created in respect of such other Indebtedness or by virtue of the fact that holders of any secured Indebtedness have entered into intercreditor agreements giving one or more holders priority over other holders in the collateral held by them.

Liens

Holdings will not, and will not permit the Issuer or any Guarantor to, directly or indirectly, incur or suffer to exist any Lien of any kind securing Indebtedness on any asset now owned or hereafter acquired, except Permitted Liens, unless all payments due under the indenture and the notes or a Note Guarantee are secured on a pari passu basis by a Lien on such asset with the obligations so secured (or, in the case of Indebtedness subordinated to the notes or the Note Guarantees, prior or senior to such Indebtedness, with the same relative priority as the notes or Note Guarantee will have with respect to such subordinated Indebtedness) until such time as such obligations are no longer secured by a Lien.

Dividend and Other Payment Restrictions Affecting Subsidiaries

Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to Holdings or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Holdings or any of its Restricted Subsidiaries (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(2) make loans or advances to Holdings or any of its Restricted Subsidiaries (it being understood that the subordination of loans or advances made to Holdings or any Restricted Subsidiary to other Indebtedness incurred by Holdings or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances or to pay any indebtedness owed to Holdings or any of its Restricted Subsidiaries); or

(3) sell, lease or transfer any of its properties or assets to Holdings or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements governing Existing Indebtedness, Credit Facilities (including the Credit Agreement) or any other agreements as in effect on January 21, 2011 and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on January 21, 2011;

(2) the indenture, the notes and the Note Guarantees;

(3) applicable law, rule, regulation or order;

(4) any instrument governing Indebtedness or Capital Stock, or any other agreement, of a Person acquired by Holdings or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred, or such other agreement if entered into, in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(5) customary non-assignment provisions in contracts, leases, conveyances and licenses entered into in the ordinary course of business;

(6) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

(7) any agreement for the sale or other disposition of a Restricted Subsidiary or assets of a Restricted Subsidiary that restricts transfers or other distributions by that Restricted Subsidiary pending the sale or other disposition;

(8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9) Liens permitted to be incurred under the provisions of the covenant described above under the caption “—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(10) in the case of non-Domestic Restricted Subsidiaries, restrictions under instruments governing Indebtedness incurred pursuant to the “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant;

(11) Indebtedness of any Person existing at the time such Person is merged with or into or became a Restricted Subsidiary of Holdings or any of its Restricted Subsidiaries, provided that, (x) such restrictions were not incurred in contemplation of such acquisition and (y) such Indebtedness was permitted to be Incurred by the terms hereof;

(12) any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (11) above; provided that such amendments or refinancings are, in the good faith judgment of Holdings’ Board of Directors, not more materially restrictive, taken as a whole, with respect to such encumbrances and restrictions than those prior to such amendment or refinancing;

(13) provisions that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;

(14) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of Holdings’ Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

(15) restrictions on cash or other deposits or net worth imposed by customers or suppliers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business;

(16) Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction, provided that such restrictions apply only to such Receivables Subsidiary;

(17) restrictions that are not materially more restrictive, taken as a whole, than customary provisions in comparable financings (as determined in good faith by Holding’s Board of Directors), and that Holdings determines in good faith will not materially impair the Issuer’s ability to make scheduled payments as required under the notes; and

(18) restrictions arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of Holdings or any Restricted Subsidiary in any manner material to Holdings or any Restricted Subsidiary.

Merger, Consolidation or Sale of Assets

(a) Holdings will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Holdings is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Holdings and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either: (a) Holdings is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Holdings) or to which such sale, assignment, transfer, conveyance or other disposition has been made is organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than Holdings) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Holdings under the notes and the indenture pursuant to agreements reasonably satisfactory to the trustee;

(3) immediately after such transaction, no Default or Event of Default exists; and

(4) after giving pro forma effect to such transaction and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, Holdings or the Person formed by or surviving any such consolidation or merger (if other than Holdings), or to which such sale, assignment, transfer, conveyance or other disposition has been made, would, on the date of such transaction, (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” or (b) the Fixed Charge Coverage Ratio of the surviving entity and its Restricted Subsidiaries will not be less than the Fixed Charge Coverage Ratio of Holdings and its Restricted Subsidiaries immediately prior to such transaction or series of related transactions.

In addition, Holdings will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

(b) The Issuer will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and Holdings’ Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either: (a) the Issuer is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided that in the case when such Person is not a corporation, a co-obligor of the notes is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Issuer under the notes and the indenture pursuant to agreements reasonably satisfactory to the trustee;

(3) immediately after such transaction, no Default or Event of Default exists; and

(4) after giving pro forma effect to such transaction and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, assignment, transfer, conveyance or other disposition has been made, would, on the date of such transaction, (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” or (b) the Fixed Charge Coverage Ratio of Holdings and its Restricted Subsidiaries will not be less than the Fixed Charge Coverage Ratio of Holdings and its Restricted Subsidiaries immediately prior to such transaction or series of related transactions.

In addition, the Issuer will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

(c) This “Merger, Consolidation or Sale of Assets” covenant will not apply to:

(A) a merger of Holdings or the Issuer with an Affiliate solely for the purpose of reincorporating Holdings or the Issuer in another jurisdiction; or

(B) any consolidation or merger or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Holdings or the Issuer and Holdings’ Restricted Subsidiaries.

Transactions with Affiliates

Holdings will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Holdings (each, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $5.0 million and in excess of $2.5 million in any 12-month period, unless:

(1) the Affiliate Transaction is on terms that are no less favorable to Holdings or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Holdings or such Restricted Subsidiary with an unrelated Person; and

(2) Holdings delivers to the trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors of Holdings set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of Holdings; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to Holdings or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any employment agreement, employee benefit plan, officer or director indemnification agreement, consulting, service or termination agreement, or any similar arrangement entered into by Holdings or any of its Restricted Subsidiaries and payments pursuant thereto, so long as such agreement or payment has been approved by the Board of Directors of Holdings;

(2) transactions between or among Holdings and/or its Restricted Subsidiaries;

(3) transactions with a Person (other than an Unrestricted Subsidiary of Holdings) that is an Affiliate of Holdings solely because Holdings owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4) payment of reasonable directors’ fees and reasonable and customary indemnification and similar payments to, or on behalf of, directors of Holdings or any Subsidiary thereof;

(5) any issuance of Equity Interests (other than Disqualified Stock) of Holdings;

(6) any transactions with any Person (including an Unrestricted Subsidiary of Holdings) in the ordinary course of business that are fair to Holdings or its Restricted Subsidiaries or are on terms at least as favorable to Holdings and its Restricted Subsidiaries as those that would have been obtained in a comparable transaction with an unrelated Person;

(7) Restricted Payments that do not violate the provisions of the indenture described above under the caption “—Restricted Payments” and “Permitted Investments”;

(8) the receipt by Holdings of any capital contribution from its shareholders; and

(9) transactions between or among Holdings and its Subsidiaries or transactions between a Receivables Subsidiary and any Person in which the Receivables Subsidiary has an Investment.

Business Activities

Holdings will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Holdings and its Restricted Subsidiaries taken as a whole.

Additional Note Guarantees

If any non-guarantor Domestic Subsidiary of Holdings, other than the Issuer, guarantees any Credit Facility, or if Holdings or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date of the indenture that guarantees any Credit Facility, in each case other than a Receivables Subsidiary, then such Domestic Subsidiary will become a Guarantor and execute a supplemental indenture within 10 business days of the date on which it guaranteed such Credit Facility and deliver an opinion of counsel to the trustee. The Guarantee of any Note Guarantor will be subordinated to all Indebtedness under the Credit Agreement and all other Senior Debt of Guarantor to the same extent as the notes are subordinated to the Senior Debt of the Issuer.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of Holdings may designate any Restricted Subsidiary of Holdings to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Holdings and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Restricted Payments” or under one or more clauses of the definition of Permitted Investments, as determined by Holdings. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Any designation of a Subsidiary of Holdings as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors of Holdings giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Restricted Payments.”

The Board of Directors of Holdings may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Holdings of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if

(1) such Indebtedness is permitted under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(2) no Default or Event of Default would be in existence following such designation.

Payments for Consent

Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for, or as an inducement to, any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Notwithstanding the foregoing, in any offer or payment of consideration for, or as an inducement to, any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes in connection with an exchange offer, Holdings and any of its Restricted Subsidiaries may exclude (i) holders or beneficial owners of the notes that are not institutional “accredited investors” as defined in subparagraphs (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act, and (ii) holders or beneficial owners of the notes in any jurisdiction where the inclusion of such holders or beneficial owners would require Holdings or any such Restricted Subsidiaries to comply with the registration requirements or other similar requirements under any securities laws of such jurisdiction, or the solicitation of such consent, waiver or amendment from, or the granting of such consent or waiver, or the approval of such amendment by, holders or beneficial owners in such jurisdiction would be unlawful, in each case as determined by Holdings in its sole discretion.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, the Issuer will furnish to the trustee and will, if requested in writing, furnish to the holders of notes or cause the trustee to furnish by mail at the Issuer’s expense to the holders of notes, within the time periods specified in the SEC’s rules and regulations, unless the information and reports referred to in clauses (1) and (2) below are otherwise filed with the SEC through the Electronic Data Gathering, Analysis, and Retrieval system or any successor system (the “EDGAR system”) and are available to the public through the EDGAR system (subject to any confidential treatment requests filed with the SEC by the Issuer):

(1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Issuer were required to file such reports; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file such reports.

In addition, the Issuer will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing, in which case, the Issuer will post the reports on its website within those time periods).

If, at any time, the Issuer is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Issuer will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Issuer will not take any action for the purpose of causing the SEC not to accept any such filings.

If Holdings (or any direct or indirect parent of the Issuer that becomes a Guarantor) has complied with the reporting requirements of Section 13 or 15(d) of the Exchange Act, if applicable, or has furnished the reports described herein in the manner provided above for the Issuer, the Issuer shall be deemed to be in compliance with the provisions of this covenant.

Notwithstanding anything herein to the contrary, none of Holdings, the Issuer or any Guarantor will be deemed to have failed to comply with any of its obligations under this “Reports” covenant for purposes of clause (4) under “—Events of Default and Remedies” until 60 days after the date any information is due under this covenant.

Events of Default and Remedies

Each of the following is an Event of Default:

(1) default for 30 days in the payment when due of interest on the notes whether or not prohibited by the subordination provisions of the indenture;

(2) default in the payment when due (whether at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the notes, whether or not prohibited by the subordination provisions of the indenture;

(3) failure by Holdings or any of its Restricted Subsidiaries to consummate a purchase of the notes when required by the provisions described under the captions “—Repurchase at the Option of Holders—Change of Control,” “—Repurchase at the Option of Holders—Asset Sales” or “—Certain Covenants—Merger, Consolidation or Sale of Assets”;

(4) failure by Holdings or any of its Restricted Subsidiaries for 60 days after notice to Holdings by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with any of the other agreements in the indenture;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Holdings or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Holdings or any of its Restricted

Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of the indenture, if that default:

(a) is caused by a failure to make any payment on such Indebtedness when due at final maturity of such indebtedness (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

(6) failure by Holdings or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction (to the extent any such judgments are not paid or covered by insurance provided by a reputable carrier) aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(7) except as permitted by the indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary (or any group of Guarantors that, taken together, would constitute a Significant Subsidiary), or any Person acting on behalf of any such Guarantor, denies or disaffirm its obligations under its Note Guarantee; and

(8) certain events of bankruptcy or insolvency described in the indenture with respect to Holdings or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary).

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Holdings, the Issuer, any Restricted Subsidiary of Holdings that is a Significant Subsidiary (or any group of Restricted Subsidiaries of Holdings that, taken together, would constitute a Significant Subsidiary), all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately by notice in writing to the Issuer specifying the Event of Default; provided, however, that so long as any Indebtedness permitted to be incurred pursuant to the Credit Agreement will be outstanding, that acceleration will not be effective until the earlier of (1) an acceleration of Indebtedness under the Credit Agreement; or (2) five Business Days after receipt by Holdings and the Agent under the Credit Agreement of written notice of the acceleration of the notes.

Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notices is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium, if any.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

(1) such holder has previously given the trustee notice that an Event of Default is continuing;

(2) holders of at least 25% in aggregate principal amount of the then outstanding notes have requested the trustee to pursue the remedy;

(3) such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

(4) the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) holders of a majority in aggregate principal amount of the then outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.

The holders of a majority in aggregate principal amount of the then outstanding notes by notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the notes.

The Issuer is required to deliver to the trustee annually a statement regarding compliance with the indenture. Within five business days of becoming aware of any Default or Event of Default, the Issuer is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the notes, the indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes, by accepting a note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Issuer may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an officers’ certificate, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1) the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium, if any, on such notes when such payments are due from the trust referred to below;

(2) the Issuer’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, and the Issuer’s and the Guarantors’ obligations in connection therewith; and

(4) the Legal Defeasance and Covenant Defeasance provisions of the indenture.

In addition, the Issuer may, at its option and at any time, elect to have the obligations of the Issuer and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the indenture and all obligations of the Guarantors with respect to the Note Guarantees discharged (“Covenant Defeasance”), and thereafter any failure to comply with those covenants and obligations will not constitute a Default or Event of Default with respect to the notes or the Note Guarantees. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes and the Note Guarantees.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Issuer must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuer must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which Holdings or any of its Subsidiaries is a party or by which Holdings or any of its Subsidiaries is bound;

(6) the Issuer must deliver to the trustee an officers’ certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

(7) the Issuer must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next three succeeding paragraphs, the indenture, the notes and the Note Guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default or compliance with any provision of the indenture, the notes or the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

(1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described under the caption “—Repurchase at the Option of Holders” or “Certain Covenants—Merger Consolidation and Sale of Assets”);

(3) reduce the rate of or change the time for payment of interest, including default interest, on any note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

(5) make any note payable in money other than that stated in the notes;

(6) impair the right to institute suit for the enforcement of any payment on or with respect to the notes or the Note Guarantees;

(7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”);

(8) release any Guarantor from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture; or

(9) make any change in the preceding amendment and waiver provisions

In addition, any amendment to, or waiver of, the provisions of the indenture relating to subordination of the notes and the Note Guarantees that adversely affects the rights of the holders of the notes will require the consent of the holders of at least 75% in aggregate principal amount of notes then outstanding.

Notwithstanding the preceding, without the consent of any holder of notes, the Issuer, the Guarantors and the trustee may amend or supplement the indenture, the notes or the Note Guarantees:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to provide for the assumption of the Issuer’s or a Guarantor’s obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets, as applicable;

(4) to make any change that would provide any additional rights or benefits to the holders of notes or that does not materially adversely affect the legal rights under the indenture of any such holder;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(6) to conform the text of the indenture, the Note Guarantees or the notes to any provision of this Description of the Exchange Notes to the extent that such provision in this Description of the Exchange Notes was intended to be a verbatim recitation of a provision of the indenture, the Note Guarantees or the notes;

(7) to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture as of the date of the indenture;

(8) to comply with the provisions described under “—Certain Covenants—Additional Note Guarantees,” including to reflect the release of a Note Guarantee of the notes in accordance with the indenture;

(9) to release a Guarantor from its obligations under its Note Guarantee or the indenture in accordance with the applicable provisions of the indenture;

(10) to secure the notes and/or Note Guarantees of the notes;

(11) to evidence and provide for the acceptance of appointment by a successor trustee;

(12) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the notes; or

(13) to comply with the provisions described under “—Certain Covenants—Merger, Consolidation or Sale of Assets.”

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1) either:

(a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the trustee for cancellation; or

(b) all notes that have not been delivered to the trustee for cancellation (x) have become due and payable by reason of the mailing of a notice of redemption or otherwise, (y) will become due and payable within one year, or (z) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the Issuer’s name and at the Issuer’s expense, and in each such case the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(3) the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

(4) the Issuer has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the trustee becomes a creditor of the Issuer or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

Anyone who receives this prospectus may obtain a copy of the indenture without charge by writing to Dycom Industries, Inc., 11770 US Highway 1, Suite 101, Palm Beach Gardens, Florida, 33408.

Book-Entry, Delivery and Form

Except as set forth below, the notes will be issued in registered, global form in a minimum amount of $2,000 and integral multiples of $1,000 in excess of $2,000. Notes will be issued at the closing of this exchange offer only against payment in immediately available funds.

The notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.”

Depository Procedures

The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by them. The Issuer takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Issuer that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Issuer that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of the Participants pursuant to the corresponding letters of transmittal with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations which are Participants. All interests in a Global Note may be subject to the procedures and requirements of DTC.

The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “Holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the Issuer and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuer, the trustee nor any agent of the Issuer or the trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Issuer that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the Issuer. Neither the Issuer nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and the Issuer and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

DTC has advised the Issuer that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

None of the Issuer, the trustee and any of their respective agents will have any responsibility for the performance by DTC or its respective participants or indirect participants of its obligations under the rules and procedures governing its operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1) DTC (a) notifies the Issuer that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, Holdings fails to appoint a successor depositary;

(2) the Issuer, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes (DTC has advised the Issuer that, in such event, under its current practices, DTC would notify its participants of the Issuer’s request, but will only withdraw beneficial interests from a Global Note at the request of each DTC participant); or

(3) there has occurred and is continuing a Default or Event of Default with respect to the notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement and Payment

The Issuer will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Issuer will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuer expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. No Person (other than Holdings or any Subsidiary of Holdings) in whom a Receivables Subsidiary makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of Holdings or any of its Subsidiaries solely by reason of such Investment. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Premium” means, with respect to any note on any redemption date, the greater of:

(1) 1.0% of the principal amount of the note; or

(2) the excess of:

(a) the present value at such redemption date of (i) the redemption price of the note at January 15, 2016 (such redemption price being set forth in the table appearing above under the caption “—Optional Redemption”) plus (ii) all required interest payments due on the note through January 15, 2016 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of the note.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Holdings and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2) the issuance of Equity Interests in any of Holdings’ Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries (other than directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law).

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets or Equity Interests having a Fair Market Value of less than $7.5 million;

(2) a transfer of assets or Equity Interests between or among Holdings and its Restricted Subsidiaries,

(3) an issuance of Equity Interests by a Restricted Subsidiary of Holdings to Holdings or to a Restricted Subsidiary of Holdings;

(4) the sale or lease of inventory, products, services, accounts receivable or other assets in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete equipment or assets that, in Holdings’ reasonable judgment, are no longer either used or needed in the business of the entity making such disposition;

(5) dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(6) the sale or other disposition of cash or Cash Equivalents;

(7) a Restricted Payment that does not violate the covenant described above under the caption “—Certain Covenants—Restricted Payments” or a Permitted Investment;

(8) the creation of any Lien that does not violate the Liens covenant;

(9) sales or dispositions of past due accounts receivable or notes receivable;

(10) leases or subleases of property to the extent not materially interfering with the business of Holdings and its Restricted Subsidiaries, taken as a whole;

(11) trade-ins or exchanges of equipment or other fixed assets;

(12) the grant of a license to use Holdings’ or any Restricted Subsidiary’s patents, trade secrets, know-how or other intellectual property to the extent that such license does not limit the licensor’s use of the patent, trade secret, know-how or other intellectual property;

(13) sales of accounts receivable and related assets of the type specified in the definition of “Qualified Receivables Transaction” to a Receivables Subsidiary for the fair market value thereof, including cash in an amount at least equal to 75% of the book value thereof as determined in accordance with GAAP; it being understood that, for the purposes of this clause (12), notes received in exchange for the transfer of accounts receivable and related assets will be deemed cash if the Receivables Subsidiary or other payor is required to repay such notes as soon as practicable from available cash collections (less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of Holdings entered into as part of a Qualified Receivables Transaction); and

(14) transfers of accounts receivable and related assets of the type specified in the definition of “Qualified Receivables Transaction” (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Transaction.

“Asset Sale Offer” has the meaning assigned to that term in the indenture governing the notes.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity of a capital lease obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) United States dollars and such local currencies held by Holdings or any Restricted Subsidiary of Holdings from time to time in the ordinary course of business;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities, unless such securities are deposited to defease any Indebtedness, of not more than one (1) year from the date of acquisition;

(3) time deposits, certificates of deposit and eurodollar time deposits with maturities of one (1) year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one (1) year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $250.0 million;

(4) securities issued by government agencies, including government-sponsored enterprises, having maturities, unless such securities are deposited to defease any Indebtedness, of not more than one (1) year from the date of acquisition;

(5) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clauses (2), (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(6) any money market deposit account issued or offered by any lender party to the Credit Agreement or with any U.S. commercial bank having capital and surplus in excess of $250.0 million;

(7) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and in each case maturing within one (1) year after the date of acquisition;

(8) securities issued and fully guaranteed by any state, commonwealth or territory of the United States of America or by any political subdivision or taxing authority thereof, rated at least “A” (or comparable rating) by Moody’s or Standard & Poor’s and having maturities of not more than one (1) year from the date of acquisition;

(9) money market funds that invest primarily in Cash Equivalents of the kinds described in clauses (1) through (8) of this definition; and

(10) in the case of Subsidiaries of Holdings that are not Domestic Subsidiaries, substantially similar instruments to those set forth in clauses (1) through (9) above.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Holdings and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2) the adoption of a plan relating to the liquidation or dissolution of Holdings;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Holdings, measured by voting power rather than number of shares; or

(4) Holdings consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Holdings, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Holdings or such other Person is converted into or exchanged for cash, securities or other property, other than (a) any such transaction where the Voting Stock of Holdings outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (b) any transaction where, immediately after such transaction, no “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), becomes, directly or indirectly, the ultimate Beneficial Owner of 50% or more of the voting power of the Voting Stock of the surviving or transferee Person.

Notwithstanding the foregoing, a transaction effected to create a holding company will not be deemed to involve a Change of Control if (i) Holdings becomes a direct or indirect wholly-owned subsidiary of such holding company and (ii) the holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of Holdings’ voting stock immediately prior to that transaction.

“Change of Control Offer” has the meaning assigned to that term in the indenture governing the notes.

“Common Stock” means, with respect to any Person, any Capital Stock (other than Preferred Stock) of such Person, whether outstanding on the date of the indenture or issued thereafter.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) an amount equal to any extraordinary, nonrecurring or unusual loss or charge plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2) provision for taxes based on income or profits for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3) the Fixed Charges for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(5) any impairment charges, on a consolidated basis, relating to goodwill or other intangible assets to the extent included in the calculation of Net Income; plus

(6) any non-cash compensation expense to the extent included in the calculation of Consolidated Net Income; plus

(7) any amortization of debt issuance costs relating to the notes or any other Indebtedness to the extent deducted in computing such Consolidated Net Income; plus

(8) fees, expenses or charges relating to Equity Offerings, Investments, acquisitions, dispositions, recapitalizations or the Incurrence of Indebtedness, to the extent such fees, expenses or charges were deducted in computing such Consolidated Net Income; plus

(9) any income attributable to the minority interest of third parties in any non-wholly owned Restricted Subsidiary of Holdings to the extent deducted in computing such Consolidated Net Income; plus

(10) the amount of any restructuring charges and reserves to the extent deducted in computing such Consolidated Net Income; minus

(11) other non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

Solely for the purpose of determining the amount available for Restricted Payments under “—Certain Covenants—Restricted Payments,” notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of Holdings will be added to Consolidated Net Income to compute Consolidated Cash Flow of Holdings only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed to Holdings by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Net Assets” of any Person means, as of any date, the amount which in accordance with GAAP, would be set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries, as of the end of the most recently ended fiscal quarter for which internal financial statements are available, less current liabilities.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income (or loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions or payments are paid in cash (or to the extent converted into cash) to the specified Person or a Restricted Subsidiary of the Person;

(2) solely for the purpose of determining the amount available for Restricted Payments under “—Certain Covenants—Restricted Payments,” the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; provided that Consolidated Net Income for such Restricted Subsidiary will be increased by the amount of dividends or distributions or other payments that are paid in cash (or to the extent converted into cash) to such Restricted Subsidiary in respect to such period, to the extent not already included therein; and

(3) the cumulative effect of a change in accounting principles will be excluded.

“Credit Agreement” means that certain Credit Agreement dated June 4, 2010 by and among Dycom Industries, Inc. and Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer, Banc of America Securities LLC and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Book Managers, Wells Fargo Bank, National Association, as Syndication Agent, and Branch Banking and Trust Company, RBS Citizens, N.A. and PNC Bank, National Association, as Co-Documentation Agents, providing for revolving credit, letter of credit and swingline loan borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities or indentures, in each case, with banks or other institutional lenders or investors or a trustee, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or issuances of notes, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by Holdings or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an officers’ certificate, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.

“Designated Senior Debt” means:

(1) any Indebtedness outstanding under the Credit Facilities;

(2) any Hedging Obligations with respect to Indebtedness constituting Designated Senior Debt; and

(3) to the extent permitted under the Credit Agreement, any other Senior Debt permitted under the indenture the principal amount of which is $25.0 million or more and that has been designated by Holdings as “Designated Senior Debt.”

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Holdings to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Holdings may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that Holdings and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Subsidiary” means any Restricted Subsidiary of Holdings other than a Restricted Subsidiary that is (1) a “controlled foreign corporation” under Section 957 of the Internal Revenue Code or (2) a Subsidiary of an entity described in the preceding clause (1).

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private placement of Capital Stock (other than Disqualified Stock) of Holdings (other than pursuant to a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of Holdings) to any Person other than any Restricted Subsidiary thereof.

“Existing Indebtedness” means Indebtedness of Holdings and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement, the notes or the Note Guarantees) in existence on January 21, 2011, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary revolving credit borrowings) or issues, repurchases or redeems Preferred Stock or Disqualified Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Preferred Stock or Disqualified Stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions, Investments or dispositions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases or decreases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect, including giving effect to any projected reduction in costs expected to be realized as a result of specified actions taken or to be taken within one year of such acquisition, Investment or disposition relating thereto (in each case, determined in good faith and based on the reasonable judgment of the chief financial officer) as if they had occurred on the first day of the four-quarter reference period;

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations and the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates, but excluding any fees or expenses relating to any provision or penalty paid, write-off of deferred financing costs or other charges in connection with redeeming or retiring of any Indebtedness of such Person or any of its Restricted Subsidiaries prior to its stated maturity, any non-cash interest expense imputed on any convertible securities or indebtedness in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 470 or any successor provision or interpretation thereof, any non-cash interest expense imputed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 480 or any successor provision or interpretation thereof, any commissions, fees and expenses related to financings, the accretion or accrual of discounted liabilities not constituting Indebtedness (including tax liabilities) and amortization of debt issuance costs; plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person or Preferred Stock of any Restricted Subsidiaries of such Person, other than dividends on Equity Interests payable solely in Equity Interests of Holdings (other than Disqualified Stock) or to Holdings or a Restricted Subsidiary of Holdings, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on January 21, 2011.

“Guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise), but excluding endorsements for collection or deposit in the ordinary course of business or representations, warranties, covenants and indemnities entered into in the ordinary course of business, including in connection with a Qualified Receivables Transaction.

“Guarantors” means each of:

(1) Holdings;

(2) Holdings’ direct and indirect Domestic Subsidiaries existing on January 21, 2011 that guarantee any Credit Facility on January 21, 2011, other than the Issuer; and

(3) any other Subsidiary of Holdings that executes a Note Guarantee in accordance with the provisions of the indenture,

and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than one year after such property is acquired or such services are completed; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.

In addition, the term “Indebtedness” includes (x) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person); provided that the amount of such Indebtedness will be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness and (y) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

For purposes of determining any particular amount of Indebtedness, (x) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included, and (y) any Liens granted pursuant to the equal and ratable provisions referred to in the “Liens” covenant shall not be treated as Indebtedness.

“Investment Grade” means, with respect to Moody’s, a rating of Baa3 or, with respect to S&P, a rating of BBB—or better (or, if either such entity ceases to rate the notes, the equivalent investment grade credit rating from any other Rating Agency selected by Holdings).

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Holdings or any Restricted Subsidiary of Holdings sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Holdings such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Holdings, Holdings will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of Holdings’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The acquisition by Holdings or any Restricted Subsidiary of Holdings of a Person that holds an Investment in a third Person will be deemed to be an Investment by Holdings or such Restricted Subsidiary in such third Person, unless such Investment in such third party was not made in anticipation or contemplation of the Investment by Holdings or such Restricted Subsidiary and such third party Investment is incidental to the primary business of such Person in whom Holdings or such Restricted Subsidiary is making such Investment, in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in, except in connection with any Qualified Receivables Transaction, and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Income” means, with respect to any specified Person for any period, the net income (loss) of such Person for such period, on a consolidated basis, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain (or loss) or charge, together with any related provision for taxes on such gain (or loss) or charge, realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, including any fees or expenses relating to any provision or penalty paid, write-off of deferred financing costs or other charges in connection with redeeming or retiring of any Indebtedness of such Person or any of its Restricted Subsidiaries prior to its stated maturity;

(2) any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss); and

(3) any impairment charge or write-off, together with any related provision for taxes on such impairment charge or write-off, pursuant to Financial Accounting Standards Board Accounting Standard Codification Topic 350 and 360 on goodwill, intangibles and impairments or any successor provision or interpretation thereof.

“Net Proceeds” means the aggregate cash proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component thereof), received by Holdings or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of

(1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale,

(2) appropriate amounts to be provided by Holdings or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale,

(3) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements,

(4) amounts required to be applied to the repayment of Indebtedness or other liabilities, other than Senior Debt secured by a Lien on the asset or assets that were the subject of such Asset Sale,

(5) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, and

(6) in the case of any Asset Sale by a Restricted Subsidiary, payments to holders of Equity Interests in such Restricted Subsidiary in such capacity (other than such Equity Interests held by the Issuer or any Restricted Subsidiary) to the extent that such payment is required to permit the distribution of such proceeds in respect of the Equity Interests in such Restricted Subsidiary held by the Issuer or any Restricted Subsidiary; provided that excess amounts set aside for payment of taxes pursuant to clause (2) above remaining after such taxes have been paid in full or the statute of limitations therefor has expired at that time become Net Proceeds.

“Note Guarantee” means the Guarantee by each Guarantor of the Issuer’s obligations under the indenture and the notes, executed pursuant to the provisions of the indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, gross-ups, damages, costs and expenses and other liabilities payable under the documentation governing any Indebtedness.

“Permitted Business” means the lines of business conducted or proposed to be conducted by Holdings and its Subsidiaries on January 21, 2011 and any businesses similar, related, incidental or ancillary thereto or that constitutes a reasonable extension or expansion thereof.

“Permitted Equity Purchase” means the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Holdings in an aggregate amount not to exceed $30.0 million after January 21, 2011.

“Permitted Investments” means:

(1) any Investment in Holdings or in a Restricted Subsidiary of Holdings;

(2) any Investment in Cash Equivalents;

(3) any Investment by Holdings or any Restricted Subsidiary of Holdings in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of Holdings; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Holdings or a Restricted Subsidiary of Holdings;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales;”

(5) any acquisition of assets or Equity Interests solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Holdings;

(6) any Investments received in compromise, resolution or settlement of (A) obligations of, or disputes with, trade creditors, suppliers or customers that were incurred or arose in the ordinary course of business of Holdings or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor, suppliers or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(7) Investments represented by Hedging Obligations;

(8) receivables or advances to customers or suppliers in the ordinary course of business that are payable or dischargeable in accordance with customary trade terms or that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of Holdings or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business;

(9) commission, payroll, travel and similar advances to officers and employees of Holdings or any of its Restricted Subsidiaries that are expected at the time of such advance ultimately to be recorded as an expense in conformity with GAAP;

(10) Investments existing on January 21, 2011;

(11) endorsements of negotiable instruments and documents in the ordinary course of business;

(12) any Investment received in exchange for the Equity Interests of an Unrestricted Subsidiary;

(13) repurchases of the notes;

(14) Investments in a joint venture engaged in a Permitted Business having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value) when taken together with any other Investments under this clause (14) that are at the time outstanding, not to exceed the greater of (a) $50.0 million or (b) 10% of Holdings’ Consolidated Net Assets;

(15) Guarantees permitted to be made pursuant to the covenant “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock;

(16) loans and advances to employees made in the ordinary course of business not to exceed $2.0 million in the aggregate at any time outstanding;

(17) the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction; and any other Investment by Holdings or a Subsidiary of Holdings in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction; provided that such other Investment is in the form of a note or other instrument that the Receivables Subsidiary or other Person is required to repay as soon as practicable from available cash collections (less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of Holdings entered into as part of a Qualified Receivables Transaction);

(18) any assignment of intellectual property from Holdings or any Restricted Subsidiary of Holdings to any Unrestricted Subsidiary of Holdings;

(19) Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (19) that are at the time outstanding, not to exceed $75.0 million; and

(20) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (20) that are at the time outstanding, not to exceed $50.0 million.

The amount of Investments outstanding at any time pursuant to clauses (14), (16), (19) and (20) shall be reduced by (A) the return of capital with respect to such Investment; and (B) an amount equal to the net reduction in such Investments in any Person resulting from repayments of loans or advances, or other transfers of assets, in each case to Holdings or any Restricted Subsidiary or from the net cash proceeds from the sale of any such Restricted Investment, from the release of any Guarantee (except to the extent any amounts are paid under such Guarantee) or from any redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary.

“Permitted Junior Securities” means:

(1) Equity Interests in the Issuer or any Guarantor or any other business entity provided for by a plan of reorganization; or

(2) debt securities of the Issuer or any Guarantor or any other business entity provided for by a plan of reorganization that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to at least the same extent as, or to a greater extent than, the notes and the Note Guarantees are subordinated to Senior Debt under the indenture.

“Permitted Liens” means:

(1) Liens on assets of Holdings or any of its Restricted Subsidiaries securing Senior Debt that was permitted by the terms of the indenture to be incurred;

(2) Liens in favor of Holdings or any of its Restricted Subsidiaries;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Holdings or any Subsidiary of Holdings; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Holdings or the Subsidiary;

(4) Liens on property (including Capital Stock) existing at the time of acquisition of the property by Holdings or any Subsidiary of Holdings, provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

(5) Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other kinds of social security, or to secure liability to insurance carriers under insurance or self-insurance arrangements incurred in the ordinary course of business or the payment or performance of tenders, bids, contracts (other than contracts for the payment of Indebtedness) or leases to which such Person is a party, statutory or regulatory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with or financed by such Indebtedness;

(7) Liens existing on January 21, 2011;

(8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s, materialmen, repairmen, mechanics and other similar Liens, in each case, incurred in the ordinary course of business;

(10) Liens incurred to secure property owned or financed by customers, suppliers or other contractors used by Holdings or any of its Subsidiaries in the ordinary course of business;

(11) any interest or title of a lessor in any Capital Lease Obligation or operating lease;

(12) liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to letters of credit and the product and proceeds thereof;

(13) liens securing Hedging Obligations which Hedging Obligations relate to indebtedness that is otherwise permitted under the indenture;

(14) leases and subleases granted to lessors;

(15) liens arising from filing Uniform Commercial Code financing statements regarding leases;

(16) customary non-assignment provisions in leases and other agreements entered into by Holdings or any Restricted Subsidiary in the ordinary course of business;

(17) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(18) Liens created for the benefit of (or to secure) the notes (or any Note Guarantees);

(19) Liens to secure any Permitted Refinancing Indebtedness; provided, however, that the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof);

(20) Liens on property or assets used to defease, to satisfy and discharge or to redeem or otherwise decrease Indebtedness; provided that (a) the incurrence of such Indebtedness is permitted to be incurred under the indenture and (b) such defeasance, satisfaction and discharge, redemption or decrease is not prohibited by the indenture;

(21) prejudgment liens and judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceeding that may have been duly initiated for the review of such judgment has not been finally terminated or the period within which such proceeding may be initiated has not expired;

(22) Liens securing Indebtedness of non-Domestic Restricted Subsidiaries permitted to be incurred under the first paragraph of the covenant “Incurrence of Indebtedness and Issuance of Preferred Stock” or clause (16) of the second paragraph of the same;

(23) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to Cash Equivalents arising in the ordinary course of business from netting services, overdraft protection, cash management obligations or otherwise in connection with the maintenance of deposit, securities and commodities accounts;

(24) Liens on assets of Holdings, any Subsidiary of Holdings or a Receivables Subsidiary incurred in connection with a Qualified Receivables Transaction;

(25) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in any of the foregoing clauses; provided that such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced; and

(26) other Liens securing obligations that do not exceed $20.0 million at any one time outstanding.

“Permitted Refinancing Indebtedness” means any Indebtedness of Holdings or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge other Indebtedness of Holdings or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value or liquidation preference, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value or liquidation preference, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued and unpaid interest on the Indebtedness and the amount of all fees and expenses, including premiums incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes or any Note Guarantee, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the notes or such Note Guarantee on terms at least as favorable, taken as a whole, to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4) such Indebtedness is incurred either by Holdings or by the Restricted Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; provided that a Restricted Subsidiary that is also a Guarantor may guarantee Permitted Refinancing Indebtedness incurred by Holdings, whether or not such Restricted Subsidiary was an obligor or guarantor of the indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions upon liquidation.

“Qualified Receivables Transaction” means any transaction or series of transactions entered into by Holdings or any of its Subsidiaries pursuant to which Holdings or any of its Subsidiaries sells, conveys or otherwise transfers to (1) a Receivables Subsidiary (in the case of a transfer by Holdings or any of its Subsidiaries) or (2) any other Person (in the case of a transfer by a Receivables Subsidiary), or transfers an undivided interest in or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of Holdings or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable and assets and all contracts and contract rights, all guarantees or other supporting obligations (including Hedging Obligations) in respect of such accounts receivable and assets and all proceeds of the foregoing and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving such accounts receivable and other assets.

“Rating Agencies” means Moody’s and S&P (or, if either such entity ceases to rate the notes, any other “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by Holdings as a replacement agency).

“Receivables Subsidiary” means a Subsidiary of Holdings which engages in no activities other than in connection with the financing of accounts receivable and any assets related thereto and which is designated by the Board of Directors of Holdings (as provided below) to be a Receivables Subsidiary (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (1) is guaranteed by Holdings or any Subsidiary of Holdings (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (2) is recourse to or obligates Holdings or any Subsidiary of Holdings in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or (3) subjects any property or asset of Holdings or any Subsidiary of Holdings (other than accounts receivable and related assets as provided in the definition of “Qualified Receivables Transaction”), directly or indirectly, contingently or otherwise, to the satisfaction thereof other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (b) with which neither Holdings nor any Subsidiary of Holdings has any material contract, agreement, arrangement or understanding (other than on terms no less favorable to Holdings or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Holdings) other than fees payable in the ordinary course of business in connection with servicing accounts receivable and any assets related thereto, and (c) with which neither Holdings nor any Subsidiary of Holdings has any obligation to maintain or preserve such Subsidiary’s financial condition or cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of Holdings will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors of Holdings giving effect to such designation, together with an officers’ certificate certifying that such designation complied with the foregoing conditions.

“Replacement Assets” means (1) non-current assets that will be used or useful in a Permitted Business or (2) substantially all the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that will become, on the date of acquisition thereof, a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Group.

“Senior Debt” means:

(1) all Indebtedness of the Issuer or any Guarantor outstanding under Credit Facilities (including the Credit Agreement) and all Hedging Obligations with respect thereto, whether outstanding on the date of the indenture or incurred thereafter;

(2) any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or is subordinated in right of payment to the notes or any Note Guarantee; and

(3) all Obligations with respect to the items listed in the preceding clauses (1) and (2) (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law).

Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

(1) any liability for federal, state, local or other taxes owed or owing by Holdings;

(2) any intercompany Indebtedness of Holdings or any of its Subsidiaries to Holdings or any of its Affiliates;

(3) any trade payables;

(4) the portion of any Indebtedness that is incurred in violation of the indenture, provided that a good faith determination by the Board of Directors of Holdings evidenced by a board resolution, or a good faith determination by the Chief Financial Officer of Holdings evidenced by an officer’s certificate, that such Indebtedness being incurred is permitted by the indenture will be conclusive;

(5) Indebtedness that, when incurred, was classified as non-recourse in accordance with GAAP or any unsecured claim arising in respect thereof by reason of the application of section 1111(b)(1) of the Bankruptcy Code;

(6) any repurchase, redemption or other obligation in respect of Disqualified Stock or Preferred Stock;

(7) any Indebtedness owed to any employee of Holdings or any of its Subsidiaries; or

(8) the Issuer’s Senior Subordinated Notes due 2015 and any Indebtedness, and any other obligations referred to in clause (1), (2) or (3) of this definition, which in each case is, by its express terms or by express terms of the instruments or agreements creating or evidencing the same or pursuant to which the same is outstanding, subordinated in right of payment to any other Indebtedness of the Issuer.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on January 21, 2011.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to January 15, 2016; provided, however, that if the period from the redemption date to January 15, 2016, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means any Subsidiary of Holdings that is designated by the Board of Directors of Holdings as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary, except as permitted by the covenant described above under the caption “—Certain Covenants—Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with Holdings or any Restricted Subsidiary of Holdings unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Holdings or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Holdings.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then-outstanding principal amount of such Indebtedness.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes the material U.S. federal income tax consequences of an exchange of unregistered notes for exchange notes pursuant to this exchange offer. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, judicial authority and administrative interpretations, all as of the date hereof and all of which are subject to change, possibly with retroactive effect, or different interpretations. This discussion does not address all of the tax considerations that may be relevant to a particular holder in light of the holder’s circumstances, or to certain categories of holders that may be subject to special rules. This summary does not consider any tax consequences arising under U.S. alternative minimum tax law, U.S. federal gift and estate tax law or under the laws of any foreign, state, local or other jurisdiction. Each holder should consult its own independent tax advisor regarding its particular situation and the federal, state, local and foreign tax consequences of exchanging the unregistered notes for exchange notes and purchasing, holding and disposing of the exchange notes, including the consequences of any proposed change in applicable laws.

The exchange of unregistered notes for exchange notes in the exchange offer will not constitute a taxable event for U.S. federal income tax purposes. Consequently, for such purposes a holder will not recognize gain upon receipt of an exchange note in exchange for unregistered notes in the exchange offer, the holder’s adjusted tax basis (and adjusted issue price) in the exchange note received in the exchange offer will be the same as its adjusted tax basis (and adjusted issue price) in the corresponding unregistered note immediately before the exchange, and the holder’s holding period in the exchange note will include its holding period in the unregistered note.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for unregistered notes where such unregistered notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the consummation of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until 180 days after the date of this prospectus, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers that may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the date of this prospectus, we will promptly send additional copies of this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters in connection with the exchange notes and the related guarantees offered hereby will be passed upon for us by Shearman & Sterling LLP, New York, New York.

EXPERTS

Dycom    The financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended July 28, 2012, and the effectiveness of Dycom Industries, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Target    The combined financial statements of Quanta Services, Inc. Telecommunications Infrastructure Services Group as of 2011 and 2010 and for each of the two years in the period ended December 31, 2011, incorporated by reference in this prospectus, have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their report, which is incorporated by reference herein.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Dycom Industries, Inc., our parent company (our “Parent”), files annual, quarterly and other reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information our Parent files with the SEC at its public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our Parent’s filings are also available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov. In addition, you can inspect and copy our Parent’s reports, proxy statements and other information at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

Neither the Issuer nor the subsidiary guarantors file separate financial statements with the SEC and do not independently publish their financial statements. Instead, the Issuer’s and the subsidiary guarantors’ financial condition, results of operations and cash flows are consolidated into our Parent’s financial statements. Condensed consolidating financial information illustrating the Issuer’s and the subsidiary guarantors’ financial condition, results of operations and cash flows, on a combined basis, is disclosed in the notes to our Parent’s consolidated financial statements.

The SEC allows us to incorporate by reference into this document the information we or our Parent filed with it. This means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. All information incorporated by reference is part of this document, unless and until that information is updated and superseded by the information contained in this document or any information incorporated later.

We incorporate by reference the following documents filed by our Parent with the SEC (Commission File No. 001-10613) listed below, except that we are not incorporating any information included in a current report on Form 8-K that has been furnished (and not filed) with the SEC, unless such information is expressly incorporated herein by a reference in a furnished current report on Form 8-K or other furnished document.

1.	Our Parent’s current reports on Form 8-K, filed on September 11, 2012, October 10, 2012, November 20, 2012 (Film No. 121216229), November 21, 2012 (Film No. 121219082 and Film No. 121219367), November 28, 2012 (Film No. 121227661 and Film No. 121227708), November 29, 2012, December 4, 2012, December 5, 2012, December 12, 2012 and December 20, 2012; and

2.	Our Parent’s quarterly reports on Form 10-Q for the fiscal quarters ended October 27, 2012; and

3.	Our Parent’s annual report on Form 10-K for the fiscal year ended July 28, 2012.

Our Parent’s filings with the SEC, including our Parent’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, are available free of charge on our website as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our Internet website is located at www.dycomind.com. The contents of the website are not incorporated by reference into this prospectus. You also may request, orally or in writing, a copy of these filings, at no cost, by contacting us at: Dycom Industries, Inc., 11770 U.S. Highway 1, Suite 101, Palm Beach Gardens, Florida 33408, Attention: Investor Relations, telephone number (561) 627-7171.

We also incorporate by reference any filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the initial registration statement and prior to the effectiveness of the registration statement and all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 prior to the termination of the offering made hereby.

None of Dycom Investments, Inc., Dycom Industries, Inc. or the other guarantors have authorized anyone to provide you with any information or to make any representation other than as contained in this prospectus or that may be incorporated by reference into this prospectus. Dycom Investments, Inc., Dycom Industries, Inc. and the other guarantors do not take any responsibility for, and can provide no assurance as to the reliability of, any information others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. You should not assume that the information contained in this prospectus or that may be incorporated by reference into this prospectus is accurate as of any date other than the date on the front of this prospectus, or in the case of information that may be incorporated by reference into this prospectus, as of the date of such information, regardless of the time of delivery of this prospectus or any sale of the securities offered hereby.

Any request for documents should be made by                     , 2013 to ensure timely delivery of the documents prior to the expiration of the exchange offer.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Delaware. Section 145(a) of the General Corporation Law of the State of Delaware, or the Delaware Corporation Law, provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

Florida. Section 607.0850(1) of the Florida Business Corporation Act (“FBCA”) provides that a Florida corporation, such as Dycom Industries, Inc., shall have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 607.0850(2) of the FBCA provides that a Florida corporation shall have the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 607.0850(3) of the FBCA further provides that: (i) to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in 607.0850(1) or 607.0850(2), or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; (ii) indemnification provided pursuant to Section 607.0850 is not exclusive; and (iii) the corporation shall have the power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 607.0850.

Notwithstanding the foregoing, Section 607.0850 of the FBCA provides that indemnification or advancement of expenses shall not be made to or on behalf of any director or officer if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions regarding unlawful distributions are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Section 607.0831 of the FBCA provides that a director of a Florida corporation, such as Dycom Industries, Inc., is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless: (i) the director breached or failed to perform his or her duties as a director; and (ii) the director’s breach of, or failure to perform, those duties constitutes: (A) a violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (B) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (C) a circumstance under which the liability provisions regarding unlawful distributions are applicable; (D) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (E) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

Washington. In general, §§23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (“WBCA”) provide that a corporation may indemnify an individual who is made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if such person acted in good faith and, if such action was in the person’s official capacity, in a manner reasonably believed to be in, or, in all other cases, not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A “proceeding” is defined as any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal. A termination of the action by judgment, settlement, conviction or plea of nolo contendere, does not of itself create a presumption that the person did not act in good faith. Unless limited by the corporation’s articles of incorporation, indemnification is mandatory for an officer or director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director, against reasonable expenses incurred in connection with the proceeding.

A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in his or her official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by him or her. Under the WBCA, a corporation may indemnify an officer, agent or employee to the same extent as a director and may procure or maintain insurance against liability on behalf of a director or any such person.

Tennessee. In general, §48-243-101, et seq., of the Tennessee Limited Liability Company Act (the “TLLCA”) permits a limited liability company to indemnify its present and former governors, managers, employees and agents against judgments, settlements, penalties, fines or reasonable expenses (which includes counsel fees) with respect to a proceeding to which they may be made a party if such individual (A) conducted himself or herself in good faith and (B) reasonably believed (i) while acting in his or her official capacity, that his or her conduct was in the best interests of the company, or (ii) while acting in any other capacity, that his or her conduct was at least not opposed to the best interests of the company, or (C) with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. A termination of the proceeding by judgment, order, settlement, conviction or upon the entry of a plea of nolo contendere is not, of itself, determinative that the person did not meet the standard of conduct set forth in §48-243-101(b) of the TLLCA. Unless limited by its articles, a limited liability company must indemnify the reasonable expenses of a governor or manager if the governor or manager is wholly successful on the merits or otherwise in the defense of any proceeding against him or her as governor or manager.

The TLLCA prohibits a limited liability company from indemnifying a governor in connection with a proceeding by or in the right of the company in which the governor was found liable to the company or where the governor, whether or not acting in his or her official capacity as a governor, is charged with, and found liable for, improperly receiving a personal benefit. The TLLCA further prohibits a limited liability company from providing indemnification to or on behalf of a governor if a judgment or other final adjudication adverse to such governor establishes his or her liability for any breach of the duty of loyalty to the company or its members or for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law or for voting for or assenting to any distribution in violation of law or the articles of the company if it is established that such governor did not exercise his or her duties in connection with such distribution in good faith, with the care of an ordinary prudent person in a like position would exercise under similar circumstances and in a manner he or she reasonably believed to be in the best interest of the company.

Under the TLLCA, a limited liability company may indemnify and advance expenses to a manager, employee or agent to the same extent as a governor. A limited liability company may purchase and maintain insurance on behalf of an individual who is or was a governor, manager, employee or agent against liability asserted against or incurred by such individual while acting in his or her official capacity or arising from his or her status as a governor, manager, employee or agent, whether or not the company would have the power to indemnify such individual for any such liability.

Louisiana. In general, §12.83 of the Louisiana Business Corporation Law (“LBCL”) allows corporations to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Under the LBCL, a termination of the action by judgment, settlement, conviction or plea of nolo contendere, will not of itself create a presumption that the person did not act in good faith. To the extent that such person is successful on the merits or otherwise in defense of any claim, issue or matter therein, he or she must be indemnified by the corporation. Expenses may be paid in advance of the final outcome if authorized by the board of directors without regard to whether or not a voting director is a party to the action.

If the action is by or in the right of the corporation, the indemnity is limited to expenses not exceeding, in the judgment of the board of directors, the estimated expense of litigating the action to conclusion. No indemnification can be made if a court of competent jurisdiction, after exhaustion of appeals, finds the director liable for willful or intentional misconduct, unless the court determines that, given the circumstances of the case, the director is fairly and reasonably entitled to indemnification for certain expenses.

The LBCL allows a corporation to procure or maintain insurance against liability on behalf of a director or any such person.

North Carolina. In general, §§55-8-50 through 55-8-58 of the North Carolina Business Corporation Act (“NCBCA”) grant a corporation the authority to indemnify its present and former directors, officers, employees and agents against liabilities and expenses incurred by them in connection with any proceeding to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. Indemnity is mandatory where a director or officer who is wholly successful, on the merits or otherwise, in his defense except to the extent limited or eliminated in the corporation’s articles of incorporation. A director or officer may also petition for court ordered indemnification where he would otherwise have a right to mandatory indemnification or where he is fairly or reasonably entitled to indemnity in view of all the relevant circumstances. The NCBCA allows a director or officer to be paid expenses in advance of the final deposition of any proceeding upon the tendering of an undertaking to repay such amount. However, the NCBCA prohibits indemnification to a director adjudged liable of receiving an improper personal benefit or, in a derivative action, where adjudged liable to the corporation.

A corporation may, in its articles of incorporation or bylaws or by contract or resolution may make expanded indemnification available in addition to that provided by statute except in cases where directors or officers act in clear conflict with best interests of corporation. A corporation may also procure or maintain insurance against liability on behalf of any such person. Finally, the NCBCA permits a corporation to limit the personal liability of directors for breach of any directors duty imposed by law (with certain exceptions) by adding an exculpation provision in the articles of incorporation.

Georgia. Generally, under §14-2-850 et seq. of the Georgia Business Corporation Code (“GBCC”), a Georgia corporation may indemnify an individual who is a party to a proceeding because he or she is or was a director of the corporation against the obligation to pay a judgment, settlement, penalty, fine or reasonable expenses (which includes counsel fees) incurred with respect to such proceeding, if such individual (A) conducted himself or herself in good faith and (B) reasonably believed (i) while acting in his or her official capacity, that his or her conduct was in the best interests of the corporation, or (ii) while acting any other capacity, that his or her conduct was at least not opposed to the best interests of the corporation, or (C) with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any such proceeding against reasonable expenses incurred by the director in connection with the proceeding. The termination of the proceeding by judgment, order, settlement or conviction or upon the entry of a plea of nolo contendere is not, of itself, determinative that the person did not meet the standard of conduct set forth in §14-2-851(a) of the GBCC.

A Georgia corporation may not indemnify a director under the GBCC in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred by such director in connection with the proceeding, provided it is determined that such director met the relevant standard of conduct. A corporation may not indemnify a director in connection with any proceeding with respect to conduct for which such director was found liable on the basis that he or she received an improper personal benefit, whether or not such director was acting in his or her official capacity as a director of the corporation.

Additionally, a Georgia corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding; provided, that such director delivers to the corporation (i) a written affirmation of his or her good faith belief that he or she met the relevant standard of conduct described in §14-2-851 of the GBCC or that the proceeding involves conduct for which such director’s liability has been properly eliminated by provision of the articles of incorporation, and (ii) a written undertaking by the director to repay any funds advanced if it is ultimately determined that such director was not entitled to such indemnification.

The GBCC allows a Georgia corporation to indemnify directors without regard to the above-referenced limitations, if authorized by the articles of incorporation or a bylaw, contract, or resolution duly adopted by a vote of the shareholders of the corporation by a majority of votes entitled to be cast, excluding shares owned or voted under the control of the director or directors who do not qualify as a disinterested director with respect to any proceeding to which such indemnification is being sought; provided, that such director delivers to the corporation the abovementioned written affirmation and written undertaking. Notwithstanding the foregoing, the corporation may not indemnify a director for any liability incurred in a proceeding in which the director is found liable to the corporation or is subjected to injunctive relief in favor of the corporation for, among other things: (1) Any appropriation, in violation of the director’s duties, of any business opportunity of the corporation; (2) Acts or omissions which involve intentional misconduct or a knowing violation of law; or (3) Any transaction from which he or she received an improper personal benefit.

Under the GBCC, a Georgia corporation may indemnify and advance expenses to an officer of the corporation to the same extent as a director or if not also a director, then to such further extent as otherwise provided by the articles of incorporation, the bylaws, a resolution of the board of directors or by contract; provided, however, if the officer is not also a director of the corporation, the corporation may not indemnify the officer for any liability arising out of conduct that constitutes, among other things, (1) Any appropriation, in violation of the officer’s duties, of any business opportunity of the corporation; (2) Acts or omissions which involve intentional misconduct or a knowing violation of law; or (3) Any transaction from which he or she received an improper personal benefit. The foregoing limitation will also apply to an officer who is also a director of the corporation if the sole basis on which he or she is a party to the proceeding is an act or omission by him or her in the official capacity as an officer of the corporation.

A Georgia corporation may also indemnify and advance expenses to an employee or agent of the corporation who is not a director to the extent that may provided by the articles of incorporation, the bylaws, a resolution of the board of directors or by contract.

Under the GBCC, a Georgia corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee or agent of the corporation against liability asserted against or incurred by such individual while acting in his or her official capacity or arising from his or her status as a director, officer, employee or agent of the corporation, notwithstanding whether a corporation would have the power to indemnity or advance expenses to such individual for the same liability.

Under § 14-11-306 of the Georgia Limited Liability Company Act, a Georgia limited liability company, subject to any standards or restrictions set forth in its articles of organization or a written operating agreement, may, and shall have the power to, indemnify and hold harmless any member or manager of the company from and against any and all claims and demands whatsoever arising in connection with the limited liability company; provided that no Georgia limited liability company may indemnify any member or manager of the company for (i) any intentional misconduct or a knowing violation of law; or (ii) any transaction for which such member or manager received a personal benefit in violation or breach of any provision of a written operating agreement.

California. Section 317 of the California Corporations Code authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was a director, officer, employee or other agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding, if that person acted in good faith and in a manner reasonably believed by such person to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

Section 317 of the California Corporations Code also provides that a corporation may, subject to certain limitations and conditions, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or other agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders.

To the extent that a director, officer, employee or other agent of the corporation is successful on the merits in defense of any proceeding referred to above or in defense of any claim, issue or matter therein, the corporation shall indemnify such agent against expenses actually and reasonably incurred by that person in connection therewith.

Section 204(a)(10) of the California Corporations Code permits a corporation’s articles of incorporation to limit a director’s liability to the corporation or its shareholders except with respect to the following items: (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, (vi) contracts or transactions between the corporation and a director within the scope of Section 310 of the California Corporations Code or (vii) authorizing improper distributions, loans and guarantees under Section 316 of the California Corporations Code.

New York. Reference is made to Sections 721 to 725 of the New York Business Corporation Law (“NYBCL”), which provide for indemnification of directors and officers, subject to certain limitations, for liabilities and expenses in connection with actions or proceedings involving them in such capacity. Pursuant to Section 721 of the NYBCL, no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. Section 402(b) of the NYBCL permits a certificate of incorporation to set forth a provision limiting or eliminating the personal liability of directors to a corporation or its shareholders for damages for any breach of duty in such capacity, provided that no such provision shall eliminate or limit the liability of a director if a judgment or other final adjudication adverse to him or her establishes (i) that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or (ii) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, or (iii) that his or her acts violated Section 719 of the NYBCL.

Illinois. Section 8.75 of the Illinois Business Corporation Act of 1983, as amended (the “IBCA”), provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The IBCA provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, provided that no indemnification shall be made with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

Under the IBCA, to the extent that a present or former director, officer or employee of a corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. Expenses (including attorney’s fees) incurred by an officer or director of the corporation in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.

Further, the IBCA provides that the indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the articles of incorporation or a by-law shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment. The indemnification and advancement of expenses provided by or granted under this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of that person.

The IBCA permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the IBCA.

Arizona. Section 10-850 et seq. of Arizona Revised Statutes (“A.R.S.”) provides that a corporation may indemnify an individual made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a “proceeding”) because either (a) the individual is or was a director and the individual’s conduct was in good faith and the individual (i) in the case of conduct in an official capacity with the corporation, reasonably believed that the conduct was in the corporation’s best interests, (ii) in all other cases, reasonably believed that the conduct was at least not opposed to the corporation’s best interests, or (iii) in the case of any criminal proceedings, had no reasonable cause to believe the conduct was unlawful; or (b) the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation.

Unless limited by the articles of incorporation, a corporation must indemnify (“mandatory indemnification”) a director who (a) was the prevailing party, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding; or (b) was not an officer, employee or holder of more than five per cent of the outstanding shares of any class of stock of the corporation or of any affiliate of the corporation (“outside director”).

Indemnification in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or in connection with any other proceeding charging improper financial benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that financial benefit was improperly received by the director. A corporation may not provide the mandatory indemnification or advancement of expenses for outside directors, if before payment, the outside director was adjudged to have failed to meet the relevant standards and a court of competent jurisdiction does not otherwise authorize payment.

Section 10-856 of A.R.S. provides that, in addition to the indemnification authorized for directors, which is applicable to officers, a corporation may indemnify and advance expenses to an officer who is a party to a proceeding because the individual is or was an officer of the corporation; and if the individual is an officer but not a director, to the further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract, except for (a) liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding; and (b) liability arising out of conduct that constitutes receipt by the officer of a financial benefit to which the officer is not entitled, an intentional infliction of harm on the corporation or the shareholders, or an intentional violation of criminal law.

Additionally, a corporation may, before final disposition of the proceeding, pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding; provided that the director furnishes the corporation with (i) a written affirmation of the director’s good faith belief that the director has met the relevant standard of conduct or that the proceeding involves conduct for which liability has been properly eliminated under a provision of the articles of incorporation; and (ii) a written undertaking, executed personally or on the director’s behalf, to repay any advanced funds if the director is not entitled to mandatory indemnification and it is ultimately determined that the director did not meet the standard of conduct. A corporation must pay an outside director’s expenses in advance of a final disposition of a proceeding if the requirements of subclauses (i) and (ii) of the preceding sentence are satisfied.

A corporation may purchase and maintain insurance, including retrospectively rated and self-insured programs, on behalf of an individual who is or was a director or officer of the corporation against liability asserted against or incurred by the individual in that capacity or arising from the individual’s status as a director or officer, whether or not the corporation would have power to indemnify or advance expenses to the individual against the same liability.

A corporation’s power to indemnify, advance expenses or maintain insurance on behalf of an employee or agent is not limited by the foregoing laws.

By-laws. The by-laws of each of Can-Am Communications, Inc., Dycom Capital Management, Inc., Dycom Investments, Inc., Global Enercom Management, Inc., Golden State Utility Co., Locating, Inc., North Sky Communications, Inc., Parkside Utility Construction Corp., Point to Point Communications, Inc., Professional

Teleconcepts, Inc., Professional Teleconcepts, Inc., Spalj Construction Company, Spectrum Wireless Solutions, Inc., Trawick Construction Company, Inc., VCI Construction, Inc., VCI Utility Services, Inc., and U G T I provide that it shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any proceeding, by reason of the fact that such person is or was a director or officer of the corporation.

The by-laws of Dycom Industries, Inc. provide that, except as prohibited under Florida law, it shall indemnify any person who was or is made a party to any proceeding by reason of the fact that he or she was or is a director or officer of the corporation, or a director or officer of the corporation serving as a trustee or fiduciary of an employee benefit plan of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof. Dycom Industries, Inc. maintains insurance policies insuring its directors and officers against certain liabilities they may incur in their capacity as directors and officers.

Limited Liability Company Agreements. The Limited Liability Company Agreement of each of Ansco & Associates, LLC; Apex Digital, LLC; Blair Park Services, LLC; Broadband Express, LLC; Broadband Installation Services, LLC; C-2 Utility Contractors, LLC; Cable Connectors, LLC; Cablecom, LLC; Cavo Broadband Communications, LLC; CertusView Leasing, LLC; Communication Services, LLC; Communications Construction Group, LLC; Dycom Identity, LLC; Ervin Cable Construction, LLC; Globe Communications, LLC; Installation Technicians, LLC; Ivy H. Smith Company, LLC; Kanaan Communications, LLC; Lambert’s Cable Splicing Company, LLC; Midtown Express, LLC; NeoCom Solutions Holdings, LLC; Nichols Construction, LLC; Niels Fugal Sons Company, LLC; OSP Services, LLC; Parkside Utility Construction, LLC; PBG Acquisition III, LLC; Precision Valley Communications of Vermont, LLC; Prince Telecom, LLC; RJE Telecom, LLC; Star Construction, LLC; Stevens Communications, LLC; S.T.S., LLC; TCS Communications, LLC; Tesinc, LLC; Tjader, L.L.C.; Triple-D Communications, LLC; Underground Specialties, LLC; UtiliQuest, LLC and White Mountain Cable Construction, LLC provide that it shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal administrative, or investigative, by reason of the fact that such person is or was a member, director or officer of the company, or is or was serving at the request of the company as a director or officer of another corporation, partnership, limited liability company, joint venture, trust, or other enterprise.

Item 21.	Exhibits and Financial Statement Schedules

(a) Exhibits

See the index to exhibits that appears immediately following the signature pages to this registration statement.

Item 22.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

Dycom Industries, Inc.

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	February 26, 2013
Steven E. Nielsen

*	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 26, 2013
H. Andrew DeFerrari

*	Director	February 26, 2013
Thomas G. Baxter

*	Director	February 26, 2013
Charles M. Brennan, III

*	Director	February 26, 2013
Dwight B. Duke

*	Director	February 26, 2013
Charles B. Coe

*	Director	February 26, 2013
Stephen C. Coley

*	Director	February 26, 2013
Patricia L Higgins

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

Dycom Investments, Inc.

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Director (Principal Executive Officer)	February 26, 2013
Steven E. Nielsen

*	Treasurer and Director (Principal Financial and Accounting Officer)	February 26, 2013
H. Andrew DeFerrari

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

Ansco & Associates, LLC

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President (Principal Executive Officer)	February 26, 2013
George Summers

*	Chief Financial Officer (Principal Accounting Officer)	February 26, 2013
Mark Cunningham

*	Treasurer and Director (Principal Financial Officer)	February 26, 2013
H. Andrew DeFerrari

*	Director	February 26, 2013
Steven E. Nielsen

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

Apex Digital, LLC

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President (Principal Executive Officer)	February 26, 2013
Timothy R. Estes

*	Treasurer and Director (Principal Financial Officer)	February 26, 2013
H. Andrew DeFerrari

*	Director	February 26, 2013
Steven E. Nielsen

*	Director	February 26, 2013
Gary E. Ervin

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

Blair Park Services, LLC

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President (Principal Executive Officer)	February 26, 2013
Thomas Hornick

*	Chief Financial Officer (Principal Accounting Officer)	February 26, 2013
Paul Aanes

*	Treasurer	February 26, 2013
H. Andrew DeFerrari	(Principal Financial Officer)

*	Sole Member	February 26, 2013
PBG Acquisition III, LLC

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

Broadband Express, LLC

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President (Principal Executive Officer)	February 26, 2013
Daniel Kanaan

*	Controller (Principal Accounting Officer)	February 26, 2013
Jeffrey Drzymala

*	Treasurer and Director (Principal Financial Officer)	February 26, 2013
H. Andrew DeFerrari

*	Director	February 26, 2013
Steven E. Nielsen

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

Broadband Installation Services, LLC

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President (Principal Executive Officer)	February 26, 2013
Daniel Kanaan

*	Controller (Principal Accounting Officer)	February 26, 2013
Jeffrey Drzymala

*	Treasurer and Director (Principal Financial Officer)	February 26, 2013
H. Andrew DeFerrari

*	Director	February 26, 2013
Steven E. Nielsen

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

C-2 Utility Contractors, LLC

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President (Principal Executive Officer)	February 26, 2013
M. Scott Saunders

*	Controller (Principal Accounting Officer)	February 26, 2013
Scott Savoian

*	Treasurer and Director (Principal Financial Officer)	February 26, 2013
H. Andrew DeFerrari

*	Director	February 26, 2013
Steven E. Nielsen

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

Cable Connectors, LLC

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President (Principal Executive Officer)	February 26, 2013
Thomas L. Lambert

*	Assistant Treasurer and Controller (Principal Accounting Officer)	February 26, 2013
Harold Wall

*	Treasurer and Director (Principal Financial Officer)	February 26, 2013
H. Andrew DeFerrari

*	Director	February 26, 2013
Steven E. Nielsen

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

CableCom, LLC

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President (Principal Executive Officer)	February 26, 2013
J. Michael Gepford

*	Controller (Principal Accounting Officer)	February 26, 2013
Rebecca Barr

*	Treasurer and Director (Principal Financial Officer)	February 26, 2013
H. Andrew DeFerrari

*	Director	February 26, 2013
Steven E. Nielsen

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

CableCom of California, Inc.

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President (Principal Executive Officer)	February 26, 2013
J. Michael Gepford

*	Controller (Principal Accounting Officer)	February 26, 2013
Rebecca Barr

*	Treasurer and Director (Principal Financial Officer)	February 26, 2013
H. Andrew DeFerrari

*	Director	February 26, 2013
Steven E. Nielsen

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

Can-Am Communications, Inc.

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President (Principal Executive Officer)	February 26, 2013
J. Michael Gepford

*	Controller (Principal Accounting Officer)	February 26, 2013
Rebecca Barr

*	Treasurer and Director (Principal Financial Officer)	February 26, 2013
H. Andrew DeFerrari

*	Director	February 26, 2013
Steven E. Nielsen

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

Cavo Broadband Communications, LLC

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President (Principal Executive Officer)	February 26, 2013
William Valentino

*	Controller (Principal Accounting Officer)	February 26, 2013
Jeffrey Drzymala

*	Treasurer and Director (Principal Financial Officer)	February 26, 2013
H. Andrew DeFerrari

*	Director	February 26, 2013
Steven E. Nielsen

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

CCLC, Inc.

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer)	February 26, 2013
Eric P. Burrell

*	Chief Financial Officer (Principal Accounting Officer)	February 26, 2013
Tara J. Fox-Willis

*	Treasurer and Director (Principal Financial Officer)	February 26, 2013
H. Andrew DeFerrari

*	Director	February 26, 2013
Steven E. Nielsen

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

CertusView Leasing, LLC

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President (Principal Executive Officer)	February 26, 2013
Curtis Chambers

*	Treasurer and Director	February 26, 2013
H. Andrew DeFerrari	(Principal Financial and Accounting Officer)

*	Director	February 26, 2013
Steven E. Nielsen

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

CMI Services, Inc.

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President (Principal Executive Officer)	February 26, 2013
William Harold Killian

*	Chief Financial Officer (Principal Accounting Officer)	February 26, 2013
Larry A. Hinson

*	Treasurer and Director (Principal Financial Officer)	February 26, 2013
H. Andrew DeFerrari

*	Director	February 26, 2013
Steven E. Nielsen

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

Communication Services, LLC

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President (Principal Executive Officer)	February 26, 2013
Timothy M. Victory

*	Controller (Principal Accounting Officer)	February 26, 2013
Donald B. Freudiger

*	Treasurer and Director (Principal Financial Officer)	February 26, 2013
H. Andrew DeFerrari

*	Director	February 26, 2013
Steven E. Nielsen

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

Communications Construction Group, LLC

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President (Principal Executive Officer)	February 26, 2013
John E. Dowd

*	Controller (Principal Accounting Officer)	February 26, 2013
Emily Walters

*	Treasurer and Director (Principal Financial Officer)	February 26, 2013
H. Andrew DeFerrari

*	Director	February 26, 2013
Steven E. Nielsen

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

Dycom Capital Management, Inc.

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Director (Principal Executive Officer)	February 26, 2013
Steven E. Nielsen

*	Treasurer and Director	February 26, 2013
H. Andrew DeFerrari	(Principal Financial and Accounting Officer)

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

Dycom Corporate Identity, Inc.

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Director (Principal Executive Officer)	February 26, 2013
Steven E. Nielsen

*	Treasurer and Director (Principal Financial and Accounting Officer)	February 26, 2013
H. Andrew DeFerrari

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

Dycom Identity, LLC

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Director (Principal Executive Officer)	February 26, 2013
Steven E. Nielsen

*	Treasurer and Director (Principal Financial and Accounting Officer)	February 26, 2013
H. Andrew DeFerrari

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

E A Technical Services, Inc.

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President (Principal Executive Officer)	February 26, 2013
Douglas H. Wilson

*	Controller (Principal Accounting Officer)	February 26, 2013
Michael Dorsey

*	Treasurer and Director (Principal Financial Officer)	February 26, 2013
H. Andrew DeFerrari

*	Director	February 26, 2013
Steven E. Nielsen

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

Engineering Associates, Inc.

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President (Principal Executive Officer)	February 26, 2013
Thomas C. Harter

*	Controller (Principal Accounting Officer)	February 26, 2013
Michael Dorsey

*	Treasurer and Director	February 26, 2013
H. Andrew DeFerrari	(Principal Financial Officer)

*	Director	February 26, 2013
Steven E. Nielsen

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

Ervin Cable Construction, LLC

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President (Principal Executive Officer)	February 26, 2013
Brad Ervin

*	Assistant Treasurer and Controller (Principal Accounting Officer)	February 26, 2013
Andrea White

*	Treasurer and Director (Principal Financial Officer)	February 26, 2013
H. Andrew DeFerrari

*	Chairman of the Board of Directors	February 26, 2013
Gary E. Ervin

*	Director	February 26, 2013
Steven E. Nielsen

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

Global Enercom Management, Inc.

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President (Principal Executive Officer)	February 26, 2013
Mike McGannon

*	Controller (Principal Accounting Officer)	February 26, 2013
Michael Dorsey

*	Treasurer and Director (Principal Financial Officer)	February 26, 2013
H. Andrew DeFerrari

*	Director	February 26, 2013
Steven E. Nielsen

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

Globe Communications, LLC

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President (Principal Executive Officer)	February 26, 2013
Victor R. Lundy, III

*	Assistant Treasurer and Controller (Principal Accounting Officer)	February 26, 2013
Donald B. Freudiger

*	Treasurer and Director (Principal Financial Officer)	February 26, 2013
H. Andrew DeFerrari

*	Director	February 26, 2013
Steven E. Nielsen

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

Golden State Utility Co.

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President (Principal Executive Officer)	February 26, 2013
Mark DeWayne Overholt

*	Chief Financial Officer (Principal Accounting Officer)	February 26, 2013
G. Vickers Marovish

*	Treasurer and Director (Principal Financial Officer)	February 26, 2013
H. Andrew DeFerrari

*	Director	February 26, 2013
Steven E. Nielsen

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

Installation Technicians, LLC

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President (Principal Executive Officer)	February 26, 2013
Robert Allen Stoutt, Jr.

*	Controller (Principal Accounting Officer)	February 26, 2013
Christine Brew

*	Treasurer and Director (Principal Financial Officer)	February 26, 2013
H. Andrew DeFerrari

*	Director	February 26, 2013
Steven E. Nielsen

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

Ivy H. Smith Company, LLC

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President (Principal Executive Officer)	February 26, 2013
George Summers

*	Chief Financial Officer (Principal Accounting Officer)	February 26, 2013
Mark Cunningham

*	Treasurer and Director (Principal Financial Officer)	February 26, 2013
H. Andrew DeFerrari

*	Director	February 26, 2013
Steven E. Nielsen

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

Kanaan Communications, LLC

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President (Principal Executive Officer)	February 26, 2013
Daniel P. Kanaan

*	Controller (Principal Accounting Officer)	February 26, 2013
Jeffrey Drzymala

*	Treasurer and Director (Principal Financial Officer)	February 26, 2013
H. Andrew DeFerrari

*	Director	February 26, 2013
Steven E. Nielsen

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

Lambert’s Cable Splicing Company, LLC

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Director (Principal Executive Officer)	February 26, 2013
Thomas L. Lambert

*	Assistant Treasurer and Controller (Principal Accounting Officer)	February 26, 2013
Harold Wall

*	Treasurer and Director (Principal Financial Officer)	February 26, 2013
H. Andrew DeFerrari

*	Director	February 26, 2013
Steven E. Nielsen

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

Locating, Inc.

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President (Principal Executive Officer)	February 26, 2013
Dennis Tarosky

*	Chief Financial Officer (Principal Financial and Accounting Officer)	February 26, 2013
Robert D’Amico

*	Director	February 26, 2013
Steven E. Nielsen

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

Midtown Express, LLC

By:	/s/ William P. Healy
Name: William P. Healy
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Secretary (Principal Executive Officer)	February 26, 2013
William P. Healy

*	Controller (Principal Financial and Accounting Officer)	February 26, 2013
Tara Levitt

*	Director	February 26, 2013
H. Andrew DeFerrari

*	Director	February 26, 2013
Steven E. Nielsen

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

NeoCom Solutions Holdings, LLC

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President (Principal Executive Officer)	February 26, 2013
Hy Tang

*	Controller (Principal Accounting Officer)	February 26, 2013
Matthew Duvall

*	Treasurer and Director (Principal Financial Officer)	February 26, 2013
H. Andrew DeFerrari

*	Director	February 26, 2013
Steven E. Nielsen

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

NeoCom Solutions, Inc.

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President (Principal Executive Officer)	February 26, 2013
Hy Tang

*	Controller (Principal Accounting Officer)	February 26, 2013
Matthew Duvall

*	Treasurer and Director (Principal Financial Officer)	February 26, 2013
H. Andrew DeFerrari

*	Director	February 26, 2013
Steven E. Nielsen

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

Nichols Construction, LLC

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Director (Principal Executive Officer)	February 26, 2013
Jack A. Nichols

*	Assistant Secretary and Assistant Treasurer (Principal Accounting Officer)	February 26, 2013
Esther Hagy

*	Treasurer and Director (Principal Financial Officer)	February 26, 2013
H. Andrew DeFerrari

*	Director	February 26, 2013
Steven E. Nielsen

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

Niels Fugal Sons Company, LLC

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer)	February 26, 2013
Gary R. McQueen

*	Assistant Treasurer and Controller (Principal Accounting Officer)	February 26, 2013
Dennis K. Smith, Jr.

*	Treasurer and Director (Principal Financial Officer)	February 26, 2013
H. Andrew DeFerrari

*	Director	February 26, 2013
Steven E. Nielsen

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

Niels Fugal Sons Company of California, Inc.

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer)	February 26, 2013
Gary R. McQueen

*	Assistant Treasurer and Controller (Principal Accounting Officer)	February 26, 2013
Dennis K. Smith, Jr.

*	Treasurer and Director (Principal Financial Officer)	February 26, 2013
H. Andrew DeFerrari

*	Director	February 26, 2013
Steven E. Nielsen

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

North Sky Communications, Inc.

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President (Principal Executive Officer)	February 26, 2013
Rodney Kuenzi

*	Chief Financial Officer (Principal Accounting Officer)	February 26, 2013
G. Vickers Marovish

*	Treasurer and Director (Principal Financial Officer)	February 26, 2013
H. Andrew DeFerrari

*	Director	February 26, 2013
Steven E. Nielsen

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

OSP Services, LLC

By:	/s/ Linda Klein
Name: Linda Klein
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Director (Principal Executive Officer)	February 26, 2013
Marvin M. Glaser

*	Treasurer and Secretary (Principal Financial and Accounting Officer)	February 26, 2013
Linda Klein

*	Director	February 26, 2013
Thomas E. Lastrom

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

Parkside Site & Utility Company Corporation

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President (Principal Executive Officer)	February 26, 2013
William D. Rowe, III

*	Treasurer and Director (Principal Financial and Accounting Officer)	February 26, 2013
H. Andrew DeFerrari

*	Director	February 26, 2013
Steven E. Nielsen

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

Parkside Utility Construction, LLC

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President (Principal Executive Officer)	February 26, 2013
William D. Rowe, III

*	Treasurer (Principal Accounting and Financial Officer)	February 26, 2013
H. Andrew DeFerrari

*	Sole Member	February 26, 2013
PBG Acquisition III, LLC

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

Pauley Construction Inc.

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer)	February 26, 2013
Marlon Terrill

*	Chief Financial Officer (Principal Accounting Officer)	February 26, 2013
Polly Terrill

*	Treasurer and Director	February 26, 2013
H. Andrew DeFerrari	(Principal Financial Officer)

*	Director	February 26, 2013
Steven E. Nielsen

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

PBG Acquisition III, LLC

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Director (Principal Executive Officer)	February 26, 2013
Steven E. Nielsen

*	Treasurer and Director (Principal Financial and Accounting Officer)	February 26, 2013
H. Andrew DeFerrari

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

Point to Point Communications, Inc.

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President (Principal Executive Officer)	February 26, 2013
William J. Ptak

*	Controller (Principal Accounting Officer)	February 26, 2013
Kimberly Habeck

*	Treasurer and Director (Principal Financial Officer)	February 26, 2013
H. Andrew DeFerrari

*	Director	February 26, 2013
Steven E. Nielsen

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

Precision Valley Communications of Vermont, LLC

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President (Principal Executive Officer)	February 26, 2013
J. Roger Cawvey, Sr.

*	Controller (Principal Accounting Officer)	February 26, 2013
Joseph Miller

*	Treasurer and Director (Principal Financial Officer)	February 26, 2013
H. Andrew DeFerrari

*	Director	February 26, 2013
Steven E. Nielsen

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

Prince Telecom, LLC

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President (Principal Executive Officer)	February 26, 2013
John Kuhn

*	Controller (Principal Accounting Officer)	February 26, 2013
Jeffrey Drzymala

*	Treasurer and Director (Principal Financial Officer)	February 26, 2013
H. Andrew DeFerrari

*	Director	February 26, 2013
Steven E. Nielsen

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

Prince Telecom of California, Inc.

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President (Principal Executive Officer)	February 26, 2013
John Kuhn

*	Controller (Principal Accounting Officer)	February 26, 2013
Jeffrey Drzymala

*	Treasurer and Director (Principal Financial Officer)	February 26, 2013
H. Andrew DeFerrari

*	Director	February 26, 2013
Steven E. Nielsen

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

Professional Teleconcepts, Inc.

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer)	February 26, 2013
Eric P. Burrell

*	Chief Financial Officer (Principal Accounting Officer)	February 26, 2013
Tara J. Fox-Willis

*	Treasurer and Director (Principal Financial Officer)	February 26, 2013
H. Andrew DeFerrari

*	Director	February 26, 2013
Steven E. Nielsen

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

Professional Teleconcepts, Inc.

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer)	February 26, 2013
Eric P. Burrell

*	Chief Financial Officer (Principal Accounting Officer)	February 26, 2013
Tara J. Fox-Willis

*	Treasurer and Director (Principal Financial Officer)	February 26, 2013
H. Andrew DeFerrari

*	Director	February 26, 2013
Steven E. Nielsen

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet
As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

RJE Telecom, LLC

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Marvin M. Glaser	President (Principal Executive Officer)	February 26, 2013

* Thomas E. Lastrom	Controller (Principal Accounting Officer)	February 26, 2013

* H. Andrew DeFerrari	Treasurer and Director (Principal Financial Officer)	February 26, 2013

* Steven E. Nielsen	Director	February 26, 2013

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

RJE Telecom of California, Inc.

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Marvin M. Glaser	President (Principal Executive Officer)	February 26, 2013

* Thomas E. Lastrom	Controller (Principal Accounting Officer)	February 26, 2013

* H. Andrew DeFerrari	Treasurer and Director (Principal Financial Officer)	February 26, 2013

* Steven E. Nielsen	Director	February 26, 2013

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

S.T.S., LLC

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Dennis Tarosky	President (Principal Executive Officer)	February 26, 2013

* Robert D’Amico	Chief Financial Officer (Principal Accounting Officer)	February 26, 2013

* H. Andrew DeFerrari	Treasurer and Governor (Principal Financial Officer)	February 26, 2013

* Steven E. Nielsen	Governor	February 26, 2013

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

Spalj Construction Company

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* JR Spalj	President and Chief Executive Officer (Principal Executive Officer)	February 26, 2013

* Paul Aanes	Chief Financial Officer (Principal Accounting Officer)	February 26, 2013

* H. Andrew DeFerrari	Treasurer and Director (Principal Financial Officer)	February 26, 2013

* Steven E. Nielsen	Director	February 26, 2013

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

Spectrum Wireless Solutions, Inc.

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Eric P. Burrell	President and Chief Executive Officer (Principal Executive Officer)	February 26, 2013

* Tara J. Fox-Willis	Chief Financial Officer (Principal Accounting Officer)	February 26, 2013

* H. Andrew DeFerrari	Treasurer and Director (Principal Financial Officer)	February 26, 2013

* Steven E. Nielsen	Director	February 26, 2013

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

Star Construction, LLC

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Robert Allen Stoutt, Jr.	President (Principal Executive Officer)	February 26, 2013

* Christine Brew	Controller (Principal Accounting Officer)	February 26, 2013

* H. Andrew DeFerrari	Treasurer and Director (Principal Financial Officer)	February 26, 2013

* Steven E. Nielsen	Director	February 26, 2013

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

Stevens Communications, LLC

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Richard D. Stevens	President and Director (Principal Executive Officer)	February 26, 2013

* Denise Chiles	Controller (Principal Accounting Officer)	February 26, 2013

* H. Andrew DeFerrari	Treasurer and Director (Principal Financial Officer)	February 26, 2013

* Steven E. Nielsen	Director	February 26, 2013

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

TCS Communications, LLC

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James Dunham	President (Principal Executive Officer)	February 26, 2013

* Debra Pelkowski	Controller (Principal Accounting Officer)	February 26, 2013

* H. Andrew DeFerrari	Treasurer and Director (Principal Financial Officer)	February 26, 2013

* Steven E. Nielsen	Director	February 26, 2013

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

Tesinc, LLC

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* William J. Ptak	President (Principal Executive Officer)	February 26, 2013

* Kimberly Habeck	Controller (Principal Accounting Officer)	February 26, 2013

* H. Andrew DeFerrari	Treasurer and Director (Principal Financial Officer)	February 26, 2013

* Steven E. Nielsen	Director	February 26, 2013

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

Tesinc of California, Inc.

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* William J. Ptak	President (Principal Executive Officer)	February 26, 2013

* Kimberly Habeck	Controller (Principal Accounting Officer)	February 26, 2013

* H. Andrew DeFerrari	Treasurer and Director (Principal Financial Officer)	February 26, 2013

* Steven E. Nielsen	Director	February 26, 2013

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

Tjader, L.L.C.

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Donald Stephens	President (Principal Executive Officer)	February 26, 2013

* Paul Aanes	Chief Financial Officer (Principal Accounting Officer)	February 26, 2013

* H. Andrew DeFerrari	Treasurer (Principal Financial Officer)	February 26, 2013

* Spalj Construction Company	Sole Member	February 26, 2013

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

Trawick Construction Company, Inc.

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Douglas H. Trawick	President and Chief Executive Officer (Principal Executive Officer)	February 26, 2013

* Larry A. Hinson	Chief Financial Officer (Principal Accounting Officer)	February 26, 2013

* H. Andrew DeFerrari	Treasurer and Director (Principal Financial Officer)	February 26, 2013

* Steven E. Nielsen	Director	February 26, 2013

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

Triple-D Communications, LLC

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Victor R. Lundy, III	President and Director (Principal Executive Officer)	February 26, 2013

* Donald B. Freudiger	Assistant Treasurer and Controller (Principal Accounting Officer)	February 26, 2013

* H. Andrew DeFerrari	Treasurer and Director (Principal Financial Officer)	February 26, 2013

* Steven E. Nielsen	Director	February 26, 2013

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

U G T I

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Dennis Tarosky	President (Principal Executive Officer)	February 26, 2013

* Robert D’Amico	Chief Financial Officer (Principal Accounting Officer)	February 26, 2013

* H. Andrew DeFerrari	Treasurer and Director (Principal Financial Officer)	February 26, 2013

* Steven E. Nielsen	Director	February 26, 2013

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

Underground Specialties, LLC

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* M. Scott Saunders	President (Principal Executive Officer)	February 26, 2013

* Scott Savoian	Assistant Treasurer and Controller (Principal Accounting Officer)	February 26, 2013

* H. Andrew DeFerrari	Treasurer and Director (Principal Financial Officer)	February 26, 2013

* Steven E. Nielsen	Director	February 26, 2013

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

UtiliQuest, LLC

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Dennis Tarosky	President (Principal Executive Officer)	February 26, 2013

* Robert D’Amico	Chief Financial Officer (Principal Accounting Officer)	February 26, 2013

* H. Andrew DeFerrari	Treasurer and Director (Principal Financial Officer)	February 26, 2013

* Steven E. Nielsen	Director	February 26, 2013

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

VCI Construction, Inc.

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John A. Xanthos	President (Principal Executive Officer)	February 26, 2013

* G. Vickers Marovish	Chief Financial Officer (Principal Accounting Officer)	February 26, 2013

* H. Andrew DeFerrari	Treasurer and Director (Principal Financial Officer)	February 26, 2013

* Steven E. Nielsen	Director	February 26, 2013

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

VCI Utility Services, Inc.

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Logan D. Teal	President (Principal Executive Officer)	February 26, 2013

* H. Andrew DeFerrari	Treasurer and Director (Principal Financial and Accounting Officer)	February 26, 2013

* Steven E. Nielsen	Director	February 26, 2013

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on February 26, 2013.

White Mountain Cable Construction, LLC

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John E. Dowd	President (Principal Executive Officer)	February 26, 2013

* Emily Walters	Controller (Principal Accounting Officer)	February 26, 2013

* H. Andrew DeFerrari	Treasurer and Director (Principal Financial Officer)	February 26, 2013

* Steven E. Nielsen	Director	February 26, 2013

*By:	/s/ Richard B. Vilsoet
Richard B. Vilsoet As Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
3.1	Restated Articles of Incorporation of Dycom Industries, Inc. (incorporated by reference to Exhibit 3 to Dycom Industries, Inc.’s Quarterly Report on Form 10-Q filed with the SEC on June 11, 2002).

3.2	Amended and Restated By-laws of Dycom Industries, Inc., as amended on February 24, 2009 (incorporated by reference to Exhibit 99.1 to Dycom Industries, Inc.’s Current Report on Form 8-K filed with the SEC on March 2, 2009).

3.3	Certificate of Incorporation of Dycom Investments, Inc. (incorporated by reference to Exhibit 3.9 to Dycom Investments, Inc.’s Registration Statement on Form S-4 filed with the SEC on December 8, 2005).

3.4	By-laws of Dycom Investments, Inc. (incorporated by reference to Exhibit 3.10 to Dycom Investments, Inc.’s Registration Statement on Form S-4 filed with the SEC on December 8, 2005).

3.5	Form of Certificate of Formation for Ansco & Associates, LLC, Apex Digital, LLC, C-2 Utility Contractors, LLC, Cable Connectors, LLC, CableCom, LLC, Communications Construction Group, LLC, Dycom Identity, LLC, Ervin Cable Construction, LLC, Ivy H. Smith Company, LLC, Kanaan Communications, LLC, Nichols Construction, LLC, Niels Fugal Sons Company, LLC, OSP Services, LLC, PBG Acquisition III, LLC, Star Construction, LLC, Stevens Communications, LLC, TCS Communications, LLC, Tesinc, LLC, Triple-D Communications, LLC, Underground Specialties, LLC and White Mountain Cable Construction, LLC.*

3.6	Certificate of Formation of Blair Park Services, LLC.*

3.7	Certificate of Formation of Broadband Express, LLC.*

3.8	Certificate of Formation of Broadband Installation Services, LLC.*

3.9	Certificate of Incorporation of CableCom of California, Inc.*

3.10	Certificate of Incorporation of Can-Am Communications, Inc.*

3.11	Certificate of Formation of Cavo Broadband Communications, LLC.*

3.12	Certificate of Incorporation of CCLC, Inc.*

3.13	Certificate of Formation of CertusView Leasing, LLC.*

3.14	Articles of Incorporation of CMI Services, Inc.*

3.15	Articles of Organization of Communication Services, LLC.*

3.16	Certificate of Incorporation of Dycom Capital Management, Inc. (incorporated by reference to Exhibit 3.7 to Dycom Investments, Inc.’s Registration Statement on Form S-4 filed with the SEC on December 8, 2005).

3.17	Certificate of Incorporation of Dycom Corporate Identity, Inc.*

3.18	Articles of Incorporation of E A Technical Services, Inc.*

3.19	Articles of Incorporation of Engineering Associates, Inc.*

3.20	Certificate of Incorporation of Global Enercom Management, Inc.*

3.21	Articles of Organization of Globe Communications, LLC (incorporated by reference to Exhibit 3.11 to Dycom Investments, Inc.’s Registration Statement on Form S-4 filed with the SEC on December 8, 2005).

3.22	Certificate of Incorporation of Golden State Utility Co.*

3.23	Articles of Organization of Installation Technicians, LLC (incorporated by reference to Exhibit 3.13 to Dycom Investments, Inc.’s Registration Statement on Form S-4 filed with the SEC on December 8, 2005).

3.24	Certificate of Formation of Lambert’s Cable Splicing Company, LLC.*

3.25	Articles of Incorporation of Locating, Inc. (incorporated by reference to Exhibit 3.15 to Dycom Investments, Inc.’s Registration Statement on Form S-4 filed with the SEC on December 8, 2005).

3.26	Certificate of Formation of Midtown Express, LLC.*

3.27	Certificate of Formation of NeoCom Solutions Holdings, LLC.*

3.28	Articles of Incorporation of NeoCom Solutions, Inc.*

3.29	Certificate of Incorporation of Niels Fugal Sons Company of California, Inc.*

3.30	Certificate of Incorporation of North Sky Communications, Inc.*

3.31	Certificate of Incorporation of Parkside Site & Utility Company Corporation.*

3.32	Certificate of Formation of Parkside Utility Construction, LLC.*

3.33	Articles of Incorporation of Pauley Construction Inc.*

3.34	Articles of Incorporation of Point to Point Communications, Inc. (incorporated by reference to Exhibit 3.17 to Dycom Investments, Inc.’s Registration Statement on Form S-4 filed with the SEC on December 8, 2005).

3.35	Certificate of Formation of Precision Valley Communications of Vermont, LLC.*

3.36	Certificate of Incorporation of Prince Telecom of California, Inc.*

3.37	Certificate of Formation of Prince Telecom, LLC.*

3.38	Articles of Incorporation of Professional Teleconcepts, Inc. (incorporated in Illinois).*

3.39	Certificate of Incorporation of Professional Teleconcepts, Inc. (incorporated in New York).*

3.40	Certificate of Incorporation of RJE Telecom of California, Inc.*

3.41	Certificate of Formation of RJE Telecom, LLC.*

3.42	Articles of Organization of S.T.S., LLC (incorporated by reference to Exhibit 3.21 to Dycom Investments, Inc.’s Registration Statement on Form S-4 filed with the SEC on December 8, 2005).

3.43	Certificate of Incorporation of Spalj Construction Company.*

3.44	Certificate of Incorporation of Spectrum Wireless Solutions, Inc.*

3.45	Certificate of Incorporation of Tesinc of California, Inc.*

3.46	Certificate of Formation of Tjader, L.L.C.*

3.47	Articles of Incorporation of Trawick Construction Company, Inc.*

3.48	Articles of Incorporation of U G T I.*

3.49	Articles of Organization of UtiliQuest, LLC (incorporated by reference to Exhibit 3.23 to Dycom Investments, Inc.’s Registration Statement on Form S-4 filed with the SEC on December 8, 2005).

3.50	Certificate of Incorporation of VCI Construction, Inc.*

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3.51	Certificate of Incorporation of VCI Utility Services, Inc.*

3.52

Form of Agreement of Limited Liability Company for Ansco & Associates, LLC, Apex Digital, LLC, Broadband Express, LLC, Broadband Installation Services, LLC, C-2 Utility Contractors, LLC, Cable Connectors, LLC, CableCom, LLC, Cavo Broadband Communications, LLC, CertusView Leasing, LLC, Communications Construction Group, LLC, Ervin Cable Construction, LLC, Ivy H. Smith Company, LLC, Kanaan Communications, LLC, Lambert’s Cable Splicing Company, LLC, Midtown Express, LLC, NeoCom Solutions Holdings, LLC, Nichols Construction, LLC, Niels Fugal Sons Company, LLC, OSP Services, LLC, PBG Acquisition III, LLC, Precision Valley Communications of Vermont, LLC, Prince Telecom, LLC, RJE Telecom, LLC, Star Construction, LLC, Stevens Communications, LLC, TCS Communications, LLC, Tesinc, LLC, Triple-D Communications, LLC, Underground Specialties, LLC and White Mountain Cable Construction, LLC.*

3.53

Form of By-Laws for CCLC, Inc., CMI Services, Inc., Global Enercom Management, Inc., Golden State Utility Co., North Sky Communications, Inc., Parkside Site & Utility Company Corporation, Professional Teleconcepts, Inc. (incorporated in Illinois), Professional Teleconcepts, Inc. (incorporated in New York), Spalj Construction Company, Spectrum Wireless Solutions, Inc., Trawick Construction Company, Inc. and VCI Construction, Inc.*

3.54	Form of Bylaws for CableCom of California, Inc., Dycom Capital Management, Inc., Dycom Corporate Identity, Inc., Niels Fugal Sons Company of California, Inc., Prince Telecom of California, Inc., RJE Telecom of California, Inc. and Tesinc of California, Inc.*

3.55	Limited Liability Company Operating Agreement of Blair Park Services, LLC.*

3.56	Bylaws of Can-Am Communications, Inc. (incorporated by reference to Exhibit 3.6 to Dycom Investments, Inc.’s Registration Statement on Form S-4 filed with the SEC on December 8, 2005).

3.57	Amended and Restated Agreement of Limited Liability Company of Communication Services, LLC.*

3.58	Agreement of Limited Liability Company of Dycom Identity, LLC.*

3.59	By-laws of E A Technical Services, Inc.*

3.60	By-laws of Engineering Associates, Inc.*

3.61	Operating Agreement of Globe Communications, LLC (incorporated by reference to Exhibit 3.12 to Dycom Investments, Inc.’s Registration Statement on Form S-4 filed with the SEC on December 8, 2005).

3.62	Operating Agreement of Installation Technicians, LLC (incorporated by reference to Exhibit 3.14 to Dycom Investments, Inc.’s Registration Statement on Form S-4 filed with the SEC on December 8, 2005).

3.63	Bylaws of Locating, Inc. (incorporated by reference to Exhibit 3.16 to Dycom Investments, Inc.’s Registration Statement on Form S-4 filed with the SEC on December 8, 2005).

3.64	By-laws of NeoCom Solutions, Inc.*

3.65	Operating Agreement of Parkside Utility Construction, LLC.*

3.66	Bylaws of Pauley Construction Inc.*

3

3.67	By-laws of Point to Point Communications, Inc. (incorporated by reference to Exhibit 3.18 to Dycom Investments, Inc.’s Registration Statement on Form S-4 filed with the SEC on December 8, 2005).

3.68	Operating Agreement of S.T.S., LLC (incorporated by reference to Exhibit 3.22 to Dycom Investments, Inc.’s Registration Statement on Form S-4 filed with the SEC on December 8, 2005).

3.69	Limited Liability Company Operating Agreement of Tjader, L.L.C.*

3.70	Bylaws of U G T I.*

3.71	Third Amended and Restated Operating Agreement of UtiliQuest, LLC.*

3.72	By-laws of VCI Utility Services, Inc.*

4.1	Indenture, dated as of January 21, 2011, among Dycom Investments, Inc., Dycom Industries, Inc. and certain subsidiaries of Dycom Industries, Inc., as guarantors, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Dycom Industries, Inc.’s Current Report on Form 8-K filed with the SEC on January 24, 2011).

4.2	First Supplemental Indenture, dated as of January 28, 2011, among Dycom Investments, Inc., Dycom Industries, Inc. and certain subsidiaries of Dycom Industries, Inc., as guarantors, and U.S. Bank National Association, as trustee. **

4.3	Second Supplemental Indenture, dated as of December 12, 2012, among Dycom Investments, Inc., Dycom Industries, Inc. and certain subsidiaries of Dycom Industries, Inc., as guarantors, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Dycom Industries, Inc.’s Current Report on Form 8-K filed with the SEC on December 12, 2012).

4.4	Registration Rights Agreement, dated as of December 12, 2012, among Dycom Investments, Inc., Dycom Industries, Inc., certain subsidiaries of Dycom Industries, Inc., and Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the Initial Purchasers (incorporated by reference to Exhibit 4.2. to Dycom Industries, Inc.’s Current Report on Form 8-K filed with the SEC on December 12, 2012).

4.5	Third Supplemental Indenture, dated as of February 26, 2013, among Dycom Investments, Inc., Dycom Industries, Inc. and certain subsidiaries of Dycom Industries, Inc., as guarantors, and U.S. Bank National Association, as trustee.*

5.1	Opinion of Shearman & Sterling LLP as to the validity of the securities being offered.*

5.2	Opinion of Akerman Senterfitt, as to matters of Florida law.*

5.3	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, as to matters of Georgia and Tennessee law.*

5.4	Opinion of Brown & Bunch, PLLC, as to matters of North Carolina law.*

5.5	Opinion of Davis Wright Tremaine LLP, as to matters of Washington law.*

5.6	Opinion of Fennemore Craig, P.C., as to matters of Arizona law.*

5.7	Opinion of Kopecky Schumacher Bleakley Rosenburg PC, as to matters of Illinois law.*

5.8	Opinion of Liskow & Lewis, as to matters of Louisiana law.*

5.9	Opinion of Potter Anderson & Corroon LLP, as to matters of Delaware law.*

4

10.1	Credit Agreement, dated as of December 3, 2012, among Dycom Industries, Inc., as the Borrower, the subsidiaries of Dycom Industries, Inc. identified therein, certain lenders named therein, Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Book Managers, Wells Fargo Bank, National Association, as Syndication Agent, and Suntrust Bank, PNC Bank, National Association and Branch Banking and Trust Company, as Co-Documentation Agents (incorporated by reference to Exhibit 10.1 to Dycom Industries, Inc.’s Current Report on Form 8-K filed with the SEC on December 5, 2012).

12.1	Computation of Ratio of Earnings to Fixed Charges. **

21.1	Principal subsidiaries of Dycom Industries, Inc. **

23.1	Consent of Deloitte & Touche LLP. *

23.2	Consent of PricewaterhouseCoopers LLP. *

23.3	Consent of Shearman & Sterling LLP (included in Exhibit 5.1).

23.4	Consent of Akerman Senterfitt (included in Exhibit 5.2).

23.5	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (included in Exhibit 5.3).

23.6	Consent of Brown & Bunch, PLLC (included in Exhibit 5.4).

23.7	Consent of Davis Wright Tremaine LLP (included in Exhibit 5.5).

23.8	Consent of Fennemore Craig, P.C. (included in Exhibit 5.6).

23.9	Consent of Kopecky Schumacher Bleakley Rosenburg PC (included in Exhibit 5.7).

23.10	Consent of Liskow & Lewis (included in Exhibit 5.8).

23.11	Consent of Potter Anderson & Corroon LLP (included in Exhibit 5.9).

24.1	Powers of Attorney. **

25.1	Form T-1 Statement of Eligibility and Qualification under Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 25.1 to Dycom Investments, Inc.’s Registration Statement on Form S-4 filed with the SEC on March 25, 2011).

99.1	Form of Letter of Transmittal. **

99.2	Form of Notice of Guaranteed Delivery. **

99.3	Form of Letter to Clients. **

99.4	Form of Letter to Registered Holders. **

99.5	Form of Letter from Beneficial Owner. **

*	Filed herewith.
**	Previously filed.

5